                                  SCHEDULE 14A

                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

    PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                        1934

Filed by the Registrant    / X /
Filed by a Party other than the Registrant    /     /

Check the appropriate box:

/  X   /  Preliminary Proxy Statement
/      /  Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
/      /  Definitive Proxy Statement
/      /  Definitive Additional Materials
/      /  Soliciting Material Under Rule 14a-12

                       WESTIN HOTELS LIMITED PARTNERSHIP.
                       ----------------------------------
                  (Name of Registrant as Specified in Charter)

                                       N/A
                                       ---
      (Name of Persons Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/  X  /  No fee required.
/     /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11.

     1) Title of each class of securities to which transaction applies:
                                       N/A
     2) Aggregate number of securities to which transaction applies:
                                       N/A
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                       N/A
     4) Proposed maximum aggregate value of transaction:
                                       N/A
     5) Total fee paid:
                                       N/A

/ /  Fee paid previously with preliminary materials

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
                                       N/A
     2)  Form, Schedule or Registration Statement No.:
                                       N/A
     3)  Filing Party:
                                       N/A
     4)  Date Filed:
                                       N/A

                        WESTIN HOTELS LIMITED PARTNERSHIP
                             777 WESTCHESTER AVENUE
                          WHITE PLAINS, NEW YORK 10604
                                 March ___, 2000

Dear Limited Partners:

         WESTIN REALTY CORP., AS THE GENERAL PARTNER (THE "GENERAL PARTNER") OF WESTIN HOTELS LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP (THE "PARTNERSHIP"), REQUESTS YOUR WRITTEN CONSENT ON MATTERS DESCRIBED IN THE ENCLOSED CONSENT SOLICITATION STATEMENT. PLEASE REVIEW THE CONSENT SOLICITATION STATEMENT CAREFULLY. YOUR CONSENT IS IMPORTANT. THE GENERAL PARTNER BELIEVES THAT THE TRANSACTION DESCRIBED IN THE CONSENT SOLICITATION STATEMENT SHOULD BE COMPLETED BY MAY 31, 2000 IN ORDER TO POTENTIALLY MAXIMIZE DISTRIBUTIONS TO ALL LIMITED PARTNERS. CONSEQUENTLY, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED CONSENT CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, AND, IN ANY CASE, BEFORE APRIL 26, 2000.

         The Partnership, in its capacity as the sole limited partner of The Westin St. Francis Limited Partnership (the "Hotel Partnership"), has been asked by the general partner of the Hotel Partnership to consent to the sale by the Hotel Partnership of The Westin St. Francis Hotel (the "St. Francis") to BRE/St. Francis L.L.C. for $243 million in cash, subject to certain adjustments and prorations under the Purchase and Sale Agreement. The proposed sale is fully described in the accompanying Consent Solicitation Statement. After consummation of the proposed sale, the General Partner estimates that proceeds ultimately available for distribution to Limited Partners will be approximately $85 million, or $627 per Unit, assuming that the sale is completed by May 31, 2000.

         THE GENERAL PARTNER HAS ACTIVELY REVIEWED OPPORTUNITIES TO SELL OR REFINANCE THE PARTNERSHIP'S HOTEL PROPERTIES, INCLUDING THE ST. FRANCIS, AND HAS DETERMINED THAT THE PROPOSED SALE OF THE ST. FRANCIS IS IN THE BEST INTERESTS OF THE PARTNERSHIP AND THE LIMITED PARTNERS AT THIS TIME. ACCORDINGLY, THE GENERAL PARTNER IS PREPARED TO CAUSE THE PARTNERSHIP TO CONSENT TO THE PROPOSED SALE. THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIP REQUIRES THE WRITTEN CONSENT OF LIMITED PARTNERS HOLDING A MAJORITY OF THE OUTSTANDING UNITS TO AUTHORIZE THE GENERAL PARTNER'S GRANT OF CONSENT TO THE PROPOSED SALE ON BEHALF OF THE PARTNERSHIP (THE "PROPOSED AUTHORIZATION"). IF THE REQUISITE PERCENTAGE OF LIMITED PARTNERS DO NOT CONSENT TO THE PROPOSED AUTHORIZATION, THEN THE PROPOSED SALE OF THE ST. FRANCIS CANNOT OCCUR. THE GENERAL PARTNER RECOMMENDS THAT THE LIMITED PARTNERS USE THE ENCLOSED CONSENT CARD TO VOTE FOR THE PROPOSED AUTHORIZATION.

         Not voting on the Proposed Authorization will have the same effect as voting against it. We therefore urge you to complete, sign and date the enclosed consent card and return it in the enclosed postage-paid envelope at your earliest convenience. If you have any questions, or require assistance in voting your Units, please call D.F. King & Co., Inc., who is assisting us, at 1-888-246-5358.

                                   Sincerely,

                                   WESTIN REALTY CORP.
                                   General Partner

                                   /s/ ________________
                                   Alan M. Schnaid
                                   Vice President

         YOUR PARTICIPATION IN THE ACTION TO BE TAKEN BY WRITTEN CONSENT IS IMPORTANT. PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED CONSENT CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                        WESTIN HOTELS LIMITED PARTNERSHIP
                             777 WESTCHESTER AVENUE
                          WHITE PLAINS, NEW YORK 10604

                                     NOTICE
                          FOR ACTION BY WRITTEN CONSENT

To the Limited Partners:

         Attached to this notice is a Consent Solicitation Statement which solicits the written consent of the Limited Partners of Westin Hotels Limited Partnership, a Delaware limited partnership ("the Partnership"), to approve the transactions described in the Consent Solicitation Statement. To summarize such matters, the Partnership, in its capacity as the sole limited partner of The Westin St. Francis Limited Partnership (the "Hotel Partnership"), has been asked by the general partner of the Hotel Partnership to consent to the sale by the Hotel Partnership of The Westin St. Francis Hotel (the "St. Francis") pursuant to a Purchase and Sale Agreement dated as of January 18, 2000. The Purchase and Sale Agreement provides for the sale of the St. Francis for $243 million in cash, subject to certain adjustments and prorations. The Amended and Restated Agreement of Limited Partnership of the Partnership requires the prior written consent of Limited Partners holding a majority of the outstanding Units to authorize the General Partner's grant of consent to the proposed sale on behalf of the Partnership. Westin Realty Corp., as the general partner of the Partnership (the "General Partner"), recommends that the Partnership consent to the proposed sale. If the requisite percentage of Limited Partners do not consent to the proposed authorization, then the proposed sale of the St. Francis cannot occur.

         Only Limited Partners of record at the close of business on February 15, 2000, shall be entitled to give the above-referenced consent. The Limited Partners will not be entitled to dissenters' rights of appraisal under Delaware law or the Amended and Restated Agreement of Limited Partnership of the Partnership in connection with the proposed sale.

         Information regarding the proposed sale and related matters is contained in the attached Consent Solicitation Statement and the annexes thereto, which is incorporated by reference herein and forms a part of this notice.

         PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED CONSENT CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. IT IS IMPORTANT THAT YOUR INTERESTS BE REPRESENTED AND THAT YOUR CONSENT BE RECEIVED.

                                       By Order of the General Partner,

                                       WESTIN REALTY CORP.
                                       General Partner

                                       /s/ ________________
                                       Alan M. Schnaid
                                       Vice President

White Plains, New York
March ____, 2000

                        WESTIN HOTELS LIMITED PARTNERSHIP
                         CONSENT SOLICITATION STATEMENT
                  FOR LIMITED PARTNER ACTION BY WRITTEN CONSENT

         This Consent Solicitation Statement and the accompanying documents are being mailed to each limited partner (each, a "Limited Partner") of record as of February 15, 2000, holding limited partnership interests (each 1/135,600 of the total limited partnership interests, a "Unit") in Westin Hotels Limited Partnership, a Delaware limited partnership (the "Partnership"), in connection with the solicitation by Westin Realty Corp., a Delaware corporation and the general partner of the Partnership (the "General Partner"), of written consents of the Limited Partners.

         The written consents of the Limited Partners are being sought because the Partnership, as the sole limited partner of The Westin St. Francis Limited Partnership (the "Hotel Partnership"), has been asked by the general partner of the Hotel Partnership (the "Hotel General Partner") to consent to the sale by the Hotel Partnership of the Westin St. Francis Hotel (the "St. Francis") pursuant to a Purchase and Sale Agreement dated as of January 18, 2000. The Purchase and Sale Agreement provides for the sale of the St. Francis for $243 million in cash, subject to certain adjustments and prorations (the "Proposed Sale"). The Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") requires the written consent of Limited Partners holding a majority of the outstanding Units to authorize the General Partner's consent to the Proposed Sale on behalf of the Partnership (the "Proposed Authorization"). If the requisite percentage of Limited Partners do not consent to the Proposed Authorization, then the Proposed Sale cannot occur.

         After actively marketing the St. Francis, the Hotel Partnership conditionally accepted a bid for $245 million in cash from Blackstone Real Estate Acquisitions III L.L.C. ("Blackstone"), an affiliate of The Blackstone Group. Blackstone's due diligence concerning the St. Francis identified a shortfall in forecasted cash flow for 1999. The parties subsequently negotiated a definitive sale agreement for $243 million and the Hotel Partnership entered into the Purchase and Sale Agreement with Blackstone's affiliate, BRE/St. Francis L.L.C., a Delaware limited liability company (the "Purchaser"). The Partnership had the St. Francis appraised in March 1999 for $229.9 million, and has received a fairness opinion stating that the Proposed Sale is fair, from a financial point of view, to the Limited Partners.

         If the requisite percentage of Limited Partners consent to the Proposed Authorization and the Proposed Sale is consummated, the General Partner estimates that proceeds ultimately available for distribution to the Limited Partners following the completion of the sale will be approximately $85 million, or $627 per Unit, assuming that the sale is completed by May 31, 2000. See "THE PROPOSED SALE-Distributions." Certain Limited Partners that are non-residents of the State of California will be subject to California withholding, which will reduce the cash distribution paid to such Limited Partners. See "THE PROPOSED SALE-Certain Federal Income Tax Consequences." The actual amount of net proceeds to be derived from the Proposed Sale and distributable to the Limited Partners will not be known until after closing of the sale and liquidation of the Hotel Partnership, and no assurance may be given that the Partnership's or Hotel Partnership's obligations, or any reserves against future obligations, will not exceed current expectations or that the total amount of distributions will be equal to the estimates specified herein.

         Enclosed with this Consent Solicitation Statement is a Notice For Action by Written Consent together with a written consent card for your signature. Failure to return a properly executed and dated consent card will have the same effect as a vote against the Proposed Authorization. Any person who has given consent pursuant to this solicitation may revoke it by delivering to the General Partner a written notice stating that the consent is revoked. In order to be effective, the revocation must be delivered prior to the date that the General Partner, acting for and on behalf of the Partnership, grants to the Hotel General Partner the consent of the Partnership to the Proposed Sale. If no instructions are indicated on a properly executed and dated consent card, it will be deemed a vote "FOR" the Proposed Authorization. As of February 15, 2000, there were approximately 7,643 Limited Partners of record with 135,600 Units issued and outstanding. In order for the Proposed Authorization to be approved, Limited Partners holding a majority of the outstanding Units must consent to the Proposed Authorization. In determining whether the General Partner has received the requisite number of affirmative votes for the Proposed Authorization, abstentions will have the same effect as a vote against the Proposed Authorization.

         This Consent Solicitation Statement is first being mailed to Limited Partners on or about March [15], 2000.

            The date of this Consent Solicitation Statement is March___, 2000.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
SUMMARY...........................................................................................................1
       The Partnerships...........................................................................................1
       The St. Francis............................................................................................1
       The Proposed Sale..........................................................................................3
       Recommendation of the General Partner......................................................................3
       Summary of Tax Consequences................................................................................3
       Forward-Looking Statements.................................................................................4

THE WRITTEN CONSENTS..............................................................................................5

       General....................................................................................................5
       Record Date and Outstanding Units; Voting Rights; No Market................................................5
       Majority Vote Required.....................................................................................5
       Voting and Revocation of Consents..........................................................................6
       Absence of Dissenters'Rights of Appraisal; Effect of Vote For Proposed Sale................................6
       Solicitation of Consents...................................................................................6

UNAUDITED PRO FORMA FINANCIAL DATA................................................................................7

SELECTED FINANCIAL DATA..........................................................................................12

THE PROPOSED SALE................................................................................................13

       Overview..................................................................................................13
       Background of and Reasons for the Proposed Sale...........................................................13
       Recommendation of the General Partner.....................................................................15
       Fairness Opinion..........................................................................................16
       Distributions.............................................................................................22

CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........................................................................24

       Gain on Sale..............................................................................................24
       Cash Distributions........................................................................................24
       Passive Activity Losses...................................................................................25
       California Income Taxes...................................................................................25
       Tax-Exempt Limited Partners...............................................................................25
       Estimated Taxable Gain and Income.........................................................................25
       Accounting Treatment......................................................................................26

THE PURCHASE AND SALE AGREEMENT..................................................................................27

       The Purchase and Sale.....................................................................................27
       Representations and Warranties............................................................................27
       Covenants.................................................................................................28
       Conditions Precedent......................................................................................28
       Prorations and Apportionments.............................................................................29
       Termination...............................................................................................29
       Casualty And Condemnation.................................................................................30


                                      i




INTERESTS OF CERTAIN PERSONS IN THE PROPOSED SALE................................................................31

       General Partner...........................................................................................31
       D.F. King & Co., Inc......................................................................................31

WHERE YOU CAN FIND ADDITIONAL INFORMATION........................................................................32


ANNEX A:  PURCHASE AND SALE AGREEMENT

ANNEX B:  FAIRNESS OPINION

                                    SUMMARY

THE PARTNERSHIPS

         Westin Hotels Limited Partnership (the "Partnership") and its subsidiary limited partnerships, The Westin St. Francis Limited Partnership (the "Hotel Partnership") and The Westin Chicago Limited Partnership, each a Delaware limited partnership, were formed on April 25, 1986 for the purpose of acquiring two hotels, The Westin St. Francis in San Francisco, California and The Westin Michigan Avenue, Chicago in downtown Chicago, Illinois.

         The Westin St. Francis and The Westin Michigan Avenue, Chicago have been managed as part of Westin's international hotel system since 1945 and 1964, respectively. Westin Realty Corp. (the "General Partner") is the sole general partner of the Partnership, St. Francis Hotel Corporation is the sole general partner (the "Hotel General Partner") of (the Hotel Partnership), and 909 North Michigan Avenue Corporation is the sole general partner of The Westin Chicago Limited Partnership. Each general partner is a subsidiary of Starwood Hotels & Resorts Worldwide, Inc. ("Starwood").

THE ST. FRANCIS

         The Hotel Partnership's property consists solely of The Westin St. Francis in San Francisco, California (the "St. Francis"). The St. Francis is a first-class hotel located in a premier central urban location, providing guests with convenient access to business districts, shopping areas and convention facilities.

         DESCRIPTION. The St. Francis has 1,192 guest rooms (including 77 suites), with 613 rooms in the main building and 579 rooms in the 32-story tower, and 33 meeting and banquet rooms. The St. Francis has a full-service restaurant, The St. Francis Cafe; a lounge, the Compass Rose; and a pub, Dewey's. The St. Francis offers concierge services and has a business center and a complimentary health and fitness center. Jewelry and gift boutiques, clothing shops, specialty stores, an art gallery, a florist and a hair salon are all available within the St. Francis, as well as an underground valet parking garage with 217 spaces.

         LOCATION. The St. Francis is located on historic Union Square, a premier shopping district in downtown San Francisco, approximately 12 miles north of the San Francisco International Airport and within easy walking distance of the George R. Moscone Convention Center, Chinatown, numerous theaters and restaurants, and the central business and financial district of San Francisco. The world-famous San Francisco cable cars stop directly in front of the St. Francis.

         LOANS. On August 21, 1986, Teacher Retirement System of Texas ("TRST") refinanced a mortgage loan in the amount of $83.3 million with respect to the St. Francis. The St. Francis was acquired subject to this mortgage loan. On June 2, 1994, the General Partner, on behalf of the Partnership, successfully completed a restructuring of the mortgage loan and entered into a restructuring agreement with the lender. On May 27, 1997, a second restructuring agreement modifying the existing mortgage loan on the St. Francis was completed. The modifications to the mortgage loan consisted primarily of (1) a reduction of the effective annual interest rates from 10.00% and 10.25% to 8.85%, (2) an extension of the loan maturity date from August 26, 2001 to November 30, 2006 and (3) revisions of prepayment penalties from 1.25% of the principal amount repaid to an amount (for any sale of the hotel to an unaffiliated party before August 31, 2001) based on a formula for calculating the present value of the remaining principal and interest payments scheduled to have been made. As of September 30, 1999, the balance of the mortgage loan relating to the St. Francis was $91.5 million. Under the terms of the mortgage loan, if the loan is repaid in May 2000 a prepayment penalty of approximately $6.2 million will be payable, along with the outstanding principal and accrued interest, upon closing of the sale of the St. Francis.

         In conjunction with the restructuring of the mortgage loan in 1994, the General Partner loaned the Partnership $25 million to fund capital improvements to the St. Francis and The Westin Michigan Avenue, Chicago, of which $20 million was contributed to the Hotel Partnership for capital improvements for the St. Francis. The loan is subordinate to the loan with TRST. The annual interest rate on the subordinated loan is the prime rate quoted from time to time by the Bank of America plus 1%. At September 30, 1999, the subordinated loan from the General Partner to the Partnership totaled $39.3 million. Of that amount $31.4 million represents the portion of the loan attributable to the St. Francis, which includes $11.4 million of accrued interest. Upon sale of the St. Francis the portion of the loan attributable to the St. Francis will be payable in full. See "THE PROPOSED SALE-Estimated Use of Proceeds from the Proposed Sale," and "INTERESTS OF CERTAIN PERSONS IN THE PROPOSED SALE-General Partner."

         MANAGEMENT AGREEMENT. The St. Francis is currently operated as part of the Westin international system of hotels pursuant to a management agreement initially entered into on August 21, 1986 between the General Partner, the Partnership, the Hotel General Partner, and the Hotel Partnership, as the owners of the St. Francis, and the Westin Hotel Company, as hotel manager. When Starwood acquired the Westin Hotel Company in 1998, the Westin Hotel Company was merged into one of Starwood's affiliates and the Westin Hotel Company assigned the management agreement to the Hotel General Partner. The management agreement does not terminate until 2026 without the consent of all parties, absent a breach or default by a party or other extraordinary event specified in the agreement.

         The management agreement provides for a base management fee equal to 3.5% of annual gross revenues of the St. Francis payable by the Hotel Partnership to the hotel manager out of cash flow from the operations of the hotel. This fee is payable prior to the distribution of cash to the partners of the Hotel Partnership, including the Partnership as the sole limited partner of the Hotel Partnership.

         The management agreement also provides for an incentive management fee, which is currently equal to 20% of the net operating cash flow (as defined in the management agreement) of the Partnership. The incentive management fee is payable by the Hotel Partnership in proportion to the positive amount of the Hotel Partnership's contribution to the Partnership's net operating cash flow. Payment of the incentive management fee in any year depends on the amount of distributable net cash flow of the Partnership and is subordinated to the payment to the Limited Partners of a preferred distribution of such cash flow. Unpaid incentive management fees are deferred. All current and deferred incentive management fees attributable to the Hotel Partnership due and payable to the hotel manager from the proceeds received by the Partnership from the sale of the St. Francis and before any distribution of such proceeds to the Limited Partners. See "THE PROPOSED SALE-Distributions." At September 30, 1999 the amount of all current and deferred incentive management fees attributable to the Hotel Partnership was $23.5 million.

         The General Partner has been actively reviewing opportunities to sell the Partnership's hotel properties, including the St. Francis, as required by the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"). In connection therewith, the management agreement was amended in September 1999 to clarify certain ambiguities regarding the payment of the incentive management fees subsequent to a sale by the Partnership and Hotel Partnership of one or both of the Partnership's hotel properties. The amendment provides a formula for payment of the incentive management fee following the sale of one or both of the hotels that will be based on the individual net operating cash flows of the hotels rather than on a pooled basis.

         The proposed sale of the St. Francis described below includes the assignment of the current management agreement to the purchaser. See "INTERESTS OF CERTAIN PERSONS IN THE PROPOSED SALE-General Partner."

THE PROPOSED SALE

         After actively marketing the St. Francis, the Hotel Partnership conditionally accepted a bid for $245 million in cash from Blackstone Real Estate Acquisitions III L.L.C. During due diligence, Blackstone identified a shortfall of projected cash flow for 1999, and the Hotel Partnership subsequently entered into a Purchase and Sale Agreement (the "Purchase and Sale Agreement") dated as of January 18, 2000 with BRE/St. Francis L.L.C. ("the Purchaser"), an affiliate of Blackstone, for the sale of the St. Francis for $243 million in cash, subject to certain adjustments and prorations (the "Proposed Sale"). The Purchaser will assume all of the obligations of the Hotel Partnership under the management agreement from and after completion of the Proposed Sale. The General Partner estimates that proceeds ultimately available for distribution to the Limited Partners after payment of loans, accrued incentive management fees and costs and expenses will be approximately $85 million, or $627 per Unit, assuming that the Proposed Sale is completed by May 31, 2000. See "THE PROPOSED SALE-Distributions." Certain Limited Partners that are non-residents of the State of California will be subject to California withholding, which will reduce the cash distributions paid to such Limited Partners. See "THE PROPOSED SALE-Certain Federal Income Tax Consequences." The amount of net proceeds ultimately derived from the Proposed Sale and distributable to the Limited Partners will not be known until some time after closing of the Proposed Sale and liquidation of the Hotel Partnership, and no assurance may be given that either the Partnership's or Hotel Partnership's obligations, or reserves against future obligations, will not exceed current expectations or that the total amount of distributions will be equal to the estimates specified herein.

RECOMMENDATION OF THE GENERAL PARTNER

         As required by the Partnership Agreement, the General Partner has actively reviewed opportunities to sell or refinance the hotel properties, including the St. Francis, and has determined that the proposed sale of the St. Francis is in the best interests of the Partnership and the Limited Partners at this time. The Partnership Agreement requires the written consent of Limited Partners holding a majority of the outstanding Units to authorize the General Partner's consent to the Proposed Sale on behalf of the Partnership (the "Proposed Authorization"). If the requisite percentage of Limited Partners do not consent to the Proposed Authorization, then the Proposed Sale cannot occur. THE GENERAL PARTNER RECOMMENDS THAT THE LIMITED PARTNERS USE THE ENCLOSED CONSENT CARD TO VOTE "FOR" THE PROPOSED AUTHORIZATION.

SUMMARY OF TAX CONSEQUENCES

         The Proposed Sale will constitute a taxable event and will result in the Limited Partners recognizing a gain, a portion of which may be ordinary income from the recapture of depreciation.

         Based upon the description of the Proposed Sale contained in this Consent Solicitation Statement and assuming the Proposed Sale is completed by May 31, 2000, the estimated gain in 2000 for federal income tax purposes is approximately $[801] per Unit, characterized as ordinary income as a result of the recapture of prior depreciation deductions. See "THE PROPOSED SALE-Certain Federal Income Tax Consequences." The balance of such gain is expected to constitute a "Section 1231" gain, which will be treated as a long-term capital gain in the hands of a Limited Partner if the Limited Partner's "Section 1231" gains exceed its "Section 1231" losses.

         THE ESTIMATES OF TAXABLE INCOME AND GAIN PROVIDED HEREIN ARE HYPOTHETICAL AMOUNTS BASED UPON A NUMBER OF ASSUMPTIONS THAT MAY NOT BE CORRECT FOR ANY GIVEN LIMITED PARTNER AND ARE PRELIMINARY AND FOR ILLUSTRATIVE PURPOSES ONLY. THESE ASSUMPTIONS INCLUDE THE SALE DATE, ESTIMATED

CLOSING AND HOTEL PARTNERSHIP LIQUIDATION COSTS, AND ACTUAL OPERATING RESULTS THROUGH SALE. THE COMPUTATION ASSUMES SELLING COSTS AT 1.2% OF THE SALES PRICE, AND OPERATIONS COMPARABLE TO THE FIRST NINE MONTHS OF 1999. THUS, THE ACTUAL INCOME AND GAIN RECOGNIZED BY ANY LIMITED PARTNER CANNOT BE DETERMINED WITH CERTAINTY, IS LIKELY TO VARY FOR ANY SPECIFIC LIMITED PARTNER, AND MAY BE SIGNIFICANTLY GREATER OR LESS THAN THAT DESCRIBED HEREIN. RULINGS AND OPINIONS HAVE NOT AND WILL NOT BE REQUESTED FROM THE INTERNAL REVENUE SERVICE OR PROVIDED BY COUNSEL TO THE PARTNERSHIP WITH RESPECT TO THE MATTERS DISCUSSED HEREIN. CONSEQUENTLY, LIMITED PARTNERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE PROPOSED SALE IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. SEE "THE PROPOSED SALE-CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

FORWARD-LOOKING STATEMENTS

         Forward-looking statements contained in this Consent Solicitation Statement include, but are not limited to, statements relating to the Partnership's objectives, strategies and plans, and all statements (other than statements of historical fact) that address actions, events or circumstances that the Partnership or its management expects, believes or intends will occur in the future. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated at the time the forward-looking statements are made, including, without limitation, risks and uncertainties associated with the following:

          -    delay in the Proposed Sale beyond May 31, 2000;

          - actual costs associated with the Proposed Sale, including Hotel Partnership liquidation costs;

          - actual results of the St. Francis hotel operations since September 30, 1999 through the sale;

          -    the availability of capital for renovations;

          -    competition within the lodging industry;

          -    the cyclicality of the hotel business;

          -    general real estate and economic conditions;

          -    impact of the Year 2000 issue; and

          - the other risks and uncertainties set forth in the annual, quarterly and current reports of the Partnership.

         The Partnership undertakes no obligation to publicly update or revise any forward-looking statement to reflect current or future events.

                              THE WRITTEN CONSENTS

GENERAL

         The purpose of soliciting the written consents is to authorize the General Partner to grant the Hotel General Partner the consent of the Partnership to the Proposed Sale.

RECORD DATE AND OUTSTANDING UNITS; VOTING RIGHTS; NO MARKET

         Only Limited Partners of record at the close of business on February 15, 2000, shall be entitled to notice of and to give consent to the Proposed Authorization. As of the record date, there were approximately 7,643 Limited Partners of record with 135,600 Units issued and outstanding. Neither the General Partner nor any of its affiliates are the beneficial owners of any Units. To the General Partner's knowledge, no officer or director of the General Partner owned any Units. Each Limited Partner shall be entitled to cast one vote per Unit owned by such Limited Partner. Neither the General Partner nor any of its affiliates shall be permitted to direct the vote of any Units, but any individual officer, director or stockholder of the General Partner or its affiliates who holds any Units in an individual capacity shall be entitled to vote the Units held in such individual capacity. No established trading market exists for the Units.

         As of February 15, 2000, no person or group of related persons was known by the Partnership to be the beneficial owner of more than 5% of the Units, except as listed below:

                                NUMBER OF UNITS           PERCENTAGE OF
       NAME                    BENEFICIALLY OWNED        OUTSTANDING UNITS

       Kalima Investors, LLC        12,030(1)                 8.87%

(1) Based on information reported in a Schedule 13D/A filed by the beneficial owner and its affiliate with the Securities and Exchange Commission on April 23, 1999.

MAJORITY VOTE REQUIRED

         The General Partner may not consent to the Proposed Sale on behalf of the Partnership without the affirmative vote of Limited Partners who collectively hold more than 50% of the outstanding Units. In accordance with the Partnership Agreement, any consent to the Proposed Authorization may be given in writing by the consenting Limited Partner and received by the General Partner at or prior to the date that the General Partner, acting for and on behalf of the Partnership, grants to the Hotel General Partner the consent of the Partnership to the Proposed Sale (the "Granting Date"). Any consent to the Proposed Authorization given by a consenting Limited Partner may be revoked by such Limited Partner at any time prior to the Granting Date by delivering written notice of such revocation to the General Partner stating that the consent is revoked.

         The Proposed Authorization will be deemed to have been approved at the earliest time after the date of this Consent Solicitation Statement at which the General Partner has received consents that have not previously been revoked representing the approval of Limited Partners holding a majority of the Units outstanding on the record date, provided that such approval is received on or prior to April 26, 2000 (the "Termination Date"). If sufficient written consents have not been received by the Termination Date, the General Partner reserves the right to extend the solicitation of written consents made hereby, except that such solicitation shall not be extended beyond the date 60 days after the earliest dated consent is received by the General Partner. Any election to extend this consent solicitation will be made by the General Partner by news release or other similar public announcement.

VOTING AND REVOCATION OF CONSENTS

         The Limited Partners are being requested to indicate approval of and consent to the Proposed Authorization by checking the appropriate boxes on the enclosed consent card and by dating and executing the consent card. A complete description of the Proposed Sale has not been set forth on the consent card itself due to space limitations. Nevertheless, signing and indicating approval and consent on the consent card will be deemed to be approval of and written consent to the Proposed Authorization. IN DETERMINING WHETHER THE PROPOSED AUTHORIZATION HAS RECEIVED THE REQUISITE NUMBER OF AFFIRMATIVE VOTES, ABSTENTIONS WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSED AUTHORIZATION. A Limited Partner who has executed and returned a consent card may revoke it at any time prior to the Granting Date by delivering to the General Partner a written notice stating that the consent is revoked.

ABSENCE OF DISSENTERS' RIGHTS OF APPRAISAL; EFFECT OF VOTE FOR PROPOSED SALE

         The Limited Partners are not entitled to dissenters' rights of appraisal under the Delaware Revised Uniform Limited Partnership Act or the Partnership Agreement in connection with the matters to be voted on in this request for written consents. A vote for the Proposed Authorization may preclude a Limited Partner from subsequently bringing suit against the Partnership or the General Partner in connection with the Proposed Sale.

SOLICITATION OF CONSENTS

         Consents are being solicited hereby by the General Partner on behalf of the Partnership. The Partnership will bear the cost of the solicitation of consents from the Limited Partners. In addition to solicitation by mail, directors, officers, employees and agents of the General Partner may solicit consents from Limited Partners in person, by telephone or facsimile, or by other means of communication. Such directors, officers, employees and agents will not be additionally compensated for such solicitation but may be reimbursed for the reasonable out-of-pocket expenses incurred in connection therewith. The Partnership has retained D.F. King & Co., Inc. to assist in the solicitation of consents, for which D.F. King & Co., Inc. will receive a fee of $6,500, plus out-of-pocket expenses.

                       UNAUDITED PRO FORMA FINANCIAL DATA

         The following unaudited pro forma financial information is intended to give the Limited Partners a view of what the Partnership's business might have looked like had the St. Francis been sold and the net proceeds distributed to the Limited Partners (1) on September 30, 1999 for purposes of the pro forma condensed consolidated balance sheet items, and (2) on January 1, 1998 for purposes of the pro forma condensed consolidated statements of income.

         The information is presented for illustrative purposes only, and therefore, is not necessarily indicative of the operating results and financial position that might have been achieved had the Proposed Sale occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position that may occur in the future. In particular, the estimated net proceeds from the sale and related pro forma adjustments are based on and subject to a number of assumptions and uncertainties. For further discussion of the factors which may affect the net sale proceeds and future operating results of the Partnership generally, see "SUMMARY-Forward-Looking Statements" and "THE PROPOSED SALE-Distributions." The unaudited pro forma financial information should be read in conjunction with the historical financial statements and notes thereto of the Partnership incorporated by reference herein.


                   Contents                                                                        Page No.
                                                                                                   --------
       Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1999 ...........................8
       Pro Forma Condensed Consolidated Statement of Income for the Nine Month Period
            Ended September 30, 1999 .....................................................................9
       Pro Forma Condensed Consolidated Statement of Income for the Year Ended
            December 31, 1998............................................................................10
       Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements..........................11


                        WESTIN HOTELS LIMITED PARTNERSHIP
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                        (IN THOUSANDS, EXCEPT UNIT DATA)
                                   (UNAUDITED)


                                                                       ST. FRANCIS              PRO FORMA
                                                 SEPTEMBER 30,          PRO FORMA             SEPTEMBER 30,
                                                      1999             ADJUSTMENTS                1999
                                              --------------------     -----------            ------------
                   ASSETS

Cash and cash equivalents                        $      38,180        $     240,000     (a)      $      38,180
                                                                           (101,944)    (b)
                                                                            (31,370)    (c)
                                                                            (23,545)    (d)
                                                                            (83,141)    (e)
Net receivables                                         13,395               (9,105)    (a)              4,290
Other current assets                                     1,777               (1,481)    (a)                296
                                                 -------------        --------------             -------------
   Total current assets                                 53,352              (10,586)                    42,766

Property & equipment, net                              236,463             (173,098)    (a)             63,365
Other assets                                             6,365                 (504)    (a)              5,693
                                                                               (168)    (f)
                                                 -------------        --------------             -------------
                                                 $     296,180        $    (184,356)             $     111,824
                                                 =============        ==============             =============

LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

Current maturities of long-term obligations      $       1,843        $        (220)    (a)      $         412
                                                                             (1,211)    (b)

Accounts payable and accrued expenses                   16,540               (7,749)    (a)              8,791
Payable to General Partner and affiliates                3,624                 (689)    (a)                834
                                                                             (2,101)    (d)
Other current liabilities                                2,438               (1,788)    (a)                650
                                                 -------------        --------------             -------------
   Total current liabilities                            24,445              (13,758)                    10,687

Long-term obligations                                  126,418                 (502)    (a)             31,902
                                                                            (94,014)    (b)
Long-term obligation to General Partner                 39,324              (31,370)    (c)              7,954
Deferred incentive management fees
   payable to General Partner                           28,168              (21,444)    (d)              6,724
                                                 -------------        --------------             -------------
Total liabilities                                      218,355             (161,088)                    57,267

Minority interests                                       4,163                  668     (a)              4,829
                                                                                 (2)    (f)
Partners' capital (deficit)
   General Partner                                      (2,765)                 661     (a)             (2,106)
                                                                                 (2)    (f)
   Limited Partners (135,600 Units issued
    and outstanding)                                    76,427               65,431     (a)             51,834
                                                                             (6,719)    (b)
                                                                            (83,141)    (e)

                                                                               (164)    (f)
                                                 -------------        --------------             -------------
Total Partners' capital                                 73,662              (23,934)                    49,728
                                                 -------------        --------------             -------------
                                                 $     296,180        $    (184,356)             $     111,824
                                                 =============        ==============             =============


The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statement.

                        WESTIN HOTELS LIMITED PARTNERSHIP
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)
                                   (UNAUDITED)


                                                                       ST. FRANCIS                 PRO FORMA
                                              NINE MONTHS ENDED         PRO FORMA              NINE MONTHS ENDED
                                             SEPTEMBER 30, 1999        ADJUSTMENTS            SEPTEMBER 30, 1999
                                             ------------------        -----------            ------------------
Operating revenues                             $     114,414          $     (81,663)    (g)      $      32,751
Operating expenses                                    91,928                (64,011)    (g)             27,917
                                               -------------          --------------             -------------
  Operating profit                                    22,486                (17,652)                     4,834
Other expenses, net                                    9,222                 (7,758)    (h)              1,464
                                               -------------          --------------             -------------
  Income before minority interests                    13,264                 (9,894)                     3,370
Minority interests                                       182                   (117)    (i)                 65
                                               -------------          --------------             -------------
  Net income                                   $      13,082          $      (9,777)             $       3,305
                                               =============          ==============             =============

Net income per Unit                            $       96.47                                     $       24.37
                                               =============                                     =============

Units outstanding                                    135,600                                           135,600
                                               =============                                     =============


The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statement.

                        WESTIN HOTELS LIMITED PARTNERSHIP
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)
                                   (UNAUDITED)


                                                                       ST. FRANCIS                 PRO FORMA
                                                 YEAR ENDED             PRO FORMA                 YEAR ENDED
                                              DECEMBER 31, 1998        ADJUSTMENTS             DECEMBER 31, 1998
                                              -----------------       ------------             -----------------

Operating revenues                             $     144,236          $    (100,015)    (g)    $        44,221
Operating expenses                                   113,862                (78,916)    (g)             34,946
                                               -------------          --------------             -------------
  Operating profit                                    30,374                (21,099)                     9,275
Other expenses, net                                   12,193                (10,295)    (h)              1,898
                                               -------------          --------------             -------------
  Income before minority interests                    18,181                (10,804)                     7,377
Minority interests                                       248                   (134)    (i)                114
                                               -------------          --------------             -------------
  Net income                                   $      17,933          $     (10,670)             $       7,263
                                               =============          ==============             =============

Net income per Unit                            $      132.25                                     $       53.56
                                               =============                                     =============

Units outstanding                                    135,600                                           135,600
                                               =============                                     =============

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statement.

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

(1)      Basis of Accounting

The unaudited pro forma financial statements give effect to the Proposed Sale for an aggregate sale price of $243 million in cash. The costs to sell the St. Francis are anticipated to be approximately $3 million. The pro forma condensed consolidated financial information should be read in conjunction with the audited historical consolidated financial statements and the related notes thereto of the Partnership.

(2) Pro Forma Condensed Consolidated Balance Sheet and Pro Forma Condensed Consolidated Statements of Income (in thousands)

         The accompanying pro forma adjustments reflect adjustments for the following items:

         (a) To record the sale of the St. Francis reflecting the removal of the net assets, the receipt of the net sale proceeds, and the allocation of the gain to the minority interests, General Partner and Limited Partners as follows:


                Sales Price                                    $ 243,000
                Closing Costs                                     (3,000)
                                                       ------------------
                     Net Cash Proceeds                           240,000
                Net Assets of St. Francis                       (173,240)
                                                       ------------------
                     Gain on Sale                              $  66,760
                                                       ==================
                Allocated as follows:
                     Minority interests                          $   668
                     General Partner                                 661
                     Limited Partners                             65,431
                                                       ------------------
                                                               $  66,760
                                                       ==================

         (b) To reflect the retirement of a mortgage loan in favor of TRST, of $101,944, including principal, accrued interest, unamortized discount and the prepayment penalty, calculated in accordance with Section 1.6 of the Second Amendment to Promissory Note between TRST and the Partnership.
         (c) To reflect the payment of $31,370 of principal and accrued interest under the subordinated loan made by the General Partner to fund the capital improvements to the St. Francis.
         (d) To reflect payment of $23,545 of deferred incentive management fees related to the St. Francis due to the St. Francis Hotel Corporation, as hotel manager.
         (e) Distribution of remaining cash proceeds of $83,141 to the Limited Partners.
         (f) To reflect the write-off of deferred charges associated with the mortgage loan totaling $168 and related allocation of $2, $2 and $164 to minority interests, General Partner and Limited Partners, respectively.
         (g) To reflect the exclusion of the St. Francis' operating revenues and operating expenses for the periods presented.
         (h) Interest expense incurred by St. Francis primarily related to the mortgage loan and the subordinated note payable to the General Partner. Interest expense for the St. Francis has been eliminated for the periods presented as if the debt was paid off at the beginning of each period presented.
         (i) To reflect the exclusion of minority interests in net income associated with the St. Francis.

                             SELECTED FINANCIAL DATA

         The following selected financial information at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 has been derived from the consolidated financial statements included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated by reference in this Consent Solicitation Statement, which have been audited by Arthur Andersen LLP, independent auditors. The selected financial information as of December 31, 1996, 1995, and 1994 and for each of the two years in the period ended December 31, 1995 are derived from the Partnership's audited financial statements not incorporated by reference in this Consent Solicitation Statement. The financial statements as of and for the nine months ended September 30, 1999 and 1998, incorporated by reference herein, are unaudited but, in the opinion of management, include all adjustments (consisting only of normal, recurring adjustments) considered necessary for a fair presentation. The results of operations for the nine months ended September 30, 1999 are not necessarily indicative of the results to be expected for the full fiscal year. The following selected financial information set forth below is qualified by reference to, and should be read in conjunction with, the financial statements, the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference.


                                  NINE MONTHS ENDED
                                     SEPTEMBER 30,                            YEAR ENDED DECEMBER 31,
                                  -------------------      ----------------------------------------------------------
                                  1999        1998         1998          1997         1996         1995          1994
                                  ----        ----         ----          ----         ----         ----          ----
                                       (UNAUDITED)
                                                                 (DOLLARS IN THOUSANDS)
Operating revenues:
  Rooms......................   $  72,804   $  69,821   $  94,724     $  83,600    $  73,375    $  60,963     $  60,251
  Food and beverage..........      32,179      26,061      37,354        32,793       27,477       27,124        30,611
  Other operating departments       9,431       9,364      12,158        10,660       10,098        9,157         8,526
                                ---------   ---------   ---------     ---------    ---------    ---------     ---------

Total operating revenues.....     114,414     105,246     144,236       127,053      110,950       97,244        99,388
                                ---------   ---------   ---------     ---------    ---------    ---------     ---------

Operating expenses:
  Rooms......................      18,771      18,757      25,493        22,162       19,631       17,931        18,511
  Food and beverage..........      25,322      19,357      26,946        24,866       21,963       22,842        25,637
  Administrative, general and
    marketing................      14,037      14,604      19,857        18,022       16,265       15,079        15,082
  Management fees............       9,104       7,021       9,949         8,554        5,672        2,188         5,309
  Other......................      24,694      23,687      31,617        30,990       27,520       25,210        22,393
                                ---------   ---------   ---------     ---------    ---------    ---------     ---------

Total operating expenses:          91,928      83,426     113,862       104,594       91,051       83,250        86,932
                                ---------   ---------   ---------     ---------    ---------    ---------     ---------

Operating profit.............   $  22,486   $  21,820   $  30,374     $  22,459    $  19,899    $  13,994     $  12,456
                                =========   =========   =========     =========    =========    =========     =========

Net income...................   $  13,082   $  12,047   $  17,933     $   9,691    $   6,978    $   1,713     $   1,444
Net income per Unit..........   $   96.47   $   88.84   $  132.25     $   71.47    $   51.46    $   12.63     $   10.65
Total assets.................   $ 296,180   $ 282,692   $ 285,661     $ 269,785    $ 263,148    $ 246,698     $ 234,293
Long-term obligations........   $ 165,742   $ 164,522   $ 165,050     $ 162,989    $ 157,880    $ 153,760     $ 141,659
Deferred incentive management
  fees.......................   $  28,168   $  24,627   $  25,618     $  22,281    $  19,425    $  16,249     $  16,249
Distributions paid per Unit..   $   71.25   $   71.25   $   95.00     $   95.00    $  ---       $  ---        $  ---


                                THE PROPOSED SALE

OVERVIEW

         If the requisite percentage of Limited Partners consent to the Proposed Authorization, the Hotel Partnership will sell the St. Francis to the Purchaser for a purchase price in cash of $243 million. In connection with the Proposed Sale, the Purchaser will assume all of the obligations of the Hotel Partnership and the Partnership arising under the management agreement on or after the date of the closing of the Proposed Sale (the "Closing Date"). Closing is required to occur no later than June 26, 2000. See "THE PURCHASE AND SALE AGREEMENT" and "INTERESTS OF CERTAIN PERSONS IN THE PROPOSED SALE-General Partner."

         Upon completion of the Proposed Sale, the General Partner estimates that after repayment of the outstanding St. Francis mortgage loan and payment of selling and Hotel Partnership liquidation expenses, proceeds available for distributions to the Partnership will be approximately $143 million. The General Partner estimates that the Limited Partners will receive approximately $85 million, or $627 per Unit, after prior payments in accordance with the Partnership Agreement of (1) accrued interest and outstanding principal of the subordinated loan attributable to the St. Francis and payable to the General Partner (estimated to be $33.1 million); and (2) current and deferred incentive management fees payable to the hotel manager (estimated to be $24.5 million). See "-Distributions."

BACKGROUND OF AND REASONS FOR THE PROPOSED SALE

         The Partnership along with the Hotel Partnership and The Westin Chicago Partnership (collectively, the "Hotel Partnerships") were formed in 1986 for the purpose of acquiring the St. Francis and The Michigan Avenue, Chicago (the "Westin Chicago" and collectively with the St. Francis, the "Hotels"). As provided in the Partnership Agreement, the General Partner was required commencing in 1994 to actively review opportunities to sell or refinance the Hotels to the extent the General Partner determined that to do so would be in the best interests of the Hotel Partnerships.

         The latter part of the 1990s marked a period of rapidly improving conditions in the United States hotel industry. The strong national economy led to significant improvements in occupancy rates and room rates resulting in substantial increases in hotel industry profitability. The substantial increases in hotel valuations observed during this period and the recent completion of significant renovations to the St. Francis, which has produced increased revenues and profits that ultimately translate into higher property value, caused the General Partner to conclude, in late 1998, that efforts to market the Hotels for sale should be initiated.

         In March 1999 the General Partner obtained appraisals of each of the Hotels from Hospitality Valuation Services, Inc. ("HVS"), a leading hotel appraisal firm. The appraisals indicated a value for the Westin Chicago of $100.9 million and for the St. Francis of $229.9 million. On the basis of the appraised values of the Hotels indicated by HVS in the appraisals and the General Partner's continuing analysis of the St. Francis' financial performance, the General Partner concluded that it was in the best interest of the Partnership and the Hotel Partnerships to seek to sell the St. Francis and to continue to hold the Westin Chicago to provide time to complete a planned rooms renovation. The Westin Chicago will be marketed for sale following completion of the renovation program. The General Partner anticipates that this program will contribute to a higher property value for the hotel, as well as permit the Partnership to capture the benefits of anticipated improvements in the financial performance of the Westin Chicago resulting from the renovations.

         In early 1999, the General Partner initiated a process for selection of a broker to assist with the marketing of the St. Francis. A number of leading hotel brokerage firms were considered over a period of two months and culminated in the selection of Sonnenblick-Goldman Company, a broker well-known for the disposition of high quality hotel properties ("Sonnenblick"), with whom a listing agreement was signed on March 30, 1999.

         During the following 90 days, a marketing strategy for the St. Francis was developed, marketing materials were prepared and prospective bidders were informally contacted. In connection therewith, customary due diligence materials were prepared and assembled to expedite the marketing process. Sonnenblick compiled a list of more than 75 potential buyers, contacting each and following up with preliminary marketing materials. Of these potential buyers, 42 executed confidentiality agreements with the Hotel Partnership and received and reviewed the confidential investment memorandum prepared by Sonnenblick. Tours of the St. Francis were conducted for interested bidders and an initial bid date of October 22, 1999 was established. Of the 42 parties receiving investment memoranda, seven investors submitted bids.

         In anticipation of the sale of the St. Francis, the General Partner negotiated an amendment to the management agreement, which was required to facilitate the sale of the Hotels to separate owners and to clarify the operation of the management agreement following such a sale by the Hotel Partnerships. See "SUMMARY-The St. Francis-Management Agreement."

         Each of these bidders was invited to bid in a second round of bidding and provided with additional due diligence materials to assist them in their evaluations of the St. Francis. The General Partner established a second round bid date of November 11, 1999 and six of the original seven bidders submitted second bids, of which five reflected increases from their original bids. Negotiations ensued with each of the five bidders presenting increased bids. Bids were evaluated based upon the price, deposit amount, length of required due diligence period and other requested contingencies, and the financial capacity and acquisition performance of the bidders. One bid was substantially higher than the other five bidders, but lacked credibility due, among other things, to the bidder's lack of prior real estate investment experience, its failure to conduct any due diligence investigation of the St. Francis, and its financing contingency. By comparison, Blackstone's bid was the second highest bid, was not contingent upon financing and was secured by a $20 million deposit. In addition, Blackstone is an experienced real estate investor and owner of internationally recognized hotel properties, which gave the General Partner more confidence in Blackstone's ability to complete the proposed transaction successfully. Based on these considerations and the advice of Sonnenblick, Blackstone was selected as the successful bidder. A non-binding letter of intent was executed with Blackstone on December 6, 1999 providing Blackstone with the exclusive right to complete its due diligence on the St. Francis and negotiate a definitive Purchase and Sale Agreement. The period of exclusivity granted under the letter of intent expired on January 7, 2000, but was extended to January 18, 2000 to permit Blackstone to complete its due diligence and the negotiation of the definitive Purchase and Sale Agreement. After Blackstone completed its due diligence and identified a shortfall in the forecasted cash flow for 1999 (for which reason Blackstone reduced its bid to $243 million), the Purchase and Sale Agreement was executed on January 18, 2000 with the Purchaser, an affiliate of Blackstone.

         In furtherance of its fiduciary duties, the General Partner and Hotel General Partner engaged the investment banking firm of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") on behalf of the Partnership and Hotel Partnership to provide an opinion regarding the fairness of the Proposed Sale to the Limited Partners from a financial point of view. See "-Fairness Opinion" below.

RECOMMENDATION OF THE GENERAL PARTNER

         The General Partner has determined that the Proposed Sale is in the best interests of the Partnership and Limited Partners. The Partnership Agreement requires the written consent of Limited Partners holding a majority of the outstanding Units to authorize the General Partner's consent to the Proposed Sale on behalf of the Partnership. If the requisite percentage of Limited Partners do not consent to the Proposed Authorization, then the Proposed Sale of the St. Francis cannot occur. IN THIS REGARD, THE GENERAL PARTNER RECOMMENDS THAT THE LIMITED PARTNERS USE THE ENCLOSED CONSENT CARD TO VOTE "FOR" THE PROPOSED AUTHORIZATION.

         In the course of reaching its determination to make the above recommendation, the General Partner consulted with its legal and financial advisors, and considered the following factors in choosing to pursue the sale of the St. Francis and enter into the Purchase and Sale Agreement:


         (1) the provisions of the Partnership Agreement requiring the General Partner to actively consider the disposition of the St. Francis within the investment horizon contemplated at the time of the offering of the Units;

         (2) the strength of the market for the sale of full service hotels and the excess represented by the purchase price over the appraised value of the St. Francis;

         (3) the San Francisco hotel market and the possible detrimental impact on the St. Francis' financial performance in connection with additions to the supply of hotel rooms in San Francisco from new hotel projects presently under construction;

         (4) the projected slow-down in the improvement in the St. Francis' financial performance;

         (5) projected future distributions to the Limited Partners from the operations of the St. Francis;

         (6) payment of the mortgage loan prepayment penalty (described under "SUMMARY - The St. Francis - Loans") and the market risks of waiting to sell the St. Francis until after August 31, 2001, when such prepayment penalty terminates;

         (7) the all cash price offered for the St. Francis and other favorable terms of the Purchase and Sale Agreement;

         (8) the lack of credibility of the highest bid, which was contingent upon financing and otherwise substantially less certain of completion;

         (9) Blackstone's financial capacity and ability to finance the purchase price;

         (10) Blackstone's track record of completing acquisitions in the hotel industry; and

         (11) the completeness of the marketing effort and the unlikeliness of obtaining a superior offer from a comparably qualified buyer with a comparable probability of completing the Proposed
                  Sale.


         The General Partner has carefully considered the factors for and against the Proposed Sale in consultation with its advisors and its obligation to actively pursue opportunities for a sale of the St.

Francis. The foregoing discussion reflects all material factors considered by the General Partner and, given the variety of these factors, the General Partner did not attempt to rank these factors by importance. The General Partner concluded that the factors favoring the Proposed Sale far outweigh the factors against the Proposed Sale. The General Partner's recommendation is based on the totality of the information presented to and considered by it.

         In considering the above recommendation of the General Partner, the Limited Partners should be aware that the General Partner and certain of its affiliates have interests in addition to and divergent from the interests of the Limited Partners. The General Partner does not believe that these interests affected its decision to make the above recommendation. See "INTERESTS OF CERTAIN PERSONS IN THE PROPOSED SALE."

FAIRNESS OPINION

         SCOPE OF OPINION. The General Partner and the Hotel General Partner (together, the "General Partners"), on behalf of the Partnership and the Hotel Partnership (together the "Partnerships"), retained Houlihan Lokey to render an opinion regarding the fairness of the Proposed Sale to the Limited Partners from a financial point of view.

         The General Partners retained Houlihan Lokey based upon Houlihan Lokey's experience in the valuation of businesses and their securities in connection with recapitalizations and similar transactions, especially with respect to REITs and other real estate companies. Houlihan Lokey is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities.

         On January 20, 2000, Houlihan Lokey delivered its written opinion to the Partnerships (the "Houlihan Lokey Opinion"), to the effect that, as of the date of such opinion, on the basis of its analysis summarized below and subject to the limitations described below, the Proposed Sale is fair to the Limited Partners from a financial point of view. The Houlihan Lokey Opinion does not constitute a recommendation to any Limited Partner as to how any such Limited Partner should vote on the Proposed Sale. Houlihan Lokey has no obligation to update the Houlihan Lokey Opinion.

         THE FULL TEXT OF THE HOULIHAN LOKEY OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX B TO THIS CONSENT SOLICITATION STATEMENT. THE LIMITED PARTNERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY.

         As compensation to Houlihan Lokey for its services in connection with the Proposed Sale, the Partnerships have agreed to pay Houlihan Lokey an aggregate fee of $200,000 in addition to Houlihan Lokey's expenses in connection therewith. No portion of Houlihan Lokey's fee is contingent upon the successful completion of the Proposed Sale. The General Partners and the Partnerships have also agreed to indemnify Houlihan Lokey and related persons against certain liabilities, including liabilities under federal securities laws, arising out of the engagement of Houlihan Lokey, and to reimburse Houlihan Lokey for certain expenses. Houlihan Lokey has performed financial advisory services for affiliates of the General Partners and the Partnerships. Additionally, Houlihan Lokey has in the past rendered various financial opinions to Starwood Hotels & Resorts Worldwide, Inc. None of the aforementioned advisory services or opinions constitute a material portion of Houlihan Lokey's business.

         The Houlihan Lokey Opinion does not address the Partnerships' or the General Partners' underlying business decision to effect the Proposed Sale. Houlihan Lokey did not, and was not requested by the General Partners or any other person, to solicit third party indications of interest in acquiring all or any part of the St. Francis or to make any recommendations as to the form or amount of consideration to be received by the Partnerships, the Limited Partners, the General Partners or any other person in connection with the Proposed Sale, which consideration was determined through negotiations between Blackstone and the General Partners. Houlihan Lokey was not asked to opine on and did not express any opinion as to (1) tax or legal consequences of the Proposed Sale, including but not limited to tax or legal consequences to the Limited Partners, the General Partners or the Partnerships; (2) the fairness, advisability or desirability of alternatives to the Proposed Sale;
(3) the fair market value of the St. Francis; or (4) the fairness of any aspect of the Proposed Sale not expressly addressed in the Houlihan Lokey Opinion, including the fairness of the Proposed Sale as a whole. Houlihan Lokey did not perform an independent appraisal of the St. Francis or any other assets and liabilities of the Partnerships. Furthermore, Houlihan Lokey did not negotiate the Proposed Sale or advise the General Partners or Partnerships with respect to alternatives to it.

         In arriving at its opinion, Houlihan Lokey:

         1. held discussions with the Partnerships' senior management to discuss the Proposed Sale, the operations, financial condition, future prospects and performance of the St. Francis;

         2. reviewed the Partnership's financial statements as filed on Form 10-K for the two years ended December 31, 1998 and December 31, 1997, respectively;

         3. held discussions with Sonnenblick to discuss the Proposed Sale, specifically the process undertaken in selling the St. Francis;

         4. reviewed the Purchase and Sale Agreement dated January 18, 2000 by and between the Hotel Partnership and the Purchaser, which details the terms of the Proposed Sale;

         5. reviewed the Partnership's financial statements as filed on Form 10-Q for the quarterly period ended September 30, 1999;

         6. reviewed Hotel Partnership-prepared St. Francis financial statements for the year ended December 31, 1998;

         7. reviewed Hotel Partnership-prepared St. Francis financial statements for the year ended December 31, 1999, which the Partnership's management has identified as being the most current financial statements available;

         8. reviewed a Hotel Partnership-prepared Distribution of Assumed Sales Proceeds schedule as of December 31, 1999;

         9. reviewed the forecasted business plan for the year ended December 31, 2000 of the St. Francis;

         10. reviewed the March 8, 1999 appraisal report of the St. Francis as prepared by HVS;

         11.      visited the St. Francis;

         12. reviewed the offering memorandum on the St. Francis, as prepared by Sonnenblick;

         13. reviewed the Best and Final Offer Matrix as prepared by Sonnenblick;

         14.      reviewed copies of the following agreements:

                  - the First Amendment to Amended and Restated Agreement of Limited Partnership of The Westin St. Francis Limited Partnership, as of June 2, 1994;

                  - the Amended and Restated Agreement of Limited Partnership of The Westin St. Francis Limited Partnership, as of December 31, 1986;

                  - the Amended and Restated Agreement of Limited Partnership of Westin Hotels Limited Partnership, as of December 31, 1986;

                  - the Second Amendment to Amended and Restated Management Agreement, as of September 1, 1999;

                  - the First Amendment to Amended and Restated Management Agreement of The Westin St. Francis Limited Partnership, as of June 2, 1994;

                  - the Amended and Restated Management Agreement among Westin Hotel Company and St. Francis Hotel Corporation, The Westin St. Francis Limited Partnership, and Westin Hotels Limited Partnership, as of August 21, 1986;

                  - Promissory Note dated August 21, 1986;

                  - Deed of Trust, Financing Statement, Security Agreement and Fixture Filing (with Assignment of Rents and Leases) dated August 21, 1986 and amendments; and

                  - Assignment of Management Agreement among Teacher Retirement System of Texas and St. Francis Hotel Corporation, The Westin St. Francis Limited Partnership, and Westin Hotels Limited Partnership, as of August 21, 1986; and

         15. conducted such other analyses, studies and investigations as deemed appropriate under the circumstances for rendering the Houlihan Lokey Opinion.

         VALUATION ANALYSES. The following is a summary of the material financial analyses used by Houlihan Lokey in connection with providing its fairness opinion. This summary is qualified in its entirety by reference to the full text of such opinion, which is attached as Annex B to this Consent Solicitation Statement. Limited Partners are urged to read the full text of Houlihan Lokey's opinion carefully and in its entirety.

         In order to determine the fairness of the Proposed Sale, from a financial point of view, to the Limited Partners, Houlihan Lokey determined the value of the Hotel Partnership, which was based upon its valuation of the St. Francis as the St. Francis is the primary and only material asset of the Hotel Partnership.

         In order to determine the estimated enterprise value of the St. Francis, Houlihan Lokey primarily used the following methodologies: (1) an appraised value approach, (2) a net asset value approach based on various capitalization rates, (3) a public market pricing approach, and (4) a comparable transaction approach based on relevant financial information, ratios and public market multiples relating to selected acquisitions of companies in the lodging industry. The analyses required studies of the overall market, economic and industry conditions in which the St. Francis operates and the historical and projected operating results of the St. Francis.

         Houlihan Lokey performed the following analyses to determine the estimated enterprise value of the Hotel Partnership and the St. Francis:

         (1) APPRAISED VALUE APPROACH. Houlihan Lokey reviewed the March 8, 1999 appraisal report on the St. Francis as prepared by HVS, which concluded that, as of February 1, 1999, the appraised value of the St. Francis was $229.9 million. The St. Francis is the primary and only material asset of the Hotel Partnership. Accordingly, Houlihan Lokey concluded that the appraised value of the St. Francis served as a proxy for the value of the securities of the Hotel Partnership.

         (2) NET ASSET VALUE APPROACH. Houlihan Lokey derived an indication of the range of enterprise value for the Hotel Partnership by: (a) applying capitalization rates to the Hotel Partnership's representative net operating income and adjusted net operating income as of December 31, 1998 (the "FYE Capitalization Rate Approach"), (b) applying capitalization rates to the Hotel Partnership's representative net operating income and adjusted net operating income for the fiscal year ended December 31, 1999 (the "LTM Capitalization Rate Approach"), and (c) applying capitalization rates to the Hotel Partnership's representative net operating income and adjusted net operating income as of December 31, 2000 (the "NFY Capitalization Rate Approach").

         Based upon the lowest and highest capitalization rates determined under the FYE Capitalization Rate Approach, the LTM Capitalization Rate Approach, and the NFY Capitalization Rate Approach, Houlihan Lokey calculated an indicated range for the enterprise value of the Hotel Partnership to be $212.0 to $260.0 million.

         (3) MARKET CAPITALIZATION APPROACH. Houlihan Lokey reviewed certain financial information of comparable publicly traded companies in the lodging industry (the "Public Comparables") selected solely by Houlihan Lokey. The Public Comparables included the following eight publicly traded companies: Boykin Lodging Company, Four Seasons Hotels, Inc., Hilton Hotels Corporation, Host Marriott Corporation, Innkeepers USA Trust, LaSalle Hotel Properties, Prime Hospitality Corp., RFS Hotel Investors, Inc. Houlihan Lokey calculated certain financial ratios of the Public Comparables based on the most recent publicly available information.

         The analysis showed that the ratio of enterprise value ("EV") to "EBITDA" (i.e. earnings before interest, taxes, depreciation and amortization) selected for the Hotel Partnership to apply to the Hotel Partnership's fiscal year end EBITDA ranged from a low of 7.0x to a high of 9.0x (the "FYE EBITDA Multiples") which compares to an EV/EBITDA ratio of a low of 6.7x to a high of 38.5x exhibited by the Public Comparables.

         The analysis showed that the ratio of EV/EBITDA selected for the Hotel Partnership to apply to the Hotel Partnership's latest twelve month EBITDA ranged from a low of 6.0x to a high of 8.0x (the "LTM EBITDA Multiples") which compares to an EV/EBITDA ratio of a low of 6.0x to a high of 34.5x exhibited by the Public Comparables.

         The analysis showed that the ratio of EV/EBITDA selected for the Hotel Partnership to apply to the Hotel Partnership's next fiscal year end EBITDA ranged from a low of 5.0x to a high of 7.0x (the "NFY EBITDA Multiples") which compares to a EV/EBITDA ratio of a low of 5.0x to a high of 13.4x exhibited by the Public Comparables.

         Houlihan Lokey derived an indication of the range of enterprise value for the Hotel Partnership by: (a) applying the FYE EBITDA Multiples to the Hotel Partnership's representative EBITDA as of December 31, 1998 (the "FYE Approach"), (b) applying the LTM EBITDA Multiples to the Hotel Partnership's representative EBITDA as of December 31, 1999 (the "LTM Approach"), and (c) applying the NFY EBITDA Multiples to the Hotel Partnership's representative EBITDA as of December 31, 2000 (the "NFY Approach").

         Based upon the lowest and highest multiples of EBITDA determined under the FYE Approach, the LTM Approach, and the NFY Approach, Houlihan Lokey calculated an indicated range for the enterprise value of the Hotel Partnership to be $201.5 to $267.5 million.

         (4) COMPARABLE TRANSACTION ANALYSIS. Houlihan Lokey reviewed the consideration paid in certain change of control acquisitions of selected publicly traded lodging companies. Such analysis yielded median multiples of 3.0x revenue and 10.6x EBITDA. In performing its analysis, Houlihan Lokey considered that the merger and acquisition transaction environment varies over time because of, among other things, interest rate and equity market fluctuations and industry results and growth expectations.

         No company or transaction used in the analysis described above was directly comparable to the St. Francis. Accordingly, Houlihan Lokey reviewed the foregoing transactions to understand the range of multiples of revenue and EBITDA paid for companies in the lodging industry. Based upon the Hotel Partnership's representative EBITDA as of December 31, 1999 and based upon the lowest and highest multiples of revenue and EBITDA determined under the comparable transaction analysis, Houlihan Lokey calculated an indicated range for the enterprise value of the Hotel Partnership to be $216.0 to $302.0 million.

         ENTERPRISE VALUE RANGE DETERMINATION. Based on the analyses and factors described in the foregoing, Houlihan Lokey determined the enterprise value of the Hotel Partnership to be in the range of $215.0 million to $265.0 million (the "Enterprise Value Range"). Subtracting transaction expenses, interest bearing debt as of December 31, 1999, which included the TRST note (the "TRST Debt"), prepayment penalties associated with the TRST Debt, subordinated loans made by the General Partner, and accrued incentive management fees as of December 31, 1999 from the Enterprise Value Range, resulted in indications of equity which would be available to be allocated to the Limited Partners ranging from $55.9 to $105.3 million. This compares to the approximately $85.0 million of proceeds estimated to be distributable by the Partnership to the Limited Partners as a result of the Proposed Sale.

         TERMINATION FEE ANALYSIS. Houlihan Lokey reviewed fees paid in connection with terminated transactions. The analysis included a review of 285 publicly announced transactions in 1998 in which there was a disclosed termination fee and which involved a U.S. publicly traded target company with an aggregate total amount of consideration payable in a transaction, excluding transaction fees and expenses (the "Transaction Value"), of at least $50.0 million. Based on the transactions analyzed, termination fees as a percentage of Transaction Value ranged from a low of 0.2 percent to a high of 9.9 percent. Based on the termination fee in the amount of $6.25 million established in the Purchase and Sale Agreement (the "Break-up Fee"), the Break-up Fee as a percentage of the $243.0 million purchase price established in the Purchase and Sale Agreement is approximately 2.6%.

         FAIRNESS OF CONSIDERATION. Based on the foregoing analysis Houlihan Lokey concluded that the Proposed Sale is fair to the Limited Partners from a financial point of view.

         CONDITIONS AND LIMITATIONS. Although the General Partners advised Houlihan Lokey that certain assumptions were appropriate in their view, no restrictions or limitations were imposed by the General Partners upon Houlihan Lokey with respect to its investigation or the procedures followed by Houlihan Lokey in rendering its opinion. Houlihan Lokey's opinion is not intended to be and does not constitute a recommendation to any Limited Partner as to whether to accept the consideration to be received by such Limited Partner in connection with the Proposed Sale or vote in favor of the Proposed Authorization. The aforementioned analyses required studies of the overall market, economic and industry conditions in which the St. Francis, the Partnerships and the General Partners operate or are expected to operate and the operating results of the St. Francis. Research into, and consideration of, these conditions were incorporated into the analyses.

         The Houlihan Lokey Opinion is based on the business, economic, market and other conditions as they existed as of January 20, 2000. In rendering its opinion, Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including the financial forecasts and projections, provided to Houlihan Lokey by the General Partners and that such information was reasonably prepared and reflect the best current available estimates of the current and future financial results and condition of the St. Francis and that there has been no material change in the assets, financial condition or prospects of the St. Francis since the date of the most recent financial statement made available to Houlihan Lokey. Specifically, Houlihan Lokey, without independent investigation, relied upon the General Partners' interpretation of the Partnerships' partnership agreements, particularly the distribution and allocation provisions thereof. Houlihan Lokey also relied on the assurance of the General Partners that any financial projections or pro forma statements or adjustments provided to Houlihan Lokey were reasonably prepared or adjusted on bases consistent with actual historical experience or reflecting the best currently available estimates and good faith judgments; that no material changes have occurred in the information reviewed between the date the information was provided and the date of the Houlihan Lokey Opinion or in the assets, financial condition, business or prospects of the St. Francis; and that the General Partners are not aware of any information or facts regarding the St. Francis or the Partnerships that would cause the information supplied to Houlihan Lokey to be incomplete or misleading in any material respect. Houlihan Lokey did not independently verify the accuracy or completeness of the information supplied to it with respect to the St. Francis, the Partnerships or the General Partners and does not assume responsibility for the accuracy or completeness of such information. Houlihan Lokey did not make any independent appraisal of the St. Francis or the properties or assets of the Partnerships or the General Partners.

         The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey rendering at its fairness opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is, therefore, not readily susceptible to summary description. In rendering its opinion, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it but rather made the available judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete view of the processes underlying the analyses set forth in the Houlihan Lokey Opinion. In its analysis, Houlihan Lokey made numerous assumptions with respect to the St. Francis, the Partnerships, the General Partners, general real estate industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond its control and beyond the control of the parties to the Proposed Sale. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

DISTRIBUTIONS

         The General Partner estimates that amounts ultimately available for distribution to the Limited Partners after payment of loans, accrued incentive management fees and costs and expenses will be approximately $85 million, or $627 per Unit, assuming that the Proposed Sale is completed by May 31, 2000. Proceeds from the sale of the St. Francis will be first used to pay selling costs and to repay in full the mortgage loan owed to TRST, including the prepayment penalty. Thereafter, the Hotel Partnership will dissolve and liquidate in accordance with the terms of its Amended and Restated Agreement of Limited Partnership and the Delaware Revised Uniform Limited Partnership Act.

         In connection with this process, the Hotel Partnership will pay all of its creditors (other than the Hotel General Partner with respect to any incentive management fees), establish reserves as it deems necessary and distribute the remaining proceeds to the Partnership as its sole limited partner. The Partnership will then, in accordance with the terms of the Partnership Agreement, distribute those proceeds to the Limited Partners after (1) payment of any additional costs related to the Proposed Sale, (2) payment of other expenses or establishment of any additional reserves deemed reasonably necessary, (3) repayment to the General Partner of that portion of the principal and accrued interest of the subordinated loan attributable to the St. Francis and (4) payment to the Hotel General Partner, as hotel manager, of current and deferred incentive management fees attributable to the St. Francis.

         The estimates of distributable amounts set forth in this Consent Solicitation Statement are based upon the estimates and assumptions set forth below, including the assumption that the Proposed Sale will be completed on May 31, 2000. THERE CAN BE NO ASSURANCES AS TO THE ACTUAL AMOUNTS DISTRIBUTED OR AS TO THE AMOUNTS SET FORTH BELOW. ACTUAL AMOUNTS WILL DIFFER BASED ON THE ACTUAL DATE OF CLOSING OF THE PROPOSED SALE AND OTHER FACTORS, AND MAY DIFFER MATERIALLY FROM THOSE SET FORTH BELOW. For further discussion of factors which may impact the distributions, see "SUMMARY-Forward-Looking Statements."

                ESTIMATED USE OF PROCEEDS FROM THE PROPOSED SALE
                     (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

     Purchase price                                                                 $     243,000(1)
                                                                                          =======
     Repayment in full of the TRST mortgage including prepayment penalty            $      97,404  (2)
     Repayment in full of subordinated loan to the General Partner                         33,139  (3)

     Repayment in full of current and deferred incentive management fees                   24,475  (4)
     Estimated costs and expenses of the Proposed Sale                                      3,000  (5)
                                                                                          -------
     Total uses                                                                     $     158,018
                                                                                          =======
     Estimated net distributable amount                                             $      84,982  (6)
     Estimated distribution to the Limited Partners                                 $      84,982
     Estimated total distribution per Unit                                          $         627  (7)

--------------------

     (1) Assumes that the adjustments to the purchase price provided for in the Purchase and Sale Agreement do not result in a net increase or decrease in the purchase price.
     (2) Reflects the approximate outstanding balance (principal, accrued interest and prepayment penalty) as of May 31, 2000.
     (3) Reflects the approximate outstanding balance (principal and accrued interest) as of May 31, 2000 and assumes an effective annual interest rate of 9.5%.
     (4) Assumes incentive management fees incurred in the first five months of 2000 are consistent with those incurred in 1999.

     (5) Reflects the General Partner's current estimate of closing costs of the Proposed Sale, together with anticipated selling and Hotel Partnership liquidation expenses.
     (6) The actual amount of cash available for distribution will vary substantially depending upon, among other things, the timing of the sale and the dissolution of the Hotel Partnership.
     (7)  Based on 135,600 Units issued and outstanding.

         Following the consummation of the Proposed Sale, the Hotel Partnership will be dissolved, liquidated and terminated. In connection with the dissolution and liquidation, the Partnership will assume the Hotel Partnership's liabilities, including its indemnification obligations and other contingencies under the Purchase and Sale Agreement. The Partnership also will establish reserves it deems adequate to meet those obligations and the obligations pertaining to the Westin Chicago.

         Any liquidating distribution to the Partnership and subsequent distribution to the Limited Partners will be subject to various laws for the protection of the creditors of the Hotel Partnership and the Partnership and could be subject to claims made by them after the liquidation and the subsequent distribution, as applicable. Any known creditors of the Hotel Partnership will be satisfied prior to any liquidating distribution to the Partnership, and the Partnership will be prohibited by law from making a distribution to a Limited Partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Partnership (other than liabilities to partners of the Partnership on account of the partnership interests and liabilities for which the recourse of creditors is limited to specific property of the Partnership) exceed the fair value of the assets of the Partnership (except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in the assets of the Partnership only to the extent that the fair value of that property exceeds that liability).

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the material federal income tax consequences of the Proposed Sale to individual Limited Partners, but it is not intended as personal tax advice. This summary is based on the federal income tax law currently in effect, which is subject to change, possibly with retroactive effect. Except to the limited extent described below, this summary does not discuss all aspects of federal income taxation that may be important to particular Limited Partners in light of their individual investment circumstances, including certain types of holders subject to special tax rules (e.g., corporations, financial institutions, broker-dealers, insurance companies, partnerships, tax-exempt organizations and foreign taxpayers). In addition, except to the limited extent described below, this summary does not address state, local or foreign tax consequences of the Proposed Sale. No rulings have been or will be requested from the Internal Revenue Service, and no opinions have been or will be provided by counsel to the Partnership, with respect to any of the matters discussed herein. Moreover, because the tax treatment of certain aspects of the Proposed Sale is unclear under current law, there can be no assurance that the Internal Revenue Service would not take positions contrary to those described below and that a court would not sustain the Internal Revenue Service's position, in which case a Limited Partner may realize different tax consequences. LIMITED PARTNERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PROPOSED SALE.

GAIN ON SALE

         The Proposed Sale will constitute a taxable event and will result in the Limited Partners recognizing gain, a portion of which may be ordinary income from the recapture of depreciation, as described below. The aggregate amount of the Hotel Partnership's gain realized from the Proposed Sale will be equal to the excess of (1) the amount of cash received by the Hotel Partnership from the Proposed Sale over (2) the Hotel Partnership's adjusted tax basis in the St. Francis at the time of the Proposed Sale. The Limited Partners will recognize gain in accordance with Section 7.03(a) of the Partnership Agreement.

         DEPRECIATION RECAPTURE. A taxpayer must generally recapture as ordinary income the gain on the sale of personal property to the extent of depreciation deductions claimed on such personal property.

         SECTION 1231 GAIN. Except with respect to the portions of the gain that are treated as ordinary income, as discussed herein, the gain recognized by the Partnership is expected to constitute a "Section 1231" gain. Each Limited Partner will aggregate its "Section 1231" gains from all sources and its "Section 1231" losses from all sources, including its allocable share of such gains and losses recognized by the Partnership. To the extent that a Limited Partner's "Section 1231" gains exceed its "Section 1231" losses in a taxable year, the net amount of such gains and losses generally will be treated as long-term capital gains. To the extent that a Limited Partner's "Section 1231" gains do not exceed its "Section 1231" losses, the net amount of such gains and losses will be treated as an ordinary loss.

CASH DISTRIBUTIONS

         The gain realized by the Hotel Partnership as a result of the Proposed Sale will be allocated to the Limited Partners as described above. Although income and gain will be allocated to the Limited Partners as a result of the Proposed Sale, a Limited Partner may also recognize taxable gain as a result of the distribution of proceeds of the Proposed Sale to the extent that the amount of cash distributed exceeds a Limited Partner's adjusted tax basis in his Units immediately before the distribution.

PASSIVE ACTIVITY LOSSES

         Upon the consummation of the Proposed Sale, a Limited Partner may generally use all current and previously suspended losses from the Partnership, along with any other current or suspended passive losses, to offset income and gain recognized as a result of the Proposed Sale, provided that the St. Francis was treated as a separate activity by the Limited Partner. In the event that the St. Francis was not treated as a separate passive activity, suspended losses will be subject to taxation.

CALIFORNIA INCOME TAXES

         The Limited Partners may also be subject to state or local taxes with respect to the gain from the Proposed Sale, and should consult their tax advisors regarding the applicability of any such taxes. The State of California generally requires partnerships to withhold California state income taxes at the rate of 7% from distributions to nonresident partners (including nonresident individuals, estates and trusts, and partnerships and corporations that do not have a permanent place of business in California) that are attributable to such partners' California source income. Based on projections, the Partnership has determined that withholding generally will be required on the portion of the distributions arising from the Proposed Sale and operations that are attributable to the St. Francis. Any amount withheld from distributions made to a nonresident Limited Partner may be claimed as a credit against, or refunded if in excess of, such Limited Partner's California income tax liability. The California nonresident withholding requirement does not apply to partners who are insurance companies, IRAs, Keoghs, other tax-exempt entities or deemed to be California residents. Limited Partners who are not residents of California should consult their tax advisors regarding the filing of nonresident tax returns in the State of California and any applicable tax credit that may be available in their state.

TAX-EXEMPT LIMITED PARTNERS

         Tax-exempt organizations, including employee benefit plans, although not generally subject to federal income tax, are subject to tax on certain income derived from a trade or business carried on by the organization that is unrelated to its exempt activities. Such "unrelated business taxable income" generally includes gain from the sale of "debt-financed properties" (as defined under Section 514 of the Internal Revenue Code of 1986, as amended). Because the St. Francis, as held by the Hotel Partnership, is considered to be debt-financed property for federal income tax purposes, gain from the sale thereof generally will constitute "unrelated business taxable income" to tax-exempt Limited Partners. Accordingly, tax-exempt Limited Partners should consult their tax advisors regarding the application of the "unrelated business taxable income" rules in connection with the Proposed Sale.

ESTIMATED TAXABLE GAIN AND INCOME

         Based upon the description of the Proposed Sale contained in this Consent Solicitation Statement and assuming the Proposed Sale is completed by May 31, 2000, the estimated gain for federal income tax purposes in 2000 is approximately $[801] per Unit, characterized as ordinary income as a result of the recapture of prior depreciation deductions.

         THE ESTIMATES OF TAXABLE INCOME AND GAIN PROVIDED HEREIN ARE HYPOTHETICAL AMOUNTS BASED UPON A NUMBER OF ASSUMPTIONS THAT MAY NOT BE CORRECT FOR ANY GIVEN LIMITED PARTNER AND ARE PRELIMINARY AND FOR ILLUSTRATIVE PURPOSES ONLY. THESE ASSUMPTIONS INCLUDE THE SALE DATE, ESTIMATED CLOSING AND HOTEL PARTNERSHIP LIQUIDATION COSTS AND ACTUAL OPERATING RESULTS THROUGH SALE. THE COMPUTATION ASSUMES SELLING COSTS AT 1.2% OF THE SALES PRICE AND OPERATIONS COMPARABLE TO THE FIRST NINE MONTHS OF 1999. THUS, THE ACTUAL INCOME AND GAIN RECOGNIZED BY ANY LIMITED PARTNER CANNOT BE DETERMINED WITH CERTAINTY, IS LIKELY TO VARY MATERIALLY FOR ANY SPECIFIC LIMITED PARTNER AND MAY

BE SIGNIFICANTLY GREATER OR LESS THAN THAT DESCRIBED HEREIN. RULINGS AND OPINIONS HAVE NOT AND WILL NOT BE REQUESTED FROM THE INTERNAL REVENUE SERVICE OR PROVIDED BY COUNSEL TO THE PARTNERSHIP WITH RESPECT TO THE MATTERS DISCUSSED HEREIN. CONSEQUENTLY, THE LIMITED PARTNERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE PROPOSED SALE IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION.

ACCOUNTING TREATMENT

         Under generally accepted accounting principles, the Proposed Sale will result in a gain for the Hotel Partnership as determined by the net sales proceeds, less the book basis of the St. Francis. Net sales proceeds are derived by subtracting direct costs to dispose of the St. Francis from the agreed upon gross sales price. The agreed upon gross sales price for the St. Francis has been determined to be $243 million in cash. The book basis of the real estate is the historical acquisition cost of the St. Francis, plus capital additions, less accumulated depreciation through December 31, 1999.

                        THE PURCHASE AND SALE AGREEMENT

         The following is a summary of material provisions of the Purchase and Sale Agreement, a copy of which is attached hereto as Annex A and incorporated herein by reference. This summary is qualified in its entirety by reference to the Purchase and Sale Agreement, and Limited Partners should read that agreement carefully in its entirety. Capitalized terms used but not defined in this Consent Solicitation Statement shall have the meanings set forth in the Purchase and Sale Agreement and are used herein with the same meanings. References to the Purchaser mean BRE/St. Francis L.L.C., an affiliate of Blackstone, located at 345 Park Avenue, New York, New York 10154.

THE PURCHASE AND SALE

         The Purchase and Sale Agreement provides that for a total purchase price of $243 million, subject to certain adjustments and prorations, (1) the Hotel Partnership will sell to the Purchaser all of its right, title and interest in and to the real property on which the St. Francis is situated (including the St. Francis) and the personal property of the Hotel Partnership used in connection with the Hotel Partnership's operation and maintenance of the Hotel, excluding Starwood Proprietary Property, cash on hand, and any third-party property, and (2) the Purchaser will assume from and after the date of sale (a) all of the Hotel Partnership's right, title and interest in intangibles owned by the Hotel Partnership, (b) the management agreement, and (c) all leases and contracts to which the Hotel Partnership is a party.

         The Purchaser has placed an irrevocable standby letter of credit in the amount of $20 million in favor of the Hotel Partnership in escrow as a deposit, refundable only under certain circumstances described below. The balance of the purchase price, subject to certain adjustments and prorations in the Purchase and Sale Agreement, will be paid by the Purchaser to the Hotel Partnership upon closing of the Proposed Sale. The Hotel Partnership will pay the cost of removing all unpermitted exceptions which may be removed by payment of a liquidated amount which in the aggregate does not exceed $1 million. The Hotel Partnership will pay for (1) transfers and sales taxes,
(2) title insurance premiums for the title policy, (3) the fees and expenses for the survey, (4) the commission due to the broker, (5) one-half of the fees and expenses of the escrow agreement (but excluding any fee for the investment of the earnest money) , and (6) any fees and expenses of its own attorneys and accountants. The Purchaser will pay for (1) the fees and expenses of its own attorneys and accountants, (2) the fees and expenses incurred by the Purchaser for the Purchaser's inspectors or otherwise in connection with the inspectors, (3) any recording charges payable in connection with the conveyance of the real property, (4) any mortgage tax, additional title insurance fees and expenses for any loan title insurance policies, recording charges or other amounts payable in connection with any financing obtained by the Purchaser, (5) one-half of the fees and expenses for the escrow agent, and (6) any fees for the investment of the Earnest Money. Except as noted, and subject to certain specified exceptions, all other fees, costs and expenses of the Proposed Sale, shall be allocated between the Hotel Partnership and the Purchaser in accordance with local custom for similar transactions. Should the Hotel Partnership terminate the Purchase and Sale Agreement in accordance with its terms due to a default by the Purchaser, the Hotel Partnership may retain the Earnest Money as liquidated damages.

REPRESENTATIONS AND WARRANTIES

         The Purchase and Sale Agreement provides that the Purchaser is purchasing the St. Francis from the Hotel Partnership with limited representations and warranties on an "as is, where is" basis, "with all faults." The Hotel Partnership and the Purchaser are making customary representations and warranties regarding their organization and authority to execute and deliver all necessary documents and the enforceability thereof. In addition, the Hotel Partnership is making certain additional customary representations and warranties regarding contracts relating to the St. Francis, violations of law, legal proceedings, condemnation actions, and permits and licenses.

         The Hotel Partnership has the right to amend and supplement the schedules to the Purchase and Sale Agreement prior to closing to the extent the Hotel Partnership did not have knowledge as of the date of the Purchase and Sale Agreement of the matter being disclosed in such amendment or supplement. Any amendment or supplement to the schedules to the Purchase and Sale Agreement made after the expiration of the due diligence period, however, shall have no effect for the purposes of determining whether the Purchaser's Closing Conditions have been satisfied, but shall have effect only for the purposes of limiting the post-closing defense and indemnification obligations of the Hotel Partnership for the inaccuracy or untruth of the representation or warranty qualified by such amendment or supplement. In addition, if the Purchaser has knowledge prior to closing of a breach of any representation or warranty made by the Hotel Partnership in the Purchase and Sale Agreement and the Purchaser nevertheless elects to close this transaction, such representation or warranty by the Hotel Partnership with respect to such matter shall be deemed to be modified to reflect the Purchaser's knowledge.

         The Hotel Partnership's representations and warranties shall survive for a period of 360 days after the closing date. The Purchaser shall not have any right to pursue remedies against the Hotel Partnership for any losses unless and until the Purchaser's losses exceed $500,000 (this amount being a threshold for enforcement and a deductible from liability) and shall not be entitled to indemnification for any losses in excess of the aggregate amount of $6.25 million.

COVENANTS

         In addition to certain customary covenants regarding confidentiality, the operation of the St. Francis until the closing date, communicating with employees located at the St. Francis, contesting taxes and honoring bookings, the Purchase and Sale Agreement provides that the Purchaser shall assume all liabilities and obligations of the Hotel Partnership arising or accruing under labor union contracts on or after the closing date, and the Purchaser shall cause the manager to comply with the terms of the labor union contracts, including, without limitation, hiring or continuing the employment of the labor union employees upon closing to the extent required thereunder.

         The Purchase and Sale Agreement also provides that the General Partner shall solicit from and recommend to the Limited Partners their approval for the Proposed Sale and that neither the Hotel Partnership nor the General Partner (or their affiliates) will solicit or knowingly encourage any other proposals or offers to sell or otherwise dispose of the St. Francis. This will not prohibit the Hotel Partnership from furnishing information to or entering into discussions or negotiations with any person that makes a bona fide, written, unsolicited competing proposal after the date of the Purchase and Sale Agreement, if each of the Hotel Partnership and the General Partner believe that the competing proposal is reasonably likely to be a Superior Acquisition Proposal. If the General Partner determines in good faith that the competing proposal is a Superior Acquisition Proposal, the Hotel Partnership and the General Partner may terminate the Purchase and Sale Agreement upon payment of the Break-Up Fee and certain fees and expenses. The Purchaser, however, will have the opportunity to amend the Purchase and Sale Agreement to reflect terms at least as favorable as the Superior Acquisition Proposal. See "-Termination."

CONDITIONS PRECEDENT

         In addition to customary conditions precedent to closing, the Purchase and Sale Agreement is subject to the General Partner obtaining the consent of the Limited Partners for the Proposed Sale, and providing the Purchaser with notice of obtaining such approval no later than June 16, 2000.

PRORATIONS AND APPORTIONMENTS

         Taxes, rent under tenant leases, amounts prepaid, accrued or due and payable under any contracts or permits, payments for utilities, employee compensation, deposits for bookings, trade payables, cash on hand or on deposit in any house bank at the St. Francis, and all fees and expenses under the management agreement shall be prorated between the Hotel Partnership and the Purchaser as of the Cut-Off-Time (i.e., 11:59 p.m. on the day before closing occurs). The Hotel Partnership shall be responsible for paying the cost of all capital expenditures incurred prior to closing but the Purchaser (or the Hotel Partnership) shall receive a credit at closing in the amount of the shortfall (or excess) between (1) the pro rata portion of the aggregate capital expenditures set forth in the 2000 Cap Ex Budget and (2) the actual capital expenditures paid by the Hotel Partnership during the calendar year 2000. In addition, at closing the Purchaser shall receive a credit for up to $500,000 for hedging fees and costs incurred by the Purchaser to provide interest rate protection in connection with the Purchaser's contemplated debt financing and financing commitment fees.

TERMINATION

         The Hotel Partnership may terminate the Purchase and Sale Agreement
(1) upon the acceptance of a Superior Acquisition Proposal and the payment of the Break-Up Fee and any out-of-pocket expenses described below, (2) if any of the Mutual Closing Conditions has not been satisfied on or before the closing date, (3) if any of the Seller Closing Conditions has not been satisfied on or before the closing date, (4) upon a Purchaser Default or (5) if the General Partner is unable to obtain the required consent of the Limited Partners for the Proposed Sale no later than June 16, 2000.

         The Purchaser may terminate the Purchase and Sale Agreement (1) in accordance with the customary termination provisions, including uncured unpermitted title exceptions, a material casualty or material condemnation, (2) if any of the Mutual Closing Conditions has not been satisfied on or before the closing date, (3) if any of the Purchaser Closing Conditions has not been satisfied on or before the closing date, (4) upon a Seller Default, (5) if the General Partner has withdrawn, amended or modified its recommendation or approved or recommended any Superior Acquisition Proposal or (6) if the General Partner is unable to obtain the consent of the Limited Partners to the Proposed Sale, on or before June 16, 2000.

         The Hotel Partnership will be required to pay to the Purchaser a Break-Up-Fee in the amount of $6.25 million if the Purchase and Sale Agreement is terminated under the following circumstances: (1) the General Partner has withdrawn its recommendation (except as a result of a Purchaser Default); (2) the Hotel Partnership, the General Partner or the Partnership shall have terminated or caused to be terminated the Purchase and Sale Agreement based on a Superior Acquisition Proposal; or (3) (a) the Purchase and Sale Agreement is terminated as a result of the General Partner's failure or inability to obtain the approval of the Limited Partners on or before June 16, 2000, (b) within six months after such termination the Hotel Partnership, the General Partner or the Partnership shall have executed an agreement relating to a transaction contemplated by any Acquisition Proposal made by any person or affiliate thereof who had disclosed to the Hotel Partnership, the Partnership or the General Partner any Acquisition Proposal made after the date of the Letter of Intent (i.e. December 6, 1999) but prior to the termination of the Purchase and Sale Agreement, and (c) the Hotel Partnership, the General Partner or the Partnership shall have entered into a binding definitive agreement with the other party with respect to such Acquisition Proposal as to which agreement all contingencies shall have been satisfied or waived (other than customary closing conditions relating to the Hotel Partnership's performance) within twelve (12) months after such termination.

         Additionally, if the Hotel Partnership or the Purchaser terminates the Purchase and Sale Agreement under any of the circumstances described in clauses
(1), (2) or (3) (a) of the preceding paragraph, the Hotel Partnership shall reimburse the Purchaser for the reasonable out-of-pocket expenses incurred by the Purchaser in connection with the transactions contemplated by the Purchase and Sale Agreement up to an amount not to exceed $4 million. In no event however, shall the sum of the Break-Up Fee and the out of pocket expenses reimbursed to the Purchaser exceed an aggregate amount of $8.25 million.

         Upon termination of the Purchase and Sale Agreement by the Hotel Partnership as a result of a Purchaser Default, the Purchaser shall cause the Escrow Agent to disburse the Earnest Money to the Hotel Partnership.

         If the Purchaser terminates the Purchase and Sale Agreement as a result of a Seller Default, the escrow agent shall refund the Earnest Money to the Purchaser, and the Hotel Partnership and the Purchaser shall have no further rights or obligations under the Purchase and Sale Agreement, except those which (1) expressly survive such termination or (2) arise in connection with the Break-Up Fee and/or out-of-pocket expenses which may be payable to the Purchaser as set forth above. Upon a Seller Default, the Purchaser's sole and exclusive remedies shall be to terminate the Purchase and Sale Agreement as provided above, to proceed to closing without any reduction in or setoff against the Purchase Price or to obtain an injunction for specific performance; provided, however, that in the event of an International Seller Default, the Purchaser may sue for damages but shall not be entitled to damages in excess of $6.25 million.

CASUALTY AND CONDEMNATION

         If the amount of the repair, restoration or replacement required by a casualty equals or exceeds $1 million and the casualty was not caused by the Purchaser or its respective employees or agents, then the Purchaser shall have the right to terminate the Purchase and Sale Agreement and receive a refund of the Earnest Money or proceed to closing and receive a credit in the amount of the applicable insurance deductible and all proceeds from all casualty and lost profits insurance policies maintained by the Hotel Partnership. In the event the amount of the repair, restoration or replacement required by a casualty does not equal or exceed $1 million or the casualty is caused by the Purchaser or its respective employees or agents, then the Purchaser shall not have the right to terminate the Purchase and Sale Agreement, but shall proceed to closing and receive a credit for the amount of the applicable insurance deductible against the Purchase Price, and all of the Hotel Partnership's right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by the Hotel Partnership.

         In the event of a condemnation that would result in the loss of more than 10% of the land or improvements related to the St. Francis, result in any material reduction or restriction in access to the land or improvements, have a materially adverse effect on the operation of the St. Francis or that would reduce the value of the land or improvement by more than $1 million (a "Material Condemnation"), then the Purchaser shall have the right to terminate the Purchase and Sale Agreement and receive a refund of the Earnest Money or proceed to closing and receive all the Hotel Partnership's right, title and interest in all proceeds and awards from such condemnation. In the event of any condemnation of any real property other than a Material Condemnation, the Purchaser shall not have the right to terminate the Purchase and Sale Agreement, but shall proceed to closing and receive all the Hotel Partnership's right, title and interest in all proceeds and awards from such condemnation.

                INTERESTS OF CERTAIN PERSONS IN THE PROPOSED SALE

         In considering the recommendation of the General Partner with respect to the consent of the Limited Partners to the Proposed Authorization, the Limited Partners should be aware that the General Partner and certain of its affiliates have certain interests in the Proposed Sale that are in addition to or potentially different from the interests of the Limited Partners.

GENERAL PARTNER

         Pursuant to the Partnership Agreement, the General Partner holds a 1% interest in each item of Partnership taxable income and taxable loss. In addition, the St. Francis Hotel Corporation, the Hotel General Partner and an affiliate of the General Partner, holds a 1% interest in each item of Hotel Partnership taxable income and taxable loss. Upon completion of the Proposed Sale, however, neither of the General Partner nor the St. Francis Hotel Corporation will receive any distribution as a partner of the Partnership or the Hotel Partnership. See "THE PROPOSED SALE-Distributions."

         In 1994, the General Partner made a loan to the Partnership for the purpose of making capital improvements to the hotel properties through capital contributions to the Partnership's subsidiary limited partnerships, the direct owners of the hotel properties. This loan included $20 million in principal to fund capital improvements to the St. Francis. Interest has accrued at the annual rate equal to the prime rate quoted by Bank of America plus 1%. The principal and accrued interest is payable in full upon sale of the St. Francis. See "SUMMARY-The St. Francis-Loans." Consequently, assuming the sale is completed in May 2000, approximately $33.1 million of such loan (including accrued interest) would be payable to the General Partner upon the sale of the St. Francis.

         St. Francis Hotel Corporation, as assignee of Westin Hotel Company of the management agreement for the St. Francis, earns an incentive management fee of 20% of annual net operating cash flow of the Partnership. As defined in the management agreement, net operating cash flow of the Partnership, means net income (loss) from operations of the Partnership and the Hotel Partnership in the aggregate as determined in accordance with generally accepted accounting principles subject to the following adjustments: (1) the addition of any amounts related to interest expense, depreciation and amortization or other expense items of an extraordinary and nonrecurring nature to the extent they were deducted in determining net income (loss) and (2) the deduction of any amount related to capital improvements or renovations funded by sources other than external borrowings or the restricted account. Incentive management fee payments are payable from the Partnership's net cash flow after payment to the Limited Partners of certain preferential returns. Net cash flow, as defined in the Partnership Agreement, means, generally, all cash received by the Partnership from hotel operations less debt service payments (other than those related to the General Partner's subordinate loans), normal cash expenses (other than incentive management fees), capital expenditures and necessary reserves. As a result, as of September 30, 1999 approximately $23.5 million of incentive management fees relating to the management of the St. Francis have been deferred for payment. Such deferred incentive management fees bear no interest and are payable from the proceeds received by the Hotel Partnership in connection with the Proposed Sale before distributions are made to the Limited Partners. In addition, the St. Francis Hotel Corporation shall continue to manage the St. Francis under the management agreement after the Proposed Sale. See "SUMMARY-The St. Francis-Management Agreements."

D.F. KING & CO., INC.

         The Partnership has retained D.F. King & Co., Inc. to assist in the solicitation of proxies, for which D.F. King & Co., Inc. will receive a fee of $6,500, plus out-of-pocket expenses.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         The Partnership is required to file periodic reports and other information with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, the Partnership files reports and other information with the SEC. You may read and copy any reports, statements or other information that we file, at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004, and at the SEC's Midwest Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and its Northeast Regional Office located at 7 World Trade Center, Suite 1300, New York, New York 10048. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site (http://www.sec.gov).

         The SEC allows the Partnership to "incorporate by reference" the information it files with them, which means that the Partnership can disclose important information to you by referring you to those documents. These incorporated documents contain important business and financial information about the Partnership that is not included in or delivered with this Consent Solicitation Statement. The information incorporated by reference is considered to be part of this Consent Solicitation Statement. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.

         The following documents which the Partnership has filed with the SEC, and all other documents filed by it pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Consent Solicitation Statement and prior to the termination of the consent solicitation made hereby, are incorporated by reference into this Consent Solicitation Statement:


         (1) The Partnership's Annual Report on Form 10-K for the year ended December 31, 1998;

         (2) The Partnership's Quarterly Report on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30,
                  1999; and

         (3)      The Partnership's Current Report on Form 8-K filed February 2,
                  2000.


         These filings are available at the SEC's offices and internet site described above. They are also available to any person to whom a copy of this Consent Solicitation Statement is delivered, without charge, directly from us. To obtain such materials, please contact Resource Phoenix, 2401 Kerner Blvd., San Rafael, California 94901, or by telephone at 1-800-323-5888.

                            By Order of the Board of Directors of Westin Realty Corp., as General Partner of the Partnership



                            Jonathan H. Yellen
                            Assistant Secretary

                                     ANNEX A

                           PURCHASE AND SALE AGREEMENT

                       PURCHASE AND SALE AGREEMENT

                             BY AND BETWEEN




                THE WESTIN ST. FRANCIS LIMITED PARTNERSHIP,
                      a Delaware limited partnership


                                   AND


                          BRE/ST. FRANCIS L.L.C.
                  a Delaware limited liability company


                       DATED AS OF JANUARY 18, 2000
                       THE WESTIN ST. FRANCIS HOTEL
                         SAN FRANCISCO, CALIFORNIA

                                TABLE OF CONTENTS


                                                                                         PAGE
                                                                                         ----
ARTICLE I          DEFINITIONS..............................................................1
    Section 1.1.   Definitions..............................................................1

ARTICLE II         DESCRIPTION OF THE PROPERTY; EXCLUDED PROPERTY..........................10
    Section 2.1    Description of the Property.............................................10
    Section 2.2    Excluded Property.......................................................13

ARTICLE III        PURCHASE PRICE; EARNEST MONEY...........................................13
    Section 3.1    Purchase Price..........................................................13
    Section 3.2    Allocation of Purchase Price............................................13
    Section 3.3    Earnest Money...........................................................14
    Section 3.4    Payment of Purchase Price...............................................14

ARTICLE IV         DUE DILIGENCE; TITLE AND SURVEY.........................................15
    Section 4.1    Due Diligence...........................................................15
    Section 4.2    Title and Survey........................................................16
    Section 4.3    Starwood Board Approval.................................................17

ARTICLE V          SELLER'S REPRESENTATIONS AND WARRANTIES.................................18
    Section 5.1    Representations and Warranties..........................................18
    Section 5.2    Limitation on Seller's Representations and Warranties...................23
    Section 5.3    Amendment to Schedules..................................................23
    Section 5.4    Effect of Purchaser's Knowledge.........................................24

ARTICLE VI         PURCHASER'S REPRESENTATIONS AND WARRANTIES..............................24
    Section 6.1    Representations and Warranties..........................................24
    Section 6.2    Effect of Seller's Knowledge............................................25

ARTICLE VII        COVENANTS...............................................................25
    Section 7.1    Confidentiality.........................................................25
    Section 7.2    Operation of the Hotel Prior to Closing.................................26
    Section 7.3    Licenses and Permits....................................................26
    Section 7.4    Employee Matters........................................................27
    Section 7.5    Bookings................................................................27
    Section 7.6    Tax Contests............................................................28
    Section 7.7    Notices and Filings.....................................................28
    Section 7.8    Access to Information...................................................29
    Section 7.9    Further Assurances......................................................29
    Section 7.10   Seller Approval.........................................................30
    Section 7.11   Non-Solicitation........................................................31


                                       -ii-



                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
ARTICLE VIII       CONDITIONS PRECEDENT....................................................32
    Section 8.1    Conditions Precedent to the Obligations of Both Seller and Purchaser....33
    Section 8.2    Additional Conditions to Purchaser's Obligations........................32
    Section 8.3    Additional Conditions to Seller's Obligations...........................34
    Section 8.4    Frustration of Closing Conditions.......................................34

ARTICLE IX         CLOSING.................................................................34
    Section 9.1    Closing Date............................................................34
    Section 9.2    Closing Escrow..........................................................34
    Section 9.3    Seller's Deliveries.....................................................35
    Section 9.4    Purchaser's Deliveries..................................................36
    Section 9.5    Possession..............................................................36

ARTICLE X          PRORATIONS; ACCOUNTS RECEIVABLE; TRANSACTION
                   COSTS...................................................................37
    Section 10.1   Prorations..............................................................37
    Section 10.2   Accounts Receivable.....................................................39
    Section 10.3   Transaction Costs.......................................................40

ARTICLE XI         TRANSITION PROCEDURES...................................................40
    Section 11.1   Settlement Statement....................................................40

ARTICLE XII        TERMINATION;  EFFECT OF TERMINATION.....................................41
    Section 12.1   Seller's Right of Termination...........................................41
    Section 12.2   Purchaser's Right of Termination........................................41
    Section 12.3   Effect of Termination...................................................41

ARTICLE XIII       CASUALTY; CONDEMNATION..................................................43
    Section 13.1   Casualty................................................................43
    Section 13.2   Condemnation............................................................44

ARTICLE XIV        INDEMNIFICATION.........................................................44
    Section 14.1   Indemnification by Seller...............................................44
    Section 14.2   Indemnification by Purchaser............................................45
    Section 14.3   Limitations on Indemnification Obligations..............................45
    Section 14.4   Indemnification Procedure...............................................45
    Section 14.5   Exclusive Remedy........................................................46
    Section 14.6   Indemnification Obligations.............................................46
    Section 14.7   Release of Seller for Environmental Liabilities.........................46

ARTICLE XV         MISCELLANEOUS PROVISIONS................................................47
    Section 15.1   Notices.................................................................47
    Section 15.2   Time is of Essence......................................................48
    Section 15.3   Assignment..............................................................48
    Section 15.4   Successors and Assigns; Third Party Beneficiaries.......................49
    Section 15.5   Prevailing Party........................................................49

                                       -iii-

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
    Section 15.6   No Recordation..........................................................49
    Section 15.7   Rules of Construction...................................................49
    Section 15.8   Governing Law; Severability.............................................50
    Section 15.9   Recitals, Exhibits and Schedules........................................50
    Section 15.10  Entire Agreement; Amendments to Agreement...............................50
    Section 15.11  Facsimile; Counterparts.................................................50


                                LIST OF EXHIBITS
                                ----------------

Exhibit A     Earnest Money Escrow Agreement
Exhibit B     Interim Lease Agreement
Exhibit C     Management Agreement Subodination, Non-Disturbance and Attornment
              Agreement
Exhibit D     Trademark License Agreement
Exhibit E     Closing Certificate (Seller)
Exhibit F     Grant Deed
Exhibit G     Assignment and Assumption of Management Agreement
Exhibit H     Bill of Sale
Exhibit I     Assignment and Assumption of Leases and Contracts
Exhibit J     Assignment and Assumption of Union Contracts
Exhibit K     General Assignment and Assumption Agreement
Exhibit L     Closing Certificate (Purchaser)


                                LIST OF SCHEDULES
                                -----------------

Schedule 2.1(a)         Legal Description of the Land
Schedule 5.1(c)         Consents and Approvals; No Conflicts
Schedule 5.1(d)         Title to Personal Property
Schedule 5.1(f)         Compliance with Applicable Law
Schedule 5.1(g)         Litigation
Schedule 5.1(h)         Employment Claims
Schedule 5.1(h)(iii)    Employee Plans
Schedule 5.1(i)         Taxes
Schedule 5.1(j)         Environmental Matters
Schedule 5.1(k)         Licenses and Permits
Schedule 5.1(l)         Tenant Leases
Schedule 5.1(m)         Contracts
Schedule 5.1(o)         Bookings
Schedule 5.1(p)         Insurance
Schedule 5.1(t)         Equipment Leases
Schedule 5.1(v)         Construction Disputes
Schedule 5.1(x)         Prepaid Fees
Schedule 5.1(y)         Trade Associations
Schedule 10.1(m)        2000 Cap Ex Budget


                           PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is made and entered into as of this 18th day of January, 2000, by and between THE WESTIN ST. FRANCIS LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller"), and BRE/ST. FRANCIS L.L.C., a Delaware limited liability company ("PURCHASER"). (Seller and Purchaser are sometimes referred to herein individually as a "PARTY", and collectively as the "PARTIES").

                                    RECITALS

      WHEREAS, Seller is the owner of the Property (as defined herein) relating to the hotel facility located at 335 Powell Street, San Francisco, California, and commonly known as The Westin St. Francis (the "HOTEL").

      WHEREAS, Seller desires to sell the Property to Purchaser, and Purchaser desires to purchase the Property from Seller, on the terms set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      Section 1.1 DEFINITIONS. In addition to the terms defined above in the introduction and recitals to this Agreement, the following terms when used in this Agreement shall have the meanings set forth in this Section 1.1.

      "ACCOUNTS RECEIVABLE" means all amounts which Seller is entitled to receive from the operation of the Hotel, but are not paid as of the Closing, including, without limitation, charges for the use or occupancy of any guest, conference, meeting or banquet rooms or other facilities at the Hotel, any restaurant, bar or banquet services, or any other goods or services provided by or on behalf of Seller at the Hotel, but expressly excluding any credit card charges and checks which Seller has submitted for payment as of the Closing.

      "ACCRUED BENEFITS" means those items set forth in clauses (ii), (iii) and (iv) of the definition of Compensation.

      "ACQUISITION PROPOSAL" has the meaning set forth in Section 7.11 of this Agreement.

      "ADDITIONAL DEPOSIT" has the meaning set forth in Section 3.3(a) of this Agreement

      "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person in question. For the purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question, whether by the ownership of voting securities, contract or otherwise.

      "APPLICABLE LAW" means all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, the New York Stock Exchange, Board of Fire Underwriters and similar quasi-governmental agencies or entities, and any judgment, injunction, order, directive, decree or other judicial or regulatory requirement of any court or Governmental Authority of competent jurisdiction affecting or relating to the Person or property in question.

      "BOOKINGS" has the meaning set forth in Section 2.1(n) of this Agreement.

      "BOOKS AND RECORDS" has the meaning set forth in Section 2.1(m) of this Agreement.

      "BREAK-UP FEE" has the meaning set forth in Section 12.3 of this Agreement.

      "BROKER" shall mean Sonnenblick-Goldman Company.

      "BUSINESS DAY" means any day other than Saturday, Sunday or any federal legal holiday.

      "CASUALTY" has the meaning set forth in Section 13.1(a) of this Agreement.

      "CLOSING" has the meaning set forth in Section 9.1 of this Agreement.

      "CLOSING DATE" has the meaning set forth in Section 9.1 of this Agreement.

      "CLOSING ESCROW" has the meaning set forth in Section 9.2 of this Agreement.

      "CLOSING ESCROW AGREEMENT" has the meaning set forth in Section 9.2 of this Agreement.

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations, rulings and guidance issued by the Internal Revenue Service.

      "COMPENSATION" means all (i) salaries and wages which the Employees are entitled to receive at the time in question, together with all employment taxes with respect thereto, including, without limitation, any withholding or employer contributions under the Federal Insurance Contribution Act and Federal Unemployment Taxes Act; (ii) bonus and incentive compensation; (iii) accrued vacation days, sick days and personal days; and (iv) any health, welfare and other benefits provided to the Employees, and employer contributions to, and amounts paid or accrued under, any employee plans for the benefit of the Employees.

      "COMPETING PROPOSAL" has the meaning set forth in Section 7.11 of this Agreement.

      "CONDEMNATION" has the meaning set forth in Section 13.2(a) of this Agreement.

      "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 7.1(a) of this Agreement.

      "CONSENT SOLICITATION" has the meaning set forth in Section 7.10 of this Agreement.

      "CONTRACTS" means, collectively, the Equipment Leases and Operating Agreements.

      "CURRENT ACCOUNTS RECEIVABLE" has the meaning set forth in Section 10.2(b) of this Agreement.

      "CUT-OFF TIME" has the meaning set forth in Section 10.1 of this Agreement.

      "DEFINITION AGREEMENT" has the meaning set forth in Section 12.3(a) of this Agreement.

      "DEED" has the meaning set forth in Section 9.3(a) of this Agreement.

      "DELINQUENT ACCOUNTS RECEIVABLES" has the meaning set forth in Section 10.2(b) of this Agreement.

      "DUE DILIGENCE CONTINGENCY" has the meaning set forth in Section 4.1(a) of this Agreement.

      "DUE DILIGENCE PERIOD" has the meaning set forth in Section 4.1(a) of this Agreement.

      "EARNEST MONEY" has the meaning set forth in Section 3.3(a) of this Agreement.

      "EARNEST MONEY ESCROW" has the meaning set forth in Section 3.3(a) of this Agreement.

      "EARNEST MONEY ESCROW AGREEMENT" has the meaning set forth in Section 3.3(a) of this Agreement.

      "EMPLOYEE PLAN" means any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements) health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is entered into, maintained, administered or directly or indirectly contributed to, as the case may be, by Seller, any of its Affiliates and (ii) covers any current Employee, or any former or current Employee under the Union Contracts.

      "EMPLOYEES" means all individuals who are employed full-time or part-time at, or otherwise perform services with respect to, the Hotel at the time in question (other than employees of tenants).

      "ENVIRONMENTAL CLAIMS" means any claim for reimbursement or remediation expense, contribution, personal injury, property damage or damage to natural resources made by any Governmental Authority or other Person arising from or in connection with the presence or release of any Hazardous Substances over, on, in or under the Real Property, or the violation of any Environmental Laws with respect to the Hotel.

      "ENVIRONMENTAL LAWS" means any Applicable Laws which regulate or control (i) Hazardous Substances, pollution, contamination, noise, radiation, water, soil, sediment, air or other environmental media, or (ii) an actual or potential spill, leak, emission, discharge, release or disposal of any Hazardous Substances or other materials, substances or waste into water, soil, sediment, air or any other environmental media, including, without limitation, (A) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq. ("CERCLA"), (B) the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq. ("RCRA"), (C) the Federal Water Pollution Control Act, 33 U.S.C. Sections 2601 et seq., (D) the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., (E) the Clean Water Act, 33 U.S.C. Sections 1251 et seq., (F) the Clean Air Act, 42 U.S.C. Sections 7401 et seq., (G) the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., (H) the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq. and similar state and local Applicable Law, as amended from time to time, and all regulations, rules and guidance issued pursuant thereto.

      "ENVIRONMENTAL LIABILITIES" means any liabilities or obligations of any kind or nature imposed on the Person in question pursuant to any Environmental Laws, including, without limitation, any (i) obligations to manage, control, contain, remove, remedy, respond to, clean up or abate any actual or potential release of Hazardous Substances or other pollution or contamination of any water, soil, sediment, air or other environmental media, whether or not located on the Real Property and whether or not arising from the operations or activities with respect to the Hotel, and (ii) liabilities or obligations with respect to the manufacture, generation, formulation, processing, use, treatment, handling, storage, disposal, distribution or transportation of any Hazardous Substances.

      "ENVIRONMENTAL REPORTS" has the meaning set forth in Section 5.1(j) of this Agreement.

      "EQUIPMENT LEASES" has the meaning set forth in Section 2.1(h) of this Agreement.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

      "ERISA AFFILIATE" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

      "ESCROW AGENT" shall mean Fidelity National Title Insurance Company, through its offices at Two Park Avenue, Suite 300, New York, NY 10016.

      "EXCHANGE ACT" has the meaning set forth in Section 7.10 of this Agreement.

      "EXCLUDED PROPERTY" has the meaning set forth in Section 2.2 of this Agreement.

      "F&B" has the meaning set forth in Section 2.1(e) of this Agreement.

      "FAILURE TO CURE NOTICE" has the meaning set forth in Section 4.2(d) of this Agreement.

      "FF&E" has the meaning set forth in Section 2.1(c) of this Agreement.

      "GENERAL PARTNER" means the general partner of WHLP.

      "GOVERNMENTAL AUTHORITY" means any federal, state or local government or other political subdivision thereof, including, without limitation, any agency or entity exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

      "GP RECOMMENDATION" has the meaning set forth in Section 7.10 of this Agreement.

      "GUEST LEDGER" means any all charges accrued to the open accounts of any guests or customers at the Hotel as of the Cut-Off Time for the use and occupancy of any guest, conference, meeting or banquet rooms or other similar facilities at the Hotel, any restaurant, bar or banquet services, or any other goods or services provided in the Ordinary Course of Business by or on behalf of Seller.

      "HAZARDOUS SUBSTANCES" means any hazardous or toxic substances, materials or waste, whether solid, semisolid, liquid or gaseous, including, without limitation, asbestos, polychlorinated biphenyls, petroleum or petroleum by-products, radioactive materials, radon gas and any other material or substance which is defined as or included in the definition of a "hazardous substance", "hazardous waste", "toxic waste" "hazardous material", "toxic pollutant", "contaminant", "pollutant" or "toxic substance", or words of similar import, under any Environmental Laws or that could result in the imposition of liability under any Environmental Laws.

      "HOTEL GP" means St. Francis Hotel Corporation, a Delaware Corporation, in its capacity as the sole general partner of Seller.

      "IMPROVEMENTS" has the meaning set forth in Section 2.1(b) of this Agreement.

      "INDEMNIFICATION CAP" has the meaning set forth in Section 14.3(b) of this Agreement.

      "INDEMNIFICATION CLAIM" has the meaning set forth in Section 14.4(a) of this Agreement.

      "INDEMNIFICATION DEDUCTIBLE" has the meaning set forth in Section 14.3(b) of this Agreement.

      "INDEMNITEE" has the meaning set forth in Section 14.4(a) of this Agreement.

      "INDEMNITOR" has the meaning set forth in Section 14.4(a) of this Agreement.

      "INITIAL DEPOSIT" has the meaning set forth in Section 3.3(a) of this Agreement.

      "INSPECTIONS" has the meaning set forth in Section 4.1(b) of this Agreement.

      "INTANGIBLE PROPERTY" has the meaning set forth in Section 2.1(1) of this Agreement.

      "INTENTIONAL SELLER DEFAULT" means an act or failure to act by Seller with the intent to, and resulting in, (I) a material breach or default by Seller in any of its covenants and obligations under this Agreement, (ii) the frustration of one or more Purchaser Closing Conditions, and (iii) the termination of this Agreement, which breach, default or failure is not cured within ten (10) Business Days after Seller's receipt of written notice of such default from Purchaser.

      "KNOWLEDGE" means (i) with respect to Seller, the actual knowledge of Joseph D. Long, William Reis or Michael Cassidy and expressly excluding the knowledge of any other shareholder, trustee, partner, member, director, officer, manager, employee, agent or representative of Seller or any of its Affiliates, and (ii) with respect to Purchaser, (A) the actual knowledge of Jonathan D. Gray or Andrew Farbman and expressly excluding the knowledge of any other shareholder, trustee, partner, member, director, officer, manager, employee, agent or representative of Purchaser or any of its Affiliates, (B) any matter disclosed in any exhibits or schedules to this Agreement, and (C) any matter disclosed in any Seller Due Diligence Materials or any other documents or materials provided by Seller to Purchaser prior to Closing, and
(D) any matter disclosed in the Purchaser Due Diligence Reports.

      "LAND" has the meaning set forth in Section 2.1(a) of this Agreement.

      "LETTER OF INTENT" means that certain letter, dated December 6, 1999, between Seller and an affiliate of Purchaser outlining the general terms of the transaction contemplated in this Agreement.

      "LICENSES AND PERMITS" has the meaning set forth in Section 2.1(k) of this Agreement.

      "LIMITED PARTNERS" means the limited partners of WHLP.

      "LIMITED PARTNERS APPROVAL" has the meaning set forth in Section 7.10 of this Agreement.

      "LIQUOR LICENSE" has the meaning set forth in Section 7.3 of this Agreement.

      "LOSSES" means any liability, damage, loss, cost or expense, including, without limitation, reasonable attorneys' fees and expenses and court costs, incurred by the Person in question.

      "MANAGEMENT AGREEMENT" has the meaning set forth in Section 2.1(p) of this Agreement.

      "MANAGER" means St. Francis Hotel Corporation, a Delaware corporation, in its capacity as manager under the Management Agreement.

      "MATERIAL CASUALTY" has the meaning set forth in Section 13.1(a) of this Agreement.

      "MATERIAL CONDEMNATION" has the meaning set forth in Section 13.2(a) of this Agreement.

      "MATERIAL CONTRACT" means any Contract requiring aggregate annual payments in excess of Fifty Thousand Dollars ($50,000) for any year during the term of such Contract.

      "MULTIEMPLOYER PLAN" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

      "MUTUAL CLOSING CONDITIONS" has the meaning set forth in Section 8.1 of this Agreement.

      "NEW TRANSACTION AGREEMENT" has the meaning set forth in Section 12.3(a) of this Agreement.

      "NOTICE" has the meaning set forth in Section 15.1(a) of this Agreement.

      "OPERATING AGREEMENTS" has the meaning set forth in Section 2.1(i) of this Agreement.

      "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with Seller's past custom and practices for the operation, maintenance and repair of the Hotel.

      "OUT-OF-POCKET EXPENSES" has the meaning set forth in Section 12.3 of this Agreement.

      "PERMITTED EXCEPTIONS" has the meaning set forth in Section 4.2(c) of this Agreement.

      "PERSON" means any natural person, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, Governmental Authority or other legal entity in its own or a representative capacity.

      "PERSONAL PROPERTY" means the Property other than the Real Property.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "PROPERTY" has the meaning set forth in Section 2.1 of this Agreement.

      "PRORATIONS" has the meaning set forth in Section 10.1 of this Agreement.

      "PURCHASE PRICE" has the meaning set forth in Section 3.1 of this Agreement.

      "PURCHASER CLOSING CONDITIONS" has the meaning set forth in Section 8.2 of this Agreement.

      "PURCHASER DEFAULT" means: (i) Purchaser's failure to deposit the Earnest Money within the time period provided in Section 3.3(a); or (ii) a material breach or default by Purchaser in any of its representations, warranties, covenants or obligations under this Agreement which breach or default is not caused by a Seller Default and which breach or default causes Purchaser to fail to purchase the Property in accordance with the terms of this Agreement.

      "PURCHASER DUE DILIGENCE REPORTS" has the meaning set forth in Section 4.1(d) of this Agreement.

      "PURCHASER INDEMNITEES" means Purchaser and its Affiliates, and each of their respective shareholders, directors, officers, members, partners, trustees, employees and agents, and the successors, assigns, heirs and legal representatives of each of the foregoing.

      "PURCHASER'S INSPECTORS" has the meaning set forth in Section 4.1(b) of this Agreement.

      "REAL PROPERTY" has the meaning set forth in Section 2.1(b) of this Agreement.

      "RESPONSE PERIOD" has the meaning set forth in Section 7.11 of this Agreement.

      "RETAIL MERCHANDISE" has the meaning set forth in Section 2.1(f) of this Agreement.

      "SAP NOTICE" has the meaning set forth in Section 7.11 of this Agreement.

      "SEC" has the meaning set forth in Section 7.10 of this Agreement.

      "SELLER ACCESS" has the meaning set forth in Section 7.8 of this Agreement.

      "SELLER APPROVAL" has the meaning set forth in Section 7.10 of this Agreement.

      "SELLER APPROVAL DATE" has the meaning set forth in Section 7.10 of this Agreement.

      "SELLER APPROVAL NOTICE" has the meaning set forth in Section 7.10 of this Agreement.

      "SELLER CLOSING CONDITIONS" has the meaning set forth in Section 8.3 of this Agreement.

      "SELLER DEFAULT" means a material breach or default by Seller in any of its representations, warranties, covenants or obligations under this Agreement, which default is not caused by a Purchaser Default and which default is not cured within ten (10) Business Days after Seller's receipt of written notice of such default from Purchaser.

      "SELLER DUE DILIGENCE MATERIALS" has the meaning set forth in Section 4.1(c) of this Agreement.

      "SELLER INDEMNITEES" means Seller, Starwood, Manager, and their respective Affiliates, and each of their respective shareholders, directors, officers, members, partners, trustees, employees and agents, and the successors, assigns, heirs and legal representatives of each of the foregoing.

      "SELLER'S POSSESSION" means in the actual possession of any officer or employee of Seller or any of its Affiliates who has direct or supervisory responsibility for the operation of the Hotel.

      "SETTLEMENT STATEMENT" has the meaning set forth in Section 11.1 of this Agreement.

      "STARWOOD" means Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation.

      "STARWOOD BOARD APPROVAL NOTICE" has the meaning set forth in Section 4.3(a) of this Agreement.

      "STARWOOD BOARD APPROVAL PERIOD" has the meaning set forth in Section 4.3(a) of this Agreement.

      "STARWOOD BOARD APPROVAL" has the meaning set forth in Section 4.3(a) of this Agreement.

      "STARWOOD PROPRIETARY MARKS" has the meaning set forth in Section 2.2(b) of this Agreement.

      "SUPPLIES" has the meaning set forth in Section 2.1(d) of this Agreement.

      "SURVEY" has the meaning set forth in Section 4.2(b) of this Agreement.

      "SURVEY DEFECTS" has the meaning set forth in Section 4.2(c) of this Agreement.

      "SURVIVAL PERIOD" has the meaning set forth in Section 14.3(a) of this Agreement.

      "TAXES" means any federal, state, local or foreign, real property, personal property, sales, use, room, occupancy, excise, severance, stamp, payroll, employment, withholding, social security, unemployment, disability, vault, ad valorem, assessments, value added or other tax, assessments, levies, charges or fees of any kind whatsoever imposed on Seller or the Property or any portion thereof by any Governmental Authority, including, without limitation, any interest, penalty, or addition thereto, but expressly excluding any (i) federal, state, local or foreign income, capital gain, capital stock, franchise, profits, estate or gift tax, or (ii) transfer or similar taxes incurred with respect to the transaction contemplated in this Agreement.

      "TENANT LEASES" has the meaning set forth in Section 2.1(g) of this Agreement.

      "TITLE COMMITMENT" has the meaning set forth in Section 4.2(a) of this Agreement.

      "TITLE COMPANY" means Fidelity National Title Insurance Company, through its offices at Two Park Avenue, Suite 300, New York, NY 10016.

      "TITLE EXCEPTIONS" has the meaning set forth in Section 4.2(c) of this Agreement.

      "TITLE OBJECTION LETTER" has the meaning set forth in Section 4.2(c) of this Agreement.

      "TITLE POLICY" has the meaning set forth in Section 8.2(d) of this Agreement.

      "TITLE IV PLAN" means an Employee Plan subject to Title IV of ERISA other than any Multiemployer Plan.

      "TRADE PAYABLES" has the meaning set forth in Section 10.1(j) of this Agreement.

      "2000 CAP EX BUDGET" has the meaning set forth in Section 10.1(m) of this Agreement.

      "UNION CONTRACTS" has the meaning set forth in Section 2.1(j) of this Agreement.

      "UNION EMPLOYEES" means any Employees whose employment is subject to the terms of the Union Contracts.

      "UNPERMITTED EXCEPTIONS" has the meaning set forth in Section 4.2(c) of this Agreement.

      "WHLP" means Westin Hotels Limited Partnership, a Delaware limited partnership, the sole limited partner of Seller.

      "WHLP APPROVAL" has the meaning given in Section 7.10 of this Agreement.

      "WHLP PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of WHLP.

                                 ARTICLE II

                DESCRIPTION OF THE PROPERTY; EXCLUDED PROPERTY

      Section 2.1 DESCRIPTION OF THE PROPERTY. Subject to the terms set forth in this Agreement, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, the property and assets set forth in this Section 2.1, but expressly excluding the Excluded Property (collectively, the "PROPERTY"):

      (a) LAND. Fee simple title to the land described in SCHEDULE 2.1(a), together with (i) all appurtenant easements, rights of way, privileges, licenses and any other rights and interests appurtenant thereto, (ii) Seller's right, title and interest, if any, in any land in the bed of any streets or other public ways adjacent to the land described in Schedule 2.1(a) to the center line thereof, and (iii) Seller's right, title and interest in (A) any condemnation award made with respect to such real property and (B) any award for damages to such real property by reason of change of grade of any street or public way adjoining such real property (the "LAND");

      (b) IMPROVEMENTS. All buildings, structures and improvements located on or affixed to the Land and all fixtures on the Land which constitute real property under Applicable Law including, without limitation, those certain buildings, structures, improvements and fixtures presently situated on, in, under or hereafter erected, installed or used on, in or under the Land (the "IMPROVEMENTS" the Land and the Improvements are referred to collectively herein as the "REAL PROPERTY");

      (c) FF&E. All fixtures (other than those which constitute Improvements), furniture, furnishings, equipment, machinery, vehicles, appliances, computer hardware, art work and other items of tangible personal property owned by Seller which are located at the Hotel and used in the operation of the Hotel (and all replacements thereof purchased prior to the Closing), or ordered for future use at the Hotel as of the Closing, other than the Supplies, F&B and Retail Merchandise (the "FF&E");

      (d) SUPPLIES. All china, glassware, silverware; linens; uniforms; engineering, maintenance, cleaning and housekeeping supplies; matches and ashtrays; soap and other toiletries; stationery, menus and other printed materials; and all other similar materials and supplies, which are located at the Hotel or ordered for future use at the Hotel as of the Closing (the "SUPPLIES");

      (e) FOOD AND BEVERAGE. All food and beverages (alcoholic and non-alcoholic) which are located at the Hotel (whether opened or unopened), or ordered for future use at the Hotel as of the Closing, but expressly excluding any alcoholic beverages to the extent the sale or transfer of the same is not permitted under Applicable Law (the "F&B");

      (f) RETAIL MERCHANDISE. All merchandise located at the Hotel, including, without limitation, the gift shop, pro shop or newsstand maintained by Seller, and held for sale to guests and customers of the Hotel, or ordered for future sale at the Hotel as of the Closing (the "RETAIL MERCHANDISE");

      (g) TENANT LEASES. All leases, subleases, licenses, concessions and similar agreements granting a real property interest to any other Person for the use or occupancy of any portion of the Real Property, other than the Management Agreement and Bookings (the "TENANT LEASES"), together with all security deposits held by Seller thereunder;

      (h) EQUIPMENT LEASES. All leases and purchase money security agreements for any equipment, machinery, vehicles, furniture or other personal property located at the Hotel and used in the operation of the Hotel which are held by or on behalf of Seller (the "EQUIPMENT LEASES"), together with all deposits made thereunder, to the extent such Equipment Leases and deposits are transferable;

      (i) OPERATING AGREEMENTS. All maintenance, service and supply contracts, credit card service agreements, booking and reservation agreements, and all other contracts and agreements which are held by Seller in connection with the operation of the Hotel, other than the Tenant Leases, Equipment Leases, Licenses and Permits (the "OPERATING AGREEMENTS"), together with all deposits made or held by Seller thereunder, to the extent such Operating Agreements and deposits are transferable;

      (j) UNION CONTRACTS. The following union contracts: 1) Garage and Parking Lot Agreement by and between Westin St. Francis Hotel and Teamster Automotive Employees Local Union No. 665, effective December 1, 1995 to November 30, 2000; 2) Collective Bargaining agreement by and between Operating Engineers Local 39 and San Francisco Hotels Multiemployer Group through The Westin St. Francis Hotel, effective August 1, 1997 to July 31, 2000; 3) Agreement by and between the International Union of Security Officers and The Westin

St. Francis, effective July 1, 1997 to June 30, 2000; 4) Collective Bargaining Agreement by and between The Westin St. Francis Hotel and Bay Counties District Counties District Council of Painters No. 8 and Painters Local Union No. 4., Effective August 1, 1998 to July 31, 2003; 5) Agreement by and between The Westin St. Francis and the Textile Processors, Service Trades, Health Care, Professional and Technical Employees' International Union, Local #75, effective December 1, 1997 to November 30, 2000; 6) Clerical Agreement by and between the San Francisco Hotels Multiemployer Group through The
Westin St. Francis and the Professional and Clerical Employees Division of Freight Checkers, Clerical Employees and Helpers, Local No. 856,
International Brotherhood of Teamsters, effective January 1, 1996 to December 31, 1999 and 7) Collective Bargaining Agreement between Hotels Employees and Restaurant Employees Union Local 2 and the San Francisco Hotels Multiemployer Group comprised of the Westin St. Francis Hotels, effective from August 14, 1994 to August 2004, as amended by the Memorandum of Understanding, dated September 17, 1999 (the "UNION CONTRACTS");

      (k) LICENSES AND PERMITS. All licenses, permits, consents, authorizations, approvals, registrations and certificates of any Governmental Authority held by Seller and used in connection with the construction, ownership, occupancy or operation of the Hotel, to the extent transferable (the "LICENSES AND PERMITS"), together with any deposits made by Seller thereunder, to the extent such Licenses and Permits and deposits are transferable;

      (l) INTANGIBLE PROPERTY. All of the following (A) owned by Seller or
(B) exclusively issued or licensed to Seller and used in connection with the operation of the Hotel to the extent Seller's rights and interests therein are transferable: (i) trademarks, trade names, service marks and other intellectual property rights; (ii) warranties and guaranties held by Seller pursuant to any Contracts or with respect to any Improvements or Personal Property; (iii) computer software used in connection with any computer systems located at the Hotel; (iv) direct dial telephone numbers for the Hotel; and (v) all goodwill in connection with the ownership, operation and maintenance of the Hotel, but excluding any name, trademark, servicemark or logo relating to Starwood Proprietary Marks (as hereinafter defined) (the "INTANGIBLE PROPERTY");

      (m) BOOKS AND RECORDS. All books and records in Seller's Possession which relate to the Hotel, other than any legally privileged materials and attorney work product (the "BOOKS AND RECORDS");

      (n) BOOKINGS. All bookings and reservations for guest, conference, meeting and banquet rooms or other facilities at the Hotel (the "BOOKINGS"), together with all deposits held by Seller with respect thereto;

      (o) ACCOUNTS RECEIVABLE. All Current Accounts Receivable (including the Guest Ledger) as set forth in Section 10.2; and

      (p) MANAGEMENT AGREEMENT. That certain Amended and Restated Management Agreement, dated August 21, 1986, by and among Seller, Hotel GP and WHLP, collectively as owner, and Westin Hotel Company, predecessor in interest to Manager, as manager, as amended by that certain First Amendment to Amended and Restated Management Agreement dated as of June 2, 1994, as further amended by that certain Second Amendment to Amended and Restated Management Agreement dated as of September 1, 1999, as assigned to Manager pursuant to that certain Assignment of Management Agreement dated as of August 21, 1986 (as so amended and assigned, the "MANAGEMENT AGREEMENT"), which shall be assumed by Purchaser at Closing.

      SECTION 2.2 EXCLUDED PROPERTY. Notwithstanding anything to the contrary in Section 2.1, the property, assets, rights and interests set forth in this
Section 2.2 (the "EXCLUDED PROPERTY") are excluded from the Property:

      (a) CASH. Except for deposits expressly included in Section 2.1, all cash on hand or on deposit in any house bank, operating account or other account maintained in connection with the ownership or operation of the Hotel;

      (b) STARWOOD PROPRIETARY PROPERTY. All: (i) trademarks, trade names, service marks, symbols, logos and other intellectual property rights held by Starwood, Manager or any of its Affiliates (other than Seller), (the "STARWOOD PROPRIETARY MARKS"); (ii) Manager's or Starwood's internal employee, operational and similar manuals; and, (iii) computer hardware and software pertaining specifically to, and all other rights and interests in,
(a) any Starwood centralized system, including, without limitation, the Starwood reservation system, property management system and e-mail, internet and internal computer network systems, and (b) the Starwood Preferred Guest program and other marketing and advertising programs, except, in each case, for such rights to use Starwood Proprietary Property as may be granted under the Management Agreement; and

      (c) THIRD-PARTY PROPERTY. Any fixtures or personal property owned by
(i) the lessor under any Equipment Leases, (ii) the supplier or vendor under any other Contracts, (iii) the tenant under any Tenant Leases, (iv) any Employees, or (v) any guests or customers of the Hotel.

                               ARTICLE III

             PURCHASE PRICE; EARNEST MONEY; LIKE-KIND EXCHANGE

      Section 3.1 PURCHASE PRICE. The purchase price for the Property is Two Hundred Forty-Three Million and no/100 Dollars ($243,000,000.00) (the "PURCHASE PRICE"), which shall be adjusted at Closing for the Prorations and the Accounts Receivable pursuant to Sections 10.1 and 10.2, respectively.

      Section 3.2 ALLOCATION OF PURCHASE PRICE. Seller and Purchaser will agree to an allocation of the Purchase Price among the Land, Improvements and Personal Property at Closing for federal, state and local tax purposes. Seller and Purchaser acknowledge and agree that the allocation at Closing shall represent an arm's length agreement based on the Parties' good faith judgment as to the fair market value of the Property. Seller and Purchaser shall file all federal, state and local tax returns, in accordance with such allocation, as the same may be adjusted pursuant to Sections 10.1 and 10.2 and in accordance with Section 1060 and the regulations promulgated thereunder. This Section 3.2 shall survive the Closing.

      Section 3.3 EARNEST MONEY.

      (a) EARNEST MONEY. Purchaser has deposited with Escrow Agent the amount of Two Million and no/100 Dollars ($2,000,000.00) (the "INITIAL DEPOSIT"). If Purchaser does not terminate this Agreement pursuant to the Due Diligence Contingency, Purchaser shall deposit with Escrow Agent the additional amount of Eighteen Million and no/100 Dollars ($18,000,000.00) within two (2) days of the date hereof (the "ADDITIONAL DEPOSIT"; the term "EARNEST MONEY" shall refer to the Initial Deposit from the date of this Agreement until the date on which the Additional Deposit is made or required to have been made by Purchaser, and thereafter shall refer to the Initial Deposit and Additional Deposit, collectively. The Earnest Money shall be non-refundable to Purchaser, except as otherwise expressly provided in this Agreement. The Earnest Money shall be held by Escrow Agent in an escrow (the "EARNEST MONEY ESCROW") established pursuant to an escrow agreement in the form attached hereto as EXHIBIT A, (the "EARNEST MONEY ESCROW AGREEMENT") entered into among Seller and Purchaser (or their respective counsel) and Escrow Agent, and delivered to Escrow Agent concurrently with the Initial Deposit.

      (b) INVESTMENT OF EARNEST MONEY. The Earnest Money shall be invested in a federally insured interest-bearing account pursuant to the Earnest Money Escrow Agreement, and all interest earned on the Earnest Money shall be deemed additional Earnest Money. All fees, costs and expenses of the Earnest Money Escrow shall be shared equally between Seller and Purchaser, except that Purchaser shall pay any fees, costs or expenses with respect to the investment of the Earnest Money and Purchaser shall bear the risk of loss of the Earnest Money.

      (c) DISBURSEMENT OF EARNEST MONEY. At Closing, Purchaser shall cause Escrow Agent to disburse the Earnest Money to Seller, and Purchaser shall receive a credit against the Purchase Price in the amount of the Earnest Money disbursed to Seller, or if this Agreement is terminated, the Earnest Money shall be disbursed by Escrow Agent to Seller or Purchaser in accordance with the terms of this Agreement.

      (d) LETTER OF CREDIT. Notwithstanding the foregoing, the Earnest Money may, at Purchaser's option, be in the form of an irrevocable standby letter of credit having an expiration date of not earlier than December 31, 2000, issued by The Chase Manhattan Bank in favor of Seller and deposited with Escrow Agent in accordance with Section 3.3(a). If Purchaser elects to deposit the Earnest Money in the form of a letter of credit pursuant to this
Section 3.3(d), Purchaser shall cause any such letter(s) of credit to be replaced with cash at or prior to the Closing.

      Section 3.4 PAYMENT OF PURCHASE PRICE. At Closing, Purchaser shall pay to Seller by wire transfer of immediately available funds an amount equal to the Purchase Price, PLUS or MINUS the Prorations (as the case may be) pursuant to Section 10.1, PLUS the Current Accounts Receivables pursuant to
Section 10.2, and LESS the Earnest Money disbursed to Seller. Purchaser shall cause the wire transfer of funds to be received by Seller no later than 4:00 p.m. (Eastern Time) on the Closing Date. If Seller receives the wire transfer of funds from Purchaser after 4:00 p.m. (Eastern Time) and is unable to reinvest such funds on the Closing Date, then as a condition to the completion of the Closing, Purchaser shall pay interest on the amount of such funds from the Closing Date until the next Business Day at the "Prime Rate" charged by Seller's bank.

                                 ARTICLE IV

                       DUE DILIGENCE; TITLE AND SURVEY

      Section 4.1 DUE DILIGENCE.

      (a) DUE DILIGENCE CONTINGENCY. Purchaser shall have the period from the date of the Letter of Intent until 5:00 p.m. (Eastern Time) on January 18, 2000 (the "DUE DILIGENCE PERIOD"), to perform its due diligence review of the Property and all matters related thereto which Purchaser deems advisable, including, without limitation, with respect to engineering, environmental, title, survey, financial, operational and legal compliance matters. If Purchaser, in its sole discretion, is not satisfied with the results of its due diligence review of the Property for any reason whatsoever, Purchaser shall have the right to terminate this Agreement in accordance with Sections
12.2 and 12.3 by providing written notice to Seller prior to the expiration of the Due Diligence Period (the "DUE DILIGENCE CONTINGENCY"). If Purchaser does not terminate this Agreement pursuant to the Due Diligence Contingency prior to the expiration of the Due Diligence Period in accordance with this
Section 4.1(a), Purchaser shall be deemed to have waived its rights to terminate this Agreement pursuant to the Due Diligence Contingency, in which case the Earnest Money shall be non-refundable to Purchaser, except as otherwise expressly provided in this Agreement.

      (b) DUE DILIGENCE INSPECTIONS. Purchaser, through its employees, agents and representatives ("PURCHASER'S INSPECTORS"), shall have the right to perform such examinations, tests, investigations and studies of the Property (the "INSPECTIONS") as Purchaser reasonably deems advisable, in accordance with this Section 4.1, and Seller shall provide reasonable access to the Property for Purchaser's Inspectors to perform the Inspections; provided, however, that (i) Purchaser shall provide Seller with at least twenty-four
(24) hours prior notice of each of the Inspections; (ii) Purchaser's Inspectors shall be accompanied by an employee, agent or representative of Seller; provided, however, that Seller shall be deemed to have waived its right to have an employee, agent or representative present if Seller fails to make such person available to Purchaser within twenty-four (24) hours after receipt from Purchaser of the notice required pursuant to clause (i) immediately preceeding; (iii) the Inspections shall be conducted by Purchaser's Inspectors during normal business hours; (iv) Purchaser's Inspectors shall not perform any drilling, coring or other invasive testing, without Seller's prior written consent, which consent may be withheld in Seller's sole discretion; and (v) the Inspections shall not unreasonably interfere with the operations of the Hotel, and Purchaser's Inspectors shall comply with Seller's requests with respect to the Inspections to minimize such interference.

      (c) SELLER'S DUE DILIGENCE MATERIALS. Purchaser acknowledges receipt of the due diligence materials set forth in SCHEDULE A of the Letter of Intent. Seller shall provide to Purchaser promptly upon request by Purchaser such additional due diligence materials in Seller's Possession relating to the Property which are reasonably requested by Purchaser. (All due diligence documents and materials provided by Seller to Purchaser pursuant to the Letter of

Intent or this Agreement are referred to collectively herein as the "SELLER DUE DILIGENCE MATERIALS"). This Section 4.1(c) shall survive the Closing.

      (d) PURCHASER'S DUE DILIGENCE REPORTS. If requested by Seller, Purchaser shall provide a copy to Seller of all non-privileged, final environmental, engineering and other physical condition studies, reports, and assessments prepared by any Person for or on behalf of Purchaser in connection with the Inspections (the "PURCHASER DUE DILIGENCE REPORTS").

      (e) RELEASE AND INDEMNIFICATION. Purchaser shall, at its cost and expense, repair any damage to the Property or any other property owned by a Person other than Purchaser arising from or in connection with the Inspections, and restore the Property or such other third-party property to the same condition as existed prior to such Inspections. Purchaser hereby releases the Seller Indemnitees for any Losses incurred by any of the Purchaser Indemnitees directly arising from or in connection with the Inspections, except for Seller's gross negligence or intentional misconduct. Purchaser shall defend, indemnify and hold harmless the Seller Indemnitees from and against any Losses incurred by any Seller Indemnitees arising from or in connection with the Inspections. This Section 4.1(e) shall survive the termination of this Agreement and the Closing.

      Section 4.2 TITLE AND SURVEY.

      (a) TITLE COMMITMENT. Seller shall obtain and deliver to Purchaser no later than ten (10) days prior to the expiration of the Due Diligence Period, a commitment for a CLTA owner's title insurance policy from the Title Company for the Real Property, showing Seller as the owner in fee simple of the Real Property (the "TITLE COMMITMENT"), together with a copy of all documents referenced therein obtained by the Title Company.

      (b) SURVEY. Seller shall obtain and deliver to Purchaser, no later than five (5) days prior to the expiration of the Due Diligence Period, a survey of the Real Property, dated no earlier than the date of this Agreement, prepared by a duly licensed surveyor, in accordance with the ALTA/ACSM Minimum Standard Detail Requirements for Land Title Surveys, certified to Purchaser and the Title Company (the "SURVEY").

      (c) IDENTIFICATION OF UNPERMITTED EXCEPTIONS. If (i) the Title Commitment discloses any exceptions to title (the "TITLE EXCEPTIONS") not acceptable to Purchaser, or (ii) the Survey discloses any encroachments by improvements on adjoining properties onto or over the Land, any encroachments of the Improvements onto or over adjoining properties, setback lines or easements (to the extent in violation thereof) or other matters (the "SURVEY DEFECTS") not acceptable to Purchaser, Purchaser shall provide written notice to Seller of Purchaser's objections to Title Exceptions and Survey Defects (the "TITLE OBJECTION LETTER") promptly after determining that such matters are not acceptable, but in no event later than the expiration of the Due Diligence Period. (The Title Exceptions and Survey Defects set forth in any Title Objection Letter are referred to collectively herein as the "UNPERMITTED EXCEPTIONS". All (i) Title Exceptions disclosed in the Title Commitment and all matters disclosed on the Survey in each case not objected to by Purchaser in any Title Objection Letter, (ii) rights of tenants under the Tenant Leases, as tenants only without any purchase options or rights of first refusal with respect to the Property, and (iii) all liens and encumbrances created by Purchaser are referred to collectively herein as the "PERMITTED EXCEPTIONS".) If Purchaser does not provide a Title Objection Letter to Seller prior to the expiration of the Due Diligence Period, Purchaser shall be deemed to have waived all objections to any Title Exceptions and all Survey Defects, in which case all such Title Exceptions and Survey Defects shall be deemed Permitted Exceptions.

      (d) REMOVAL OF UNPERMITTED EXCEPTIONS. Seller shall have no obligation to cure any Unpermitted Exceptions, except for (i) any mortgages, deeds of trust or other security interests for any financing incurred by Seller which is not assumed by Purchaser under this Agreement, (ii) Taxes which would delinquent if unpaid at Closing, and (iii) any other Unpermitted Exceptions which may be removed by payment of a liquidated amount which in the aggregate does not exceed One Million and no/100 Dollars ($1,000,000.00). Seller may cure any Unpermitted Exceptions by removing such Unpermitted Exceptions from title or causing the Title Company to waive or commit to insure over such Unpermitted Exception on the Title Policy in a manner reasonably acceptable to Purchaser and its lenders. If Seller (i) elects not to cure any Unpermitted Exception(s) (other than the Unpermitted Exceptions Seller is required to cure under this Section 4.2(d)) or (ii) determines, in its sole discretion, that it will not be able to cure any Unpermitted Exception(s) prior to Closing, Seller shall provide written notice to Purchaser of any such uncured Unpermitted Exception(s) (the "FAILURE TO CURE NOTICE") within ten (10) Business Days of receipt of a Title Objection Letter, in which case Purchaser shall have the option, to be exercised by delivery of written notice to Seller within five (5) Business Days after delivery of the Failure to Cure Notice, to (i) terminate this Agreement, in accordance with Sections
12.2 and 12.3, or (ii) proceed to Closing under this Agreement and accept title to the Real Property, subject to such uncured Unpermitted Exception(s) (which shall thereafter be deemed to be Permitted Exceptions), without any credit against the Purchase Price for any such uncured Unpermitted Exception(s). If Purchaser does not terminate this Agreement under clause (i) of the preceding sentence within such five (5) Business Day period, Purchaser shall be deemed to have elected the option in clause (ii) of the preceding sentence.

      (e) OTHER TITLE COMPANY. If the Title Company does not agree to remove, waive or insure over any Unpermitted Exception(s), but another nationally recognized title insurance company reasonably acceptable to Purchaser and its lenders is willing to issue the Title Policy without such Unpermitted Exception(s), then Seller shall have the right to obtain, and Purchaser shall accept, a Title Policy from such other title insurance company which otherwise shall satisfy the requirements of Section 8.2(d) (in which case the term "Title Company" shall be deemed to refer to such other title insurance company, and term "Escrow Agent" shall be deemed to refer to the escrow agent of such other title insurance company for all purposes in this Agreement).

      (f) EXTENSION OF CLOSING DATE. If Seller is unable to cure any Unpermitted Exceptions prior to Closing, Seller shall have the right to postpone the Closing and extend the Closing Date for up to thirty (30) days by providing written notice to Purchaser no later than five days prior to the originally scheduled closing date; PROVIDED, HOWEVER, that in no event may the Closing Date be extended beyond June 26, 2000.

      Section 4.3 Starwood Board Approval

      (a) STARWOOD'S BOARD APPROVAL. Purchaser acknowledges and agrees that Seller's obligations under this Agreement shall be subject to Seller obtaining the approval of Starwood's board of directors or a duly authorized executivecommittee (the "STARWOOD BOARD APPROVAL"). Seller shall provide written notice to Purchaser promptly upon obtaining the Starwood Board Approval (the "STARWOOD BOARD APPROVAL NOTICE"). If Seller does not provide the Starwood Board Approval Notice to Purchaser on or before January 21, 2000 (the "STARWOOD BOARD APPROVAL PERIOD"), Seller shall be deemed not to have obtained the Starwood Board Approval, and Purchaser and Seller shall have the right to terminate this Agreement after the expiration of the Starwood Board Approval Period and prior to receipt thereafter of the Starwood Board Approval Notice, by providing written notice to the other, in which case Escrow Agent shall refund the Earnest Money to Purchaser, and Seller and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive such termination.

                                   ARTICLE V

                     SELLER'S REPRESENTATIONS AND WARRANTIES

      Section 5.1 REPRESENTATIONS AND WARRANTIES. To induce Purchaser to enter into this Agreement and to consummate the transaction contemplated herein, Seller hereby makes the representations and warranties in this
Section 5.1, subject to the limitations set forth in Sections 5.2, 5.3 and 5.4, upon which Seller acknowledges and agrees that Purchaser is entitled to rely.

      (a) ORGANIZATION AND POWER. Seller is duly formed or organized, validly existing, in good standing in the jurisdiction of its formation or organization, and is qualified to do business in the jurisdiction in which the Hotel is located, and has all requisite power and authority to own and operate the Hotel as currently owned and operated.

      (b) AUTHORITY AND BINDING OBLIGATION. Subject to the Seller Approval and Starwood Board Approval, (i) Seller has full power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed and delivered by Seller under this Agreement, and to perform all obligations arising under this Agreement and such other documents, (ii) the execution by the undersigned on behalf of Seller, and the delivery and performance of this Agreement by Seller has been duly and validly authorized by all necessary action on the part of Seller, and (iii) this Agreement and such other documents now or hereafter to be executed and delivered by Seller under this Agreement, when executed and delivered, will each constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms.

      (c) CONSENTS AND APPROVALS; NO CONFLICTS. Subject to receipt of the Seller Approval and the recordation of the Deed and except as disclosed in
SCHEDULE 5.1(c), (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the consummation by Seller of the transaction contemplated by this Agreement, except to the extent the failure to obtain such permit, authorization, consent or approval would not have a material adverse effect on the ownership or operation of the Hotel, and (ii) neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transaction contemplated under this Agreement, nor compliance by Seller with any of the terms of this Agreement will: (A) violate any provision of Seller's organizational or governing documents; (B) violate any Applicable Law to which Seller is subject; or (C) result in a violation or breach of, or constitute a default under any of the Material Contracts, or
(D) result in the creation or imposition of any lien or encumbrance on the Property or any portion thereof.

      (d) TITLE TO PERSONAL PROPERTY. Except as set forth in SCHEDULE 5.1(d), Seller has not pledged, assigned, hypothecated or transferred any of its right, title or interest in any Personal Property, and Seller has good and valid title to all tangible Personal Property, which in each case shall be free and clear of all liens and encumbrances as of the Closing.

      (e) CONDEMNATION. Seller has not received any written notice of any condemnation or other proceedings in eminent domain, and to Seller's Knowledge, no such condemnation or eminent domain proceedings are threatened or pending against Seller or the Property or any portion thereof.

      (f) COMPLIANCE WITH APPLICABLE LAW. Except as set forth in Section 5.1(j) and SCHEDULE 5.1(f), Seller has not received any written notice of a violation of any Applicable Law with respect to the Hotel which has not been cured or dismissed.

      (g) LITIGATION. Except as set forth in Section 5.1(h) and 5.1(j) and in
SCHEDULE 5.1(g), Seller has not (i) been served with any court filing in any litigation with respect to the Hotel in which Seller is named a party, or
(ii) received written notice of any charge or complaint from any Governmental Authority or other Person pursuant to any administrative, arbitration or similar adjudicatory proceeding with respect to the Hotel which has not been settled or dismissed and to Seller's Knowledge, there are no actions, suits or proceedings pending against Seller or the Property or affecting any of Seller's rights with respect to all or any portion of the Property, before or by any federal, state, municipal or other governmental agency or instrumentality, nor has Seller received any written notice of any such action, suit or proceeding.

      (h)   EMPLOYEES/BENEFIT PLANS.

            (i) Except for the Union Contracts, Seller is not a party to any collective bargaining agreement with any labor union. None of the Employees are employed by Seller. Seller has made available to Purchaser a correct and complete copy of the Union Contracts (including all amendments, modifications and other agreements with respect thereto).

           (ii) Except as set forth in SCHEDULE 5.1(h), Seller has not (i) been served with any court filing in any litigation with respect to the Employees in which Seller is a named party, or (ii) received written notice from any Employee, Governmental Authority or other Person making a formal charge, complaint, or request for a grievance or arbitration proceeding against Seller alleging a breach or default under the Union Contracts or a violation of any Applicable Law relating to the employment or service relationship of the Employees.

           (iii) Schedule 5.1(h)(iii) identifies each Employee Plan.

           (iv)  No Employee Plan is a Title IV Plan.

            (v) The assets of the Seller are not now, nor will they after the passage of time be, subject to any lien imposed under code Section 412(m) by reason of a failure of any of the Seller, or its Affiliates to make timely installments or other payments required under Code
      Section 412.

            (vi) Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders and regulations, including but not limited to ERISA and the Code.

            (vii) Neither the Seller nor any of its Affiliate has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, Employees, except as required to avoid excise tax under Section 4980B of the Code.

            (viii) There is no contract, plan or arrangement (written or otherwise) covering any Employee that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

            (ix) No Employee will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.

      (i) TAXES. Except as disclosed in SCHEDULE 5.1(i), (i) all Taxes imposed on Seller which would be delinquent if unpaid are paid in full or will be prorated at Closing as part of the Prorations pursuant to Section 10.1, (ii) Seller has not received any written notice for an audit of any Taxes which is pending, and (iii) Seller is not currently contesting any Taxes.

      (j) ENVIRONMENTAL MATTERS. SCHEDULE 5.1(j) sets forth a correct and complete list of all non-privileged environmental assessments, reports and studies relating to the Hotel in Seller's Possession or Seller's control (the "ENVIRONMENTAL REPORTS"), and Seller has made available to Purchaser a true and complete copy of the Environmental Reports. Seller has not received any written notice from any Governmental Authority or other Person of any Environmental Claims, Environmental Liabilities or violation of any Environmental Laws with respect to the Hotel or any other Property. To Seller's Knowledge, there has been no material violation of any Environmental Laws at or relating to the Property, except to the extent, if any, described in the Environmental Reports.

      (k) PERMITS. SCHEDULE 5.1(k) sets forth all of the Licenses and Permits held by Seller which are necessary for the ownership, use, maintenance and operation of the Hotel as currently owned and operated and, as applicable, to the other Property and, except as specifically set forth in SCHEDULE 5.1(k), Seller has made available to Purchaser a true and complete copy of each of the Licenses and Permits. Seller has not received any written notice from any Governmental Authority or other Person of (i) any violation, non-renewal, suspension or revocation of any Licenses and Permits with respect to the Hotel that has not been dismissed or cured, or (ii) any failure by Seller to obtain any License or Permit required for the ownership, maintenance, use, occupancy or operation of the Hotel or, as applicable, other Property, that has not been dismissed or cured. To Seller's Knowledge, each License and Permit set forth in
Schedule 5.1(k) is in good standing and in full force and effect

      (l) TENANT LEASES. SCHEDULE 5.1(l) sets forth a correct and complete list of the Tenant Leases and Seller has delivered to Purchaser a true and complete copy of the Tenant Leases (including all amendments, modifications and other agreements with respect thereto). Except as set forth in SCHEDULE 5.1(l): (i) Seller has neither given nor received any written notice of any breach or default under any of the Tenant Leases and, to Seller's Knowledge, there are no material defaults under any of the Tenant Leases by any of the parties thereunder; (ii) no tenant under any Tenant Lease has paid rent for more than one month in advance or claims or is entitled to any offset against rent; (iii) Seller is not required to perform any decorating or alterations or any other work in any tenant's space or furnish any equipment for any tenant under any Tenant Lease; (iv) no tenant under any Tenant Lease has an option to purchase the Property or any portion thereof; (v) there are no security deposits under any Tenant Leases; (vi) Seller has not assigned any of its rights under any of the Tenant Leases; (vii) there are no brokerage commissions or finder's fees payable with respect to the current or renewal term of any of the Tenant Leases or the negotiation of any new Tenant Lease; and (viii) there are no pending actions or proceedings instituted against Seller by any tenant under any Tenant Lease.

      (m) CONTRACTS. SCHEDULE 5.1(m) sets forth a correct and complete list of the Material Contracts and Seller, to Seller's Knowledge, has made available to Purchaser a true and complete copy of each of the Contracts (including all amendments, modifications and other agreements with respect thereto). Except as set forth on SCHEDULE 5.1(m), Seller has neither given nor received any written notice of any breach or default under any of the Material Contracts which has not been cured and, to Seller's Knowledge, there are no defaults under any of the Material Contracts by any of the parties thereunder.

      (n) MANAGEMENT AGREEMENTS. Except for the Management Agreement, Seller is not a party to any management, franchise, license, concession or other agreement for the management or operation of the Hotel.

      (O) BOOKINGS. SCHEDULE 5.1(o) sets forth a correct list of all Bookings for the Hotel as of a date which is not earlier than ten (10) Business Days prior to the date of this Agreement, which shall be updated at Closing to a date which is not earlier than ten (10) Business Days prior to Closing; provided, however, that such list of Bookings shall be redacted to exclude all information identifying the particular Persons holding such Bookings.

      (p) INSURANCE. SCHEDULE 5.1(p) sets forth a correct and complete list of each insurance policy maintained by Seller with respect to the Hotel.

      (q) FINDERS AND INVESTMENT BROKERS. Except for the Broker, Seller has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Seller in connection with the transaction contemplated by this Agreement in a manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction contemplated in this Agreement.

      (r) FOREIGN PERSON. Seller is not a "foreign partnership" for purposes of the withholding provisions of Section 1445 of the Code.

      (s) REAL PROPERTY AND IMPROVEMENTS. The Real Property and the Improvements constitute all of the real property and improvements owned by Seller. Except as provided in this Agreement, the Real Property is not subject to any outstanding contract of sale or purchase option in favor of any Person.

      (t) EQUIPMENT LEASES. Other than the equipment leases set forth in
SCHEDULE 5.1(t), there are no other equipment leases to which Seller is a party affecting the ownership, use, operation or maintenance of the Property or affecting the existence, use, ownership, occupancy, operation and/or maintenance of any personal property used in the operation of the Hotel.

      (u) BANKRUPTCY. No insolvency proceeding of any character (including bankruptcy, receivership, reorganization, composition or arrangement with creditors (including any assignment for the benefit of creditors)), voluntary or involuntary, relating to Seller or the Property is pending, or, to Seller's Knowledge, is being threatened against Seller by any Person.

      (v) CONSTRUCTION DISPUTES. Except as set forth on Schedule 5.1(v), to Seller's Knowledge, there are no disputes pending between Seller and any mechanic or materialman with respect to work or materials furnished to the Hotel, and to Seller's Knowledge no work which has been performed or materials which have been supplied is likely to give rise to such a dispute. At the Closing, there will be no unpaid bills with respect to any work or materials furnished to the Hotel under any Material Contract which, if unpaid, could result in a mechanics' or materialmen's lien being filed on the Hotel.

      (w) TRANSIENT GUESTS. As of the date hereof, there are no guests at the Hotel who have maintained occupancy at the Hotel for a period in excess of thirty (30) consecutive days.

      (x) PREPAID FEES AND DEPOSITS. SCHEDULE 5.1(x) sets forth a list of each prepaid fee, reservation, advanced payment and deposit in excess of $10,000.00 relating to the Hotel.

      (y) TRADE ASSOCIATIONS. SCHEDULE 5.1(y) sets forth all trade associations to which Seller or Manager belongs and the respective dues and fees therefor.

      (z) FINANCIAL AND OPERATING STATEMENTS. Seller has furnished Purchaser with true, correct and complete copies of the annual financial statements for the Hotel for the year ended December 31, 1998 (collectively, the "FINANCIAL STATEMENTS"), and unaudited monthly operating statements of the Hotel for January through December 31, 1999 (collectively, the "OPERATING STATEMENTS"). The Financial Statements and Operating Statements fairly present the financial condition and results from operations of the Hotel. To Seller's Knowledge, no event, act or condition has occurred which has had (or could reasonably be expected to result in) a material adverse change in the financial condition of the Hotel, since the date of the most recent Financial Statements and Operating Statements delivered to Purchaser.

      (aa) TAXES. Seller has paid, or by the Closing date will pay, all Taxes due and payable in connection with the ownership and operation of the Property on or before the Closing Date.

Seller (i) is not a party to any action orproceeding to abate any Taxes, nor is aware of any proceeding by any governmental authority for enforcement of collection of Taxes, and (ii) has not granted any waiver of any statute of limitation with respect to, or any extension of a period for, the assessment of any Taxes.

      Section 5.2 LIMITATION ON SELLER'S REPRESENTATIONS AND WARRANTIES. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY CLOSING DOCUMENT, (I) THE PURCHASE OF THE PROPERTY SHALL BE ON AN "AS IS", "WHERE IS", "WITH ALL FAULTS BASIS", SUBJECT TO REASONABLE WEAR AND TEAR FROM THE DATE OF THIS AGREEMENT UNTIL CLOSING, AND (II) NEITHER SELLER, STARWOOD, MANAGER OR ANY OF THEIR AFFILIATES, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, NOR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, HAVE MADE ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO THE HOTEL OR ANY ASPECT THEREOF OR THE PROPERTY OR ANY PORTION THEREOF, WRITTEN OR ORAL, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY REPRESENTATION OR WARRANTY AS TO (A) THE CONDITION, QUANTITY, QUALITY, USE, OCCUPANCY OR OPERATION OF THE PROPERTY OR ANY PORTION THEREOF, (B) THE PAST, PRESENT OR FUTURE REVENUES OR EXPENSES WITH RESPECT TO THE HOTEL, (C) THE COMPLIANCE OF THE PROPERTY OR ANY PORTION THEREOF OR THE OPERATION OF THE HOTEL WITH ANY ZONING REQUIREMENTS, BUILDING CODES OR OTHER APPLICABLE LAW, OR (D) THE ACCURACY OF ANY ENVIRONMENTAL REPORTS OR OTHER INFORMATION SET FORTH IN THE SELLER DUE DILIGENCE MATERIALS PROVIDED TO PURCHASER WHICH WERE PREPARED FOR OR ON BEHALF OF SELLER. PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER IS NOT RELYING ON ANY STATEMENT MADE OR INFORMATION PROVIDED TO PURCHASER BY SELLER, STARWOOD, MANAGER OR ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN THIS AGREEMENT.

                        Purchaser's Initials  ________________

      Section 5.3 AMENDMENT TO SCHEDULES. Notwithstanding anything to the contrary in this Agreement, Seller shall have the right to amend and supplement the schedules to this Agreement from time to time prior to Closing to the extent Seller did not have Knowledge as of the date of this Agreement of the matter being disclosed in such amendment or supplement by providing a written copy of such amendment or supplement to Purchaser; provided, however, that any amendment or supplement to the schedules to this Agreement made after the expiration of the Due Diligence Period shall have no effect for the purposes of determining whether the

Purchaser Closing Conditions, including, without limitation, Sections 8.2(b) and 8.2(c), have been satisfied, but shall have effect only for the purposes of limiting the defense and indemnification obligations of Seller for the inaccuracy or untruth of the representation or warranty qualified by such amendment or supplement.

      Section 5.4 EFFECT OF PURCHASER'S KNOWLEDGE. If Purchaser has Knowledge prior to Closing of a breach of any representation or warranty made by Seller in this Agreement and Purchaser nevertheless elects to close this transaction, such representation or warranty by Seller with respect to such matter shall be deemed to be modified to reflect such Purchaser's Knowledge.

                                   ARTICLE VI

                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

      Section 6.1 REPRESENTATIONS AND WARRANTIES. To induce Seller to enter into this Agreement and to consummate the transaction contemplated hereby, Purchaser hereby makes the representations and warranties in this Section 6.1, subject to the limitation in Section 6.2, upon which Purchaser acknowledges and agrees that Seller is entitled to rely.

      (a) ORGANIZATION AND POWER. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

      (b) AUTHORITY AND BINDING OBLIGATION. (i) Purchaser has full power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed and delivered by Purchaser under this Agreement, and to perform all obligations arising under this Agreement and such other documents, (ii) the execution by the undersigned on behalf of Purchaser, and the delivery and performance of this Agreement by Purchaser has been duly and validly authorized by all necessary partnership action on the part of Purchaser, and (iii) this Agreement and such other documents now or hereafter to be executed and delivered by Purchaser under this Agreement, when executed and delivered, will each constitute the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms, except to the extent Seller itself is in default hereunder.

      (c) CONSENTS AND APPROVALS; NO CONFLICTS. (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the consummation by Purchaser of its obligations under this Agreement, and (ii) neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transaction contemplated under this Agreement, nor compliance by Purchaser with any of the terms of this Agreement will: (A) violate any provision of the organizational or governing documents of Purchaser; (B) violate any Applicable Law to which Purchaser is subject; or (C) result in a violation or breach of or constitute a default under any contract, agreement or other instrument or obligation to which Purchaser is a party or by which any of Purchaser's properties are subject.

      (d) FINDERS AND INVESTMENT BROKERS. Except for Broker, Purchaser has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Purchaser in connection with the transaction contemplated by this Agreement in any manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction contemplated in this Agreement.

      Section 6.2 EFFECT OF SELLER'S KNOWLEDGE. If Seller has Knowledge prior to Closing of a breach of any representation or warranty made by Purchaser in this Agreement and Seller nevertheless elects to close this transaction, such representation or warranty by Purchaser with respect to such matter shall be deemed to be modified to reflect such Seller's Knowledge.

                                  ARTICLE VII

                                   COVENANTS

      Section 7.1 CONFIDENTIALITY.

      (a) DISCLOSURE OF CONFIDENTIAL INFORMATION; PUBLIC ANNOUNCEMENTS. Seller and Purchaser shall keep confidential and not make any public announcement or disclose to any Person the existence or any terms of this Agreement, any information disclosed by the Inspections or in the Seller Due Diligence Materials or Purchaser Due Diligence Reports, and any other documents, materials, data or other information with respect to the Hotel which is not generally known to the public (the "CONFIDENTIAL INFORMATION") provided, however, that Seller and Purchaser shall be permitted to (i) disclose any Confidential Information to the extent required by court order or under Applicable Law, (ii) make a public announcement regarding the transaction contemplated in this Agreement after the expiration of the Due Diligence Period, provided that Seller and Purchaser shall approve the form and substance of any such public announcement, which approval shall not be unreasonably withheld, conditioned or delayed, or (iii) disclose any Confidential Information to any Person on a "need-to-know" basis, such as their respective directors, officers, partners, members, employees, attorneys, accountants, engineers, surveyors, consultants, lenders, investors, managers, franchisors and such other Persons whose assistance is required to consummate the transactions contemplated in this Agreement; provided, however, that Seller or Purchaser (as the case may be) shall (a) advise such Person of the confidential nature of such Confidential Information, and (b) use commercially reasonable efforts to cause such Person to maintain the confidentiality of such information; provided, however, that except for the obligations of Seller and Purchaser to use such commercially reasonable efforts, neither Seller nor Purchaser shall be liable for any breach of confidentiality by such Person. If this Agreement is terminated, Purchaser promptly shall return all Seller Due Diligence Materials to Seller, and if requested by Seller, Purchaser shall provide a copy of all Purchaser Due Diligence Reports to Seller. This Section 7.1(a) shall survive the Closing.

      (b) COMMUNICATION WITH EMPLOYEES. Purchaser shall not, through its employees, agents, representatives or any other Person, directly or indirectly, initiate or pursue any communication with any Employees or any employees of Starwood, or their respective Affiliates involving any matter with respect to the Hotel, such employees, the Letter of Intent or this

Agreement, other than Joseph D. Long and Michael Cassidy and such additional employees as may be approved by either of them, without Seller's prior consent, which consent may be withheld in Seller's sole discretion, unless such communication is arranged by Seller. If Purchaser breaches its covenants in this Section 7.1(b), Seller shall have the right to terminate this Agreement, in which case Escrow Agent shall refund the Earnest Money to Purchaser, and Seller and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive such termination.

      Section 7.2 OPERATION OF THE HOTEL PRIOR TO CLOSING.

      (a) OPERATION IN ORDINARY COURSE OF BUSINESS. From the date of this Agreement until the Closing or earlier termination of this Agreement, Seller shall operate the Hotel in the Ordinary Course of Business, including, without limitation, (i) maintaining all existing insurance coverages as set forth in SCHEDULE 5.1(p), (ii) maintaining the inventories of Supplies, F&B and Retail Merchandise and any other consumables in the Ordinary Course of Business, and (iii) performing maintenance and repairs for the Hotel in the Ordinary Course of Business. Notwithstanding the foregoing, Seller will not, without the consent of Purchaser, which consent shall not be unreasonably withheld, (i) undertake capital improvements or expenditures costing in the aggregate in excess of Twenty-Five Thousand and no/100 Dollars ($25,000.00) and which are not contemplated under the 2000 Cap Ex Budget (as defined below), (ii) amend, modify or extend or renew or terminate any existing Tenant Lease or (iii) enter into any leases or lease amendments or modifications with respect to the Hotel prior to the Closing. After the expiration of the Due Diligence Period and until the Closing or earlier termination of this Agreement, Seller and Purchaser shall have meetings at the Hotel at reasonable times and upon reasonable notice no less frequently than monthly, and Seller shall provide Purchaser with (i) monthly reports relating to the ownership and operation of the Hotel and (ii) copies of all notices received by Seller relating to the ownership and operation of the Hotel, including those received under the Management Agreement. After the expiration of the Due Diligence Period and until the Closing or earlier termination of this Agreement, Purchaser shall have the right to solicit estoppel certificates in form and substance reasonably satisfactory to Purchaser from tenants under the Tenant Leases.

      (b) CONTRACTS. From the date of this Agreement until the Closing or earlier termination of this Agreement, Seller shall not, without Purchaser's consent, which shall not be unreasonably withheld (i) amend, modify or extend or renew or terminate any existing Material Contracts, nor (ii) enter into any new Material Contracts, unless such new Contracts are terminable by Purchaser, without any termination fee, upon not more than thirty (30) days notice.

      Section 7.3 LICENSES AND PERMITS. Subject to Section 8.1(c) and this
Section 7.3, Purchaser shall be responsible for obtaining the transfer of all Licenses and Permits (to the extent transferable) or the issuance of new licenses and permits, including, without limitation, the licenses and permits required for the sale and service of alcoholic beverages at the Hotel (the "LIQUOR LICENSE"). Purchaser, at its cost and expense, shall submit all necessary applications and other materials to the appropriate Governmental Authority and take such other actions to effect the transfer of Licenses and Permits or issuance of new licenses and permits, including, without limitation, the Liquor License, as of the Closing, and Seller shall use commercially reasonable efforts (at no cost or expense to Seller other than any de minimis cost or expense or any cost or expense which Purchaser agrees in writing to reimburse) to cooperate with Purchaser to cause the Licenses and Permits to be transferred or new licenses and permits to be issued to Purchaser. Notwithstanding anything to the contrary in this Section 7.3, Purchaser shall not post any notices at the Hotel or publish any notices required for the transfer of the Licenses or Permits or issuance of new licenses and permits, including, without limitation, the Liquor License, prior to the expiration of the Due Diligence Period. Purchaser will use all commercially reasonable efforts (i) to file with the appropriate Governmental Authority the necessary application or documentation in order to obtain the transfer of the Liquor License or issuance of a temporary liquor license on the Closing Date within ninety (90) days after the expiration of the Due Diligence Period and (ii) to cause the appropriate Governmental Authority to transfer the Liquor License to Purchaser or issue a temporary Liquor License to Purchaser on the Closing Date. A portion of the Purchase Price equal to Twenty-five Thousand Dollars ($25,000.00) shall be allocated to the sale of the Liquor License. To the extent at the Closing such transfer of the Liquor License or issuance of a temporary liquor license has not occurred, Seller shall cause the holder of the Liquor License, an Affiliate of Seller, to enter into an agreement with Purchaser in the form attached as Exhibit B. This Section 7.3 shall survive the Closing.

      Section 7.4 EMPLOYEE MATTERS.

      (a) UNION EMPLOYEES; ASSUMPTION OF UNION CONTRACTS. Upon the assignment of Seller's obligations under the Union Contracts to Purchaser at Closing, Purchaser shall assume all liabilities and obligations of Seller arising or accruing under the Union Contracts on or after the Closing Date, and Purchaser shall (and shall cause its manager to) comply with the terms of the Union Contracts, including, without limitation, hiring or continuing the employment of the Union Employees upon Closing to the extent required thereunder, on such terms and with such compensation, health, welfare and other benefits for the Union Employees as required thereunder; PROVIDED, HOWEVER, Seller shall retain all liability in connection with the assignment of the Union Contracts.

      (b) EMPLOYMENT CLAIMS. Seller shall retain all liabilities and obligations in connection with any employment claims, charges or grievances by any Employees based on events or occurrences through and including the Closing Date. Purchaser shall assume all liabilities and obligations in connection with any employment claims, charges or grievances by any Employees based on events or occurrences after the Closing Date.

      (c) EMPLOYEE PLAN OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, except for obligations and liabilities expressly assumed by Purchaser under the Union Contract relating to events occurring after the Closing Date, Seller and its Affiliates shall retain and assume all obligations and liabilities arising under, or in respect of, any Employee Plan, regardless of when incurred.

      (d) SURVIVAL. The provisions of this Section 7.4 shall survive the Closing.

      Section 7.5 BOOKINGS. Purchaser shall honor all Bookings for any period on or after the Closing Date. This Section 7.5 shall survive the Closing.

      Section 7.6 TAX CONTESTS.

      (a) TAXABLE PERIOD TERMINATING PRIOR TO CLOSING DATE. Seller shall retain the right to commence, continue and settle any proceeding to contest any Taxes for any taxable period which terminates prior to the Closing Date, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings.

      (b) TAXABLE PERIOD INCLUDING THE CLOSING DATE. Seller shall have the right to commence, continue and settle any proceeding to contest any Taxes for any taxable period which includes the Closing Date. Notwithstanding the foregoing, if Purchaser desires to contest any Taxes for such taxable period and Seller has not commenced any proceeding to contest any such Taxes for such taxable period, Purchaser shall provide written notice requesting that Seller contest such Taxes. If Seller desires to contest such Taxes, Seller shall provide written notice to Purchaser within thirty (30) days after receipt of Purchaser's request confirming that Seller will contest such Taxes, in which case Seller shall proceed to contest such Taxes, and Purchaser shall not have the right to contest such Taxes. If Seller fails to provide such written notice confirming that Seller will contest such Taxes within such thirty (30) day period, Purchaser shall have the right to contest such Taxes. Any refunds or abatements awarded in such proceedings shall be used first to reimburse the Party contesting such Taxes for the reasonable costs and expenses incurred by such Party in contesting such Taxes, and the remainder of such refunds or abatements shall be prorated between Seller and Purchaser as of the Cut-Off Time, and the Party receiving such refunds or abatements promptly shall pay such prorated amount due to the other Party.

      (c) TAXABLE PERIOD COMMENCING ON OR AFTER CLOSING DATE. Purchaser shall have the right to commence, continue and settle any proceedings to contest Taxes for any taxable period which commences on or after the Closing Date, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings.

      (d) COOPERATION. Seller and Purchaser shall use commercially reasonable efforts to cooperate with the Party contesting the Taxes (at no cost or expense to the Party not contesting the Taxes other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) and to execute and deliver any documents and instruments reasonably requested by the Party contesting the Taxes in furtherance of the contest of such Taxes.

      (e) SURVIVAL. The provisions of this Section 7.6 shall survive the Closing.

      Section 7.7 NOTICES AND FILINGS. Seller shall send an announcement to all tenants under any Tenant Lease as of the Closing in form and substance reasonably acceptable to Purchaser, informing such tenants of the change in ownership and operation of the Hotel to Purchaser. Seller and Purchaser shall use commercially reasonable efforts to cooperate with each other (at no cost or expense to the Party whose cooperation is requested, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to provide written notice to any Person under any Tenant Leases, Contracts, Licenses and Permits, and to effect any registrations or filings with any Governmental Authority or other

Person, regarding the change in ownership or operation of the Hotel. This
Section 7.7 shall survive the Closing.

      Section 7.8 ACCESS TO INFORMATION. After the Closing, Purchaser shall provide reasonable access to the officers, employees, agents and representatives of Seller or any of its Affiliates to (i) Purchaser's books and records for the Hotel to facilitate the preparation of any documents required to be filed by Seller under Applicable Law or the resolution of any audit, litigation or other proceeding, claim or charge made by any Person or insurance claim involving Seller or any of its Affiliates; (ii) the Property to conduct any examination, tests, investigations or studies of the Property required for the resolution of any litigation or other proceeding, claim or charge made by any Person involving Seller or any of its Affiliates; and
(iii) the employees of Purchaser (or Purchaser's manager) whose assistance or testimony is reasonably deemed necessary or advisable by Seller to assist Seller in evaluating or defending any audit, litigation or other proceeding, claim or charge made by any Person or insurance claim involving any Seller Indemnitees; provided, however, that (A) such Seller or Affiliate thereof shall provide reasonable prior notice to Purchaser; (B) Purchaser shall not be required to provide such access during non-business hours; (C) Purchaser shall have the right to have to accompany the officer, employees, agents or representatives of such Seller or Affiliate thereof in providing access to its books and records, the Property or the employees of Purchaser (or Purchaser's manager) as provided in this Section 7.8. Seller shall, at its cost and expense, repair any damage to the Property or any other property owned by a Person other than Seller arising from or in connection with Seller exercising its right to access the Property in accordance with this Section
7.8 ("SELLER ACCESS"), and restore the Property or such other third-party property to the same condition as existing prior to Seller Access. Seller hereby releases the Purchaser Indemnitees for any Losses incurred by any of the Seller Indemnitees directly arising from or in connection with Seller Access, except for Purchaser's gross negligence or intentional misconduct. Seller shall defend, indemnify and hold harmless the Purchaser Indemnitees from and against any Losses incurred by any Purchaser Indemnitees arising from or in connection with Seller Access. This Section 7.8 shall survive the Closing.

      Section 7.9 FURTHER ASSURANCES. Seller and Purchaser shall use commercially reasonable efforts (at no cost or expense to such Party, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable (i) prior to Closing to consummate the transaction contemplated in this Agreement, including, without limitation, (A) obtaining all necessary consents, approvals and authorizations required to be obtained from any Governmental Authority or other Person under this Agreement or Applicable Law, and (B) effecting all registrations and filings required under this Agreement or Applicable Law, and (ii) after the Closing to further effect the transaction contemplated in this Agreement. Seller and Purchaser shall cooperate and keep each other informed regarding all filings with the SEC made by either party. If any claim, action, suit, investigation or other proceeding by any Governmental Authority or other Person is commenced which questions the validity or legality of the transactions contemplated by this Agreement or seeks damages in connection therewith, the Parties shall cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use commercially reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement. This Section 7.9 shall survive the Closing.

      Section 7.10 SELLER APPROVAL. Purchaser acknowledges and agrees that Seller's obligations under this Agreement shall be subject to Seller obtaining approval by WHLP of the transactions contemplated hereby (the "WHLP APPROVAL"), which approval requires that WHLP obtain the approval of the sale of the Hotel to Purchaser pursuant to the terms of this Agreement by not less than fifty-one percent (51%) by interest of the Limited Partners (the "LIMITED PARTNERS APPROVAL" and collectively with the WHLP Approval, the "SELLER APPROVAL") not later than one hundred and fifty (150) days following the expiration of the Due Diligence Period (the "SELLER APPROVAL DATE"). Seller shall provide written notice to Purchaser promptly upon obtaining the Seller Approval (the "SELLER APPROVAL NOTICE"). If Seller does not provide the Seller Approval Notice to Purchaser on or prior to 5:00 P.M. Eastern Time on the Seller Approval Date, Seller shall be deemed to have failed to obtain the Seller Approval, and Purchaser and Seller shall each thereafter have the right to terminate this Agreement after the Seller Approval Date and prior to receipt thereafter by Purchaser of the Seller Approval Notice, by providing written notice to the other, in which case Escrow Agent shall refund the Earnest Money to Purchaser.

      As promptly as reasonably practicable after execution of this Agreement, WHLP shall prepare and file with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), a proxy statement relating to the solicitation by the General Partner of the consent of the Limited Partners required under the WHLP Partnership Agreement in connection with obtaining the Seller Approval (the "CONSENT SOLICITATION"). WHLP shall provide Purchaser with a copy of the Consent Solicitation as promptly as practicable and, in any event, at least five (5) Business Days prior to its filing with the SEC. WHLP will cause all filings made with the SEC in connection with the Consent Solicitation to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. WHLP shall promptly notify Purchaser of the receipt of any comments from the SEC and of any requests by the SEC for amendments or supplements to the Consent Solicitation or for additional information and will supply Purchaser with copies of all material correspondence between WHLP or any of its representatives and the SEC with respect to the Consent Solicitation. Following the satisfaction of all SEC requirements with respect to the Consent Solicitation, WHLP shall cause the Consent Solicitation to be mailed to the Limited Partners as promptly as practicable and shall in good faith otherwise use its commercially reasonable efforts to obtain the Seller Approval. The General Partner shall recommend to the Limited Partners approval of this Agreement and the transactions contemplated by the Agreement and include such recommendation in the Consent Solicitation (the "GP RECOMMENDATION") provided, however, that prior to the Seller Approval Date (as the same may be extended and subject to the General Partner's compliance with Section 7.11 below), such recommendation may be withdrawn, modified or amended if the General Partner determines in good faith, based on advice of its financial advisors and outside counsel, that in the absence of such action the General Partner would not be in compliance with its duties to the Limited Partners imposed by the WHLP Partnership Agreement or applicable law.

      Section 7.11 NON-SOLICITATION. Each of the General Partner and Seller agrees that, except for transfers of limited partnership interests in WHLP made in accordance with the terms of the WHLP Partnership Agreement (which transfers will not exceed five (5) percent of the aggregate limited partnership interests in WHLP in any calendar year), from the date of this Agreement until the termination of this Agreement (if terminated), neither Seller nor the General Partner will (or permit any of its agents, representatives, employees, members, partners, principals or affiliates to) solicit or knowingly encourage any proposals or offers to sell or otherwise dispose of the Hotel or any interest (directly or indirectly, debt or equity) in the Hotel, Seller or WHLP (any such proposal or offer being referred to as an "ACQUISITION PROPOSAL") or negotiate or otherwise enter into discussions for, or provide confidential information relating to, any Acquisition Proposal. Each of the General Partner and Seller shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal and shall promptly notify the Purchaser if Seller receives any Acquisition Proposal after the date of this Agreement, including a description of the terms and conditions of such Acquisition Proposal, the identity of the parties involved and a copy of such Acquisition Proposal (if in writing). The foregoing shall not limit Seller's right to dispose of personal property in the ordinary course of the operation of the Hotel without the consent of the Purchaser.

      Notwithstanding anything to the contrary in this Section 7.11, nothing contained in Section 7.11 shall prohibit Seller from furnishing information to or entering into discussions or negotiations with any Person that makes a bona fide, written unsolicited Acquisition Proposal after the date of this Agreement (a "COMPETING PROPOSAL"), if each of Seller and the General Partner believe that the Competing Proposal is reasonably likely to be a Superior Acquisition Proposal (taking into consideration the terms and conditions of the Competing Proposal, including the presence or absence of any financing contingencies) and prior to furnishing such information to, or entering into discussions with, such Person, the Seller provides written notice to the Purchaser to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person with regard to a Competing Proposal and keeps Purchaser promptly informed of the status of any such discussions or negotiations. If the General Partner determines in good faith, based upon the advice of its financial advisers and outside counsel, that in the absence of such action the General Partner would not be in compliance with its duties to the Limited Partners imposed by the WHLP Partnership Agreement or applicable law, the Seller and the General Partner may terminate this Agreement by written notice thereof delivered to Purchaser so as to approve or recommend (and, in connection therewith, withdraw or modify the GP Recommendation), a Superior Acquisition Proposal (as defined below).

      Prior to accepting or recommending a Superior Acquisition Proposal, entering into an agreement with respect to the transaction contemplated by any such Superior Acquisition Proposal or withdrawing, materially modifying or amending the GP Recommendation, the Seller shall (i) notify the Purchaser in writing of its intention to take any such action (the "SAP NOTICE"), (ii) identify the third party making such Superior Acquisition Proposal and (iii) attach the most current version of such agreement to such notice, all of which information will be kept confidential by the Purchaser in accordance with the terms of this Agreement. The Purchaser shall have the opportunity, which may be exercised, if at all, not later than the expiration of the five business day period following receipt by Purchaser of the SAP Notice (the "RESPONSE

PERIOD"), to amend this Agreement to provide for the sale of the Hotel on terms and conditions that the General Partner determines, in good faith after consultation with its financial advisors: (1) are at least as favorable, from a financial point of view; and (2) are at least as likely to result in consummation of a sale of the Hotel within substantially the same time frame as, the terms and conditions of the Superior Acquisition Proposal. If: (a) Purchaser fails to so amend this Agreement in the manner and within the time frame required by the preceding sentence; or (b) the General Partner determines that the terms and conditions offered by the Purchaser in any such amendment are not as favorable as the terms of the Superior Acquisition Proposal, then Purchaser's opportunity to so amend this Agreement shall terminate, in either event, not later than 5:00 p.m. E.S.T. on the fifth
(5th) Business Day following Purchaser's receipt of the SAP Notice. The Seller shall not enter into an agreement regarding the transactions contemplated by a Superior Acquisition Proposal prior to the sixth business day after it has provided the SAP Notice to the Purchaser. In addition, the Seller shall keep the Purchaser reasonably informed of the status and details of the Superior Acquisition Proposal (including amendments or proposed amendments thereto) during the Response Period and notify the Purchaser promptly if its intention to enter into a binding, written agreement for the Superior Acquisition Proposal shall change. For all purposes of this Agreement, "Superior Acquisition Proposal" means a bona fide written proposal made by a third party to acquire the Hotel on terms and conditions which, in the aggregate, the General Partner determines, after consultation with its financial advisors and outside counsel: (i) are at least as favorable, from a financial point of view, as the terms of this Agreement; and (ii) are at least as likely to result in consummation of the sale of the Hotel within substantially the same time frame, as the terms of this Agreement,

Any disclosure that the General Partner or the Seller may be compelled to make with respect to the receipt of an Acquisition Proposal in order to comply with its duties imposed by applicable law or Rule 14d-9 or 14e-2 of the Exchange Act will not constitute a violation of this Section 7.11.

                                ARTICLE VIII

                            CONDITIONS PRECEDENT

      Section 8.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BOTH SELLER AND PURCHASER. The respective obligations of Seller and Purchaser to close the transaction contemplated under this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions precedent (the "MUTUAL CLOSING CONDITIONS"):

      (a) ADVERSE PROCEEDINGS. No preliminary or permanent injunction or other order, decree or ruling shall have been issued by a court of competent jurisdiction or by any Governmental Authority, and no Applicable Law shall have been enacted (or passed which upon enactment) would make illegal or invalid or otherwise prevent the consummation of the transaction contemplated under this Agreement.

      (b) SELLER APPROVAL. Seller shall have obtained the Seller Approval.

      Section 8.2 ADDITIONAL CONDITIONS TO PURCHASER'S OBLIGATIONS. Purchaser's obligations to close the transactions contemplated under this Agreement also are subject to the satisfaction at or prior to Closing of the following conditions precedent (the "PURCHASER CLOSING CONDITIONS"):

      (a) SELLER'S DELIVERIES. Seller shall have delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow for the benefit of Purchaser, all of the closing documents and other items set forth in Section 9.3.

      (b) REPRESENTATIONS AND WARRANTIES. Each of Seller's representations and warranties made in this Agreement shall be true and correct in all material respects as of the Closing (unless such representation or warranty is made expressly as of another date).

      (c) COVENANTS AND OBLIGATIONS. Seller shall have performed in all material respects all of its covenants and obligations under this Agreement.

      (d) TITLE POLICY. The Title Company shall have committed to issue an owner s title insurance policy to Purchaser (which may be in the form of a mark-up of the Title Commitment) in accordance with the Title Commitment, insuring Purchaser's fee simple interest in the Real Property as of the Closing Date, with gap coverage from the Closing through the date of recording, subject only to the Permitted Exceptions, with extended coverage (the "TITLE POLICY").

      (e) Purchaser shall have received an estoppel certificate from Manager duly executed by Manager in the form required pursuant to Section 6.5 of the Management Agreement and containing such additional information as reasonably requested by Purchaser.

      (f) Purchaser shall have received a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit C, duly executed by Manager.

      (g) The Property shall be in the same condition as of the date hereof, normal wear and tear excluded, subject to Article XIII hereof.

      (h) Seller shall have caused Manager to establish a new bank account with a banking institution designated by Purchaser for the purpose of maintaining the Fund (as defined in the Management Agreement).

      (i) Manager shall have accepted the insurance procured by Purchaser fulfilling the requirements of Section 5.1 of the Management Agreement and shall have waived the six (6) month notice requirement set forth in Section 5.1(b) of the Management Agreement.

      (j) The Affiliate of Manager which is the registered owner of the trademark or tradename "St. Francis" shall have executed a trademark license agreement in favor of Purchaser in the form attached hereto as Exhibit D.

      The Purchaser Closing Conditions are for the benefit of Purchaser, and Purchaser shall have the right, except as expressly provided in Section 8.4, to waive any of the Purchaser Closing Conditions at or prior to Closing.

      Section 8.3 ADDITIONAL CONDITIONS TO SELLER'S OBLIGATIONS. Seller's obligations to close the transactions contemplated under this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the "SELLER CLOSING CONDITIONS"):

      (a) RECEIPT OF THE PURCHASE PRICE. Purchaser shall have paid the Purchase Price to Seller pursuant to Section 3.4, and Escrow Agent shall have disbursed the Earnest Money to Seller.

      (b) PURCHASER'S DELIVERIES. Purchaser shall have delivered to Seller or deposited with Escrow Agent in the Closing Escrow for the benefit of Seller, all of the closing documents and other items set forth in Section 9.4.

      (c) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Purchaser made in this Agreement shall be true and correct in all material respects as of the Closing (unless such representation or warranty is made expressly as of another date).

      (d) COVENANTS AND OBLIGATIONS. Purchaser shall have performed in all material respects all of its covenants and obligations under this Agreement.

      (e) APPROVALS. Seller shall have obtained Seller Approval and Starwood Board Approval.

      The Seller Closing Conditions are for the benefit of Seller, and Seller shall have the right, except as expressly provided in Section 8.4, to waive any of the Seller Closing Conditions at or prior to Closing.

      Section 8.4 FRUSTRATION OF CLOSING CONDITIONS. Seller and Purchaser may not rely on the failure of the Seller Closing Conditions or Purchaser Closing Conditions, respectively, if such failure was caused by such Party's failure to act in good faith or to use its best efforts to cause the Closing to occur.

                                ARTICLE IX

                                 CLOSING

      Section 9.1 CLOSING DATE. The closing of the transaction contemplated under this Agreement (the "CLOSING") shall occur on the tenth (10th) Business Day after the date on which Seller shall have delivered the Seller Approval Notice, or such other date as agreed to in writing between Seller and Purchaser (the date on which the Closing occurs is referred to herein as the "CLOSING DATE"), at the offices of Seller's counsel or such other place as agreed to in writing between Seller and Purchaser; PROVIDED, HOWEVER, that in no event shall the Closing occur later than June 26, 2000.

      Section 9.2 CLOSING ESCROW. The Closing shall take place by means of a so-called "New York-style" escrow (the "CLOSING ESCROW"). On or prior to the Closing Date, Seller and Purchaser shall enter into a closing escrow agreement with the Escrow Agent with respect to the

Closing Escrow in form and substance reasonably acceptable to Seller, Purchaser and the Escrow Agent (the "CLOSING ESCROW AGREEMENT") pursuant to which (i) all of the documents required to be delivered by Seller and Purchaser pursuant to this Agreement shall be deposited with Escrow Agent unless otherwise agreed by the Parties; (ii) the Purchase Price to be paid by Purchaser pursuant to Section 3.4 shall be deposited with Escrow Agent, and
(iii) at Closing, the closing documents shall be delivered to Seller and Purchaser (as the case may be) and the Purchase Price shall be disbursed to Purchaser pursuant to the Closing Escrow Agreement.

      Section 9.3 SELLER'S DELIVERIES. At the Closing, Seller shall deliver or cause to be delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow for the benefit of Purchaser all of the (i) documents, each of which shall have been duly executed by Seller and acknowledged (if required), and (ii) other items, set forth in this Section 9.3, as follows:

      (a) A closing certificate in the form of EXHIBIT E, together with a copy of all appropriate resolutions, consents and approvals evidencing the Seller Approval.

      (b) A grant deed in the form of EXHIBIT F, conveying the Real Property to Purchaser, subject only to the Permitted Exceptions (the "DEED");

      (c) An Assignment and Assumption of Management Agreement in the form of EXHIBIT G, assigning the Management Agreement to Purchaser, with the assumption by Purchaser of the liabilities and obligations thereunder;

      (d) A Bill of Sale in the form of EXHIBIT H, transferring the FF&E, Supplies, F&B, Retail Merchandise, Books and Records and Accounts Receivable to Purchaser, free and clear of all liens and encumbrances;

      (e) An Assignment and Assumption of Leases and Contracts in the form of
EXHIBIT I, assigning the Tenant Leases, Equipment Lease and Operating Agreements to Purchaser, with the assumption by Purchaser of the liabilities and obligations thereunder from and after the Closing Date;

      (f) An Assignment and Assumption of Union Contracts in the form of EXHIBIT J, assigning the Union Contracts to Purchaser, with the assumption by Purchaser of the liabilities and obligations of Seller thereunder from and after the Closing Date;

      (g) A General Assignment and Assumption Agreement in the form of EXHIBIT K, assigning the Licenses and Permits, Intangible Property and Bookings, with the assumption by Purchaser of the liabilities and obligations thereunder from and after the Closing Date;

      (h) A certificate or registration of title for any vehicle owned by Seller, duly executed by Seller, conveying such vehicle to Purchaser;

      (i) Such agreements, affidavits or other documents as may be reasonably required by the Title Company from the Seller to issue the Title Policies;

      (j) Any required real estate transfer tax declaration or similar documents required in connection with any tax imposed by any Governmental Authority in connection with the transaction contemplated hereunder;

      (k) A FIRPTA affidavit in the form set forth in the regulations under
Section 1445 of the Code;

      (l) All originals (or copies if originals are not available) of the Leases, Contracts, Licenses and Permits, Books and Records, keys and lock combinations in Seller's Possession, which shall be located at the Hotel on the Closing Date and deemed to be delivered to Purchaser upon delivery of possession of the Hotel; provided, however, that Seller shall have the right to redact and reformat any Books and Records which include data or other information pertaining to any other hotels owned, managed or franchised by Seller, Starwood, Manager or their Affiliates;

      (m) The Settlement Statement prepared pursuant to Section 11.1; and

      (n) Such other documents and instruments as may be reasonably requested by Purchaser in order to consummate or better effectuate the transaction contemplated in this Agreement.

      Section 9.4 PURCHASER'S DELIVERIES. At the Closing, Purchaser shall deliver or cause to be delivered to Seller or deposited with Escrow Agent in the Closing Escrow for the benefit of Seller all of the (i) documents, each of which shall have been duly executed by Purchaser and acknowledged (if required), and (ii) other items, set forth in this Section 9.4, as follows:

      (a) A closing certificate in the form of EXHIBIT L, together with a copy of all appropriate resolutions, consents and approvals evidencing the Purchaser Board Approval.

      (b) The Purchase Price to be paid by Purchaser pursuant to Section 3.4.

      (c) A letter of direction to Escrow Agent directing Escrow Agent to disburse the Earnest Money to Seller; and

      (d) A counterpart of each of the documents and instruments to be delivered by Seller under Section 9.3 which require execution by Purchaser; and

      (e) Such other documents and instruments as may be reasonably requested by Seller or the Title Company in order to consummate or better effectuate the transaction contemplated in this Agreement.

      Section 9.5 POSSESSION. Seller shall deliver the Property and possession of the Hotel to Purchaser as of the Closing, subject to the Permitted Exceptions.

                                   ARTICLE X

               PRORATIONS; ACCOUNTS RECEIVABLE; TRANSACTION COSTS

      Section 10.1 PRORATIONS. The items of revenue and expense with respect to the Hotel set forth in this Section 10.1 shall be prorated between Seller and Purchaser (the "PRORATIONS") as of 11:59 p.m. on the day preceding the Closing Date, or such other time expressly provided in this Section 10.1 (the "CUT-OFF TIME"), so that the Closing Date is a day of income and expense for Purchaser. Without duplication, Purchaser shall receive a credit for any items of expense in this Section 10.1 to the extent the same are accrued or due and payable but unpaid as of the Cut-Off Time in which case Purchaser shall be obligated to pay such expense, and Seller shall receive a credit for any of the items of expense in this Section 10.1 which have been paid prior to or at the Closing or will be paid by Seller after the Closing to the extent such payment relates to any period of time after the Cut-Off Time. Any errors and omissions in computing the Prorations shall be corrected not later than One Hundred and Eighty (180) days following the Closing Date; PROVIDED, HOWEVER, that any errors or omissions which are incapable of discovery within such period shall be corrected as soon as possible after the Closing. This
Section 10.1 shall survive the Closing.

      (a) TAXES. All Taxes shall be prorated as of the Cut-Off Time between Purchaser and Seller. If the amount of any such Taxes is not ascertainable on the Closing Date, the proration for such Taxes shall be based on the most recent available bill; provided, however, that after the Closing, Seller and Purchaser shall reprorate the Taxes and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for the relevant taxable period.

      (b) TENANT LEASES. Any rents and other amounts prepaid, accrued or due and payable under the Tenant Leases with respect to periods not in excess of thirty (30) days from the Closing shall be prorated as of the Cut-Off Time between Purchaser and Seller. Purchaser shall receive a credit for all security deposits previously paid (and not applied against obligations) under the Tenant Leases which are transferred to Purchaser, and Purchaser thereafter shall be obligated to refund or apply such deposits in accordance with the terms of such Tenant Leases.

      (c) CONTRACTS. Any amounts prepaid, accrued or due and payable under the Contracts (other than for utilities which proration is addressed separately in this Section 10.1(e)) shall be prorated as of the Cut-Off Time between Seller and Purchaser. Purchaser shall receive a credit for all deposits held by Seller under the Contracts which are transferred to Purchaser, and Purchaser thereafter shall be obligated to refund or apply such deposits in accordance with the terms of such Contracts. Seller shall receive a credit for all deposits made by Seller under the Contracts which are transferred to Purchaser or remain on deposit for the benefit of Purchaser.

      (d) LICENSES AND PERMITS. All amounts prepaid, accrued or due and payable under any Permits (other than utilities which are separately prorated under Section 10.1(e)) transferred to Purchaser shall be prorated as of the Cut-Off Time between Seller and Purchaser. Seller shall receive a credit for all deposits made by Seller under the Permits which are transferred to Purchaser or which remain on deposit for the benefit of Purchaser.

      (e) UTILITIES. All utility services shall be prorated as of the Cut-Off Time between Purchaser and Seller. To the extent possible, readings shall be obtained for all utilities as of the Cut-Off Time. If not possible, the cost of such utilities shall be prorated between Seller and Purchaser by estimating such cost on the basis of the most recent bill for such service; provided, however, that after the Closing, Seller and Purchaser shall reprorate the amount for such utilities and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for the relevant billing period. Seller shall receive a credit for all deposits transferred to Purchaser or which remain on deposit for the benefit of Purchaser with respect to such utility contracts, otherwise such deposits shall be refunded to Seller.

      (f) COMPENSATION. If the payroll period for the Employees ends on the date prior to the Closing Date, Seller shall (or shall cause Manager or employer to) pay all Compensation due to the Employees for such payroll period, and Purchaser shall not receive a credit for such Compensation. If the payroll period for the Employees does not end on the date prior to the Closing Date, Purchaser shall receive a credit for all Compensation which is earned by the Employees as of the Cut-Off Time for the payroll period which includes the Closing Date, and Purchaser shall pay all Compensation due to the Employees for such payroll period.

      (g) ACCRUED BENEFITS. Purchaser shall receive a credit in an amount equal to the Accrued Benefits for all Employees.

      (h) DEPOSITS FOR BOOKINGS. Purchaser shall receive a credit for all prepaid deposits for Bookings scheduled for accommodations or events on or after the Closing Date which Purchaser is obligated to honor pursuant to this Agreement, except to the extent such deposits are transferred to Purchaser.

      (i) RESTAURANTS AND BARS. Seller shall close out the transactions in the restaurants and bars in the Hotel as of the regular closing time for such restaurants and bars during the night in which the Cut-Off Time occurs and retain all monies collected as of such closing, and Purchaser shall be entitled to any monies collected from the restaurants and bars thereafter.

      (j) TRADE PAYABLES. Except to the extent an adjustment or proration is made under another subsection of this Section 10.1, (i) Seller shall pay in full prior to the Closing all amounts payable to vendors or other suppliers of goods or services to the Hotel (the "TRADE PAYABLES") which are due and payable as of the Closing Date for which goods or services have been delivered to the Hotel prior to Closing, and (ii) Purchaser shall receive a credit for the amount of such Trade Payables which have accrued, but are not yet due and payable as of the Closing Date, and Purchaser shall pay all such Trade Payables accrued as of the Closing Date when such Trade Payables become due and payable up to the amount of such credit; provided, however, Seller and Purchaser shall reprorate the amount of credit for any Trade Payables and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for such goods or services. Seller shall receive a credit for all advance payments or deposits made by Seller with respect to FF&E, Supplies, F&B and Retail Merchandise ordered, but not delivered to the Hotel prior to the Closing Date, and Purchaser shall pay the balance of any amounts which become due and payable for such FF&E, Supplies, F&B and Retail Merchandise which were ordered prior to Closing.

      (k) CASH. Seller shall receive a credit for all cash on hand or on deposit in any house bank at the Hotel which shall be transferred to Purchaser.

      (l) MANAGEMENT FEES. Seller shall pay all fees and expenses, including without limitation, all deferred management fees and expenses due under the Management Agreement through the Closing Date. Seller shall be responsible for its pro rata share of the incentive management fee earned or accrued under the Management Agreement for the 2000 calendar year. At Closing, Purchaser shall receive a credit equal to the estimate of such prorata share and a re-adjustment shall be made between Seller and Purchaser post-closing upon determination of the 2000 calendar year incentive management fee. The reproration obligation under this Section 10.1(l) shall survive the Closing.

      (m) 2000 CAP EX BUDGET. Seller shall be responsible for paying the cost of all capital expenditures incurred prior to the Closing. Purchaser (or Seller) will receive a credit at Closing in an amount equal to the shortfall (or excess) between (x) the pro rata portion (based on the number of days elapsed in the calendar year 2000 prior to Closing) of the aggregate capital expenditures set forth in the 2000 Cap Ex Budget attached as SCHEDULE 10.1(m) hereto (the "2000 CAP EX BUDGET") and (y) the actual capital expenditures paid by Seller during the calendar year of 2000 under the 2000 Cap Ex Budget. Notwithstanding anything to the contrary above, Seller shall be solely responsible for the line item in the 2000 Cap Ex Budget relating to the Heavenly Beds, and to the extent such costs have not been paid at Closing, Purchaser shall receive a credit equal to the unpaid portion.

      (n) FINANCING COMMITMENT FEES. Purchaser shall receive a credit at Closing for up to Five Hundred Thousand and no/l00 Dollars ($500,000.00), for hedging fees and costs incurred by Purchaser to provide interest rate protection in connection with Purchaser's contemplated debt financing and financing commitment fees; provided, however, Purchaser provides documentation reasonably satisfactory to Seller evidencing the nature and amount of hedging fees and costs incurred by Purchaser to provide interest rate protection and financing and commitment fees.

      (o) Other Adjustments and Prorations. All other items of income and expense as are customarily adjusted or prorated upon the sale and purchase of a hotel property similar to the Hotel shall be adjusted and prorated between Seller and Purchaser accordingly.

      Section 10.2 ACCOUNTS RECEIVABLE.

      (a) GUEST LEDGER. At Closing, Seller shall receive a credit in an amount equal to: (i) all amounts charged to the Guest Ledger for all room nights up to (but not including) the night during which the Cut-Off Time occurs, and (ii) one-half (1/2) of all amounts charged to the Guest Ledger for the room night which includes the Cut-Off Time (other than any restaurant or bar charges for such room night which are otherwise prorated under Section 10.1) and Purchaser shall be entitled to retain all deposits made and amounts collected for such Guest Ledger.

      (b) ACCOUNTS RECEIVABLE (OTHER THAN GUEST LEDGER). At Closing, Seller shall receive a credit for all Accounts Receivable (other than the Guest Ledger which is addressed in Section 10.2(a)) in an amount equal to one hundred percent (100%) of all Accounts Receivable which are unpaid for not more than thirty (30) days ("CURRENT ACCOUNTS RECEIVABLE") and Purchaser shall be entitled to all amounts collected for such Current Accounts Receivable. Seller shall retain the right to collect all Accounts Receivable (other than the Guest Ledger which is addressed in Section 10.2(a)) which are unpaid for more than thirty (30) days ("DELINQUENT ACCOUNTS RECEIVABLE") and Seller shall not receive a credit for the Delinquent Accounts Receivable. Purchaser shall cooperate with Seller in collecting the Delinquent Accounts Receivable, at no cost or expense to Purchaser other than any de minimis cost and expense or any cost or expense which Seller agrees in writing to reimburse. If any Delinquent Accounts Receivable are paid to Purchaser after the Closing, Purchaser shall pay to Seller the amounts received by Purchaser within ten (10) days after receipt of such amounts, without any commission or deduction for Purchaser.

      Section 10.3 TRANSACTION COSTS.

      (a) SELLER'S TRANSACTION COSTS. In addition to the other costs and expenses to be paid by Seller set forth elsewhere in this Agreement, Seller shall pay for the following costs in connection with this transaction: (i) transfer and sales taxes; (ii) title insurance premiums for the Title Policy;
(iii) the fees and expenses for the Survey; (iv) the commission due to Broker; (v) one-half of the fees and expenses of the Escrow Agent (but excluding any fee for the investment of the Earnest Money); and (vi) the fees and expenses of its own attorneys and accountants.

      (b) PURCHASER'S TRANSACTION COSTS. In addition to the other costs and expenses to be paid by Purchaser set forth elsewhere in this Agreement, Purchaser shall pay for the following costs in connection with this transaction: (i) the fees and expenses of its own attorneys and accountants;
(ii) the fees and expenses incurred by Purchaser for Purchaser's Inspectors or otherwise in connection with the Inspections; (iii) any recording charges payable in connection with the conveyance of the Real Property; (iv) any mortgage tax, title insurance fees and expenses for any loan title insurance policies, recording charges or other amounts payable in connection with any financing obtained by Purchaser; (v) one-half of the fees and expenses for the Escrow Agent; and (vi) any fees for the investment of the Earnest Money.

      (c) OTHER TRANSACTION COSTS. All other fees, costs and expenses not expressly addressed in this Section 10.3 or elsewhere in this Agreement shall be allocated between Seller and Purchaser in accordance with local custom for similar transactions.

                                   ARTICLE XI

                              TRANSITION PROCEDURES

      Section 11.1 SETTLEMENT STATEMENT. On the day prior to Closing, Seller and Purchaser, through their respective employees, agents or representatives, jointly shall make such examinations, audits and inventories of the Hotel as may be necessary to make the adjustments and prorations to the Purchase Price as set forth in Section 10.1 and 10.2 or any other provisions of this Agreement. Based upon such examinations, audits and inventories, Seller and Purchaser jointly shall prepare prior to Closing a settlement statement (the "SETTLEMENT STATEMENT"), which shall set forth Seller's and Purchaser's best estimate of the amounts of the items to be adjusted and prorated under this Agreement. Subject to the reproration provided in
Section 10.1, the Settlement Statement shall be approved and executed by Seller and Purchaser, and shall be binding and conclusive on Seller and Purchaser with respect to the items set forth in the Settlement Statement.

                                  ARTICLE XII

                       TERMINATION; EFFECT OF TERMINATION

      Section 12.1 SELLER'S RIGHT OF TERMINATION. This Agreement may be terminated by Seller (i) upon the acceptance of a Superior Acquisition Proposal by Seller in accordance with Section 7.11 of this Agreement following the payment of any money required by Section 12.3, (ii) if any of the Mutual Closing Conditions set forth in Section 8.1 has not been satisfied on or before the Closing Date, (iii) if any of the Seller Closing Conditions set forth in Section 8.3 has not been satisfied on or before the Closing Date, (iv) upon a Purchaser Default, (v) as set forth in Section 7.10; or
(vi) as set forth in Section 4.3.

      Section 12.2 PURCHASER'S RIGHT OF TERMINATION. This Agreement may be terminated by Purchaser (i) in accordance with the terms and conditions of Sections 4.1(a), 4.2(d), 7.10, 13.1(a) or 13.2(a) of this Agreement, (ii) if any of the Mutual Closing Conditions in Section 8.1 has not been satisfied on or before the Closing Date, (iii) if any of the Purchaser Closing Conditions in Section 8.2 has not been satisfied on or before the Closing Date, (iv) upon a Seller Default, or (v) if the General Partner has withdrawn, amended or modified the GP Recommendation or approved or recommended any Superior Acquisition Proposal.

      Section 12.3 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 12.1 or Section 12.2, this Agreement shall thereafter become void and have no effect, without any liability on the part of any Party other than the provisions of this Section 12.3 and such provisions in this Agreement which expressly survive termination of this Agreement.

      (a) BREAK-UP FEE. If this Agreement is terminated, and, if, and only if: (i) the General Partner has withdrawn the GP Recommendation (except as a result of a Purchaser Default); (ii) Seller, the General Partner or WHLP shall have terminated or caused to be terminated this Agreement pursuant to
Section 7.11; or (iii) (x) this Agreement is terminated as a result of Seller's failure or inability to obtain the Seller Approval prior to the Seller Approval Date, (y) within six (6) months after such termination Seller, the General Partner or WHLP shall have executed an agreement relating to a transaction contemplated by any Acquisition Proposal made by any Person or Affiliate thereof who had disclosed to Seller, WHLP or the General Partner any Acquisition Proposal made after the date of the Letter of Intent but prior to the termination of this Agreement ("a NEW TRANSACTION AGREEMENT"), and (z) Seller, the General Partner or WHLP shall have entered into a binding definitive agreement (a "DEFINITIVE AGREEMENT") with the other party to such New Transaction Agreement as to which Definitive Agreement all contingencies shall have been satisfied or waived (other than customary closing conditions relating to Seller's performance) within twelve (12) months after such termination, then Seller shall pay to

Purchaser a fee in the amount of Six Million Two Hundred and Fifty Thousand Dollars ($6,250,000.00) (the "BREAK-UP FEE"); provided, however, in no event shall the sum of the Break-up Fee and the Out of Pocket Expenses reimbursed to Purchaser pursuant to Section 12.3(b) exceed an aggregate amount of Eight Million Two Hundred and Fifty Thousand Dollars ($8,250,000.00) ("Fee Cap").

      (b) REIMBURSABLE EXPENSES. If Seller or Purchaser terminates this Agreement under any of the circumstances described in clause (i), (ii),
(iii)(x) of Section 12.3(a) above, then, subject to the Fee Cap, Seller shall reimburse Purchaser for the reasonable out-of-pocket expenses incurred by Purchaser solely in connection with the transactions contemplated by this Agreement, including without limitation, reasonable legal fees and disbursements, the cost of physical, environmental and other inspections and non-recoverable fees and expenses actually paid to proposed financing sources and hedging counterparties (the "OUT-OF-POCKET EXPENSES"), up to an amount not to exceed Four Million Dollars and no/l00 ($4,000,000.00); provided that Purchaser provides documentation reasonably satisfactory to Seller evidencing the nature and amount of such Out-of-Pocket Expenses.

      (c) PURCHASER DEFAULT. Upon termination of this Agreement by Seller upon a Purchaser Default, Purchaser shall cause Escrow Agent to disburse the Earnest Money to Seller within two (2) Business Days after such termination, and Seller and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive such termination. Purchaser's obligation to cause Escrow Agent to disburse the Earnest Money to Seller shall survive such termination.

SELLER AND PURCHASER AGREE THAT IF THIS AGREEMENT IS TERMINATED PURSUANT TO THIS SECTION 12.3 (c), THE DAMAGES THAT SELLER WOULD SUSTAIN AS A RESULT OF SUCH TERMINATION WOULD BE DIFFICULT IF NOT IMPOSSIBLE TO ASCERTAIN. ACCORDINGLY, SELLER AND PURCHASER AGREE THAT SELLER SHALL RETAIN THE EARNEST MONEY AS FULL AND COMPLETE LIQUIDATED DAMAGES AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY FOR SUCH TERMINATION; PROVIDED, HOWEVER, THAT SELLER SHALL RETAIN ALL RIGHTS AND REMEDIES UNDER THIS AGREEMENT WITH RESPECT TO THOSE OBLIGATIONS WHICH EXPRESSLY SURVIVE SUCH TERMINATION.

          Seller's Initials                 Purchaser's Initials
                           --------------                        -------------

      (d) EARNEST MONEY If this Agreement is terminated by Purchaser pursuant to Section 12.2(i), Escrow Agent shall refund the Earnest Money to Purchaser, and Seller and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive such termination.

      (e) SELLER DEFAULT. If Purchaser terminates this Agreement upon a Seller Default, Escrow Agent shall refund the Earnest Money to Purchaser, and Seller and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive such termination. Purchaser and Seller agree that Purchaser's sole and exclusive remedies upon a Seller Default shall be to: (i) terminate this Agreement pursuant to Section 12.2(iv); (ii) proceed to Closing without any reduction in or setoff against the Purchase Price; or
(iii) obtain an injunction for specific performance or other equitable remedy available to Purchaser; or (iv) if such Seller Default is an Intentional Seller Default, sue for damages; PROVIDED, HOWEVER, that in no event shall Purchaser be entitled to damages in excess of Six Million Two Hundred and Fifty Thousand Dollars ($6,250,000.00) as a result of such Seller Default.

                                  ARTICLE XIII

                             CASUALTY; CONDEMNATION

      Section 13.1 CASUALTY.

      (a) MATERIAL CASUALTY. If the Property or any portion thereof is damaged or destroyed by fire or any other casualty prior to Closing (a "CASUALTY"), Seller shall give written notice of such Casualty to Purchaser promptly after the occurrence of such Casualty. If the amount of the repair, restoration or replacement required by a Casualty equals or exceeds One Million and no/100 Dollars ($1,000,000.00) (a "MATERIAL CASUALTY") and the Casualty was not caused by Purchaser or Purchaser's Inspectors, or their respective employees or agents, then Purchaser shall have the right, in its sole discretion, to (i) terminate this Agreement, in which case Escrow Agent shall refund the Earnest Money to Purchaser, and Seller and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (ii) proceed to Closing, without terminating this Agreement, in which case Seller shall (A) credit the amount of the applicable insurance deductible against the Purchase Price, and (B) transfer and assign to Purchaser all of Seller's right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller with respect to the Hotel, except those proceeds allocable to lost profits for the period prior to the Closing. Purchaser shall make an election under this Section 13.1(a) by giving written notice to Seller on or before ten (10) days after Seller's delivery to Purchaser of written notice of such Casualty. If Purchaser fails to make an election under
Section 13.1(a) within such time period, Purchaser shall be conclusively deemed to have elected to proceed to Closing pursuant to clause (B) of this
Section 13.1(a). If the Closing Date is scheduled to occur within Purchaser's ten (10) day election period, the Closing Date shall be extended until the tenth (10th) day after the expiration of such ten (10) day election period.

      (b) NON-MATERIAL CASUALTY. In the event of any (i) Casualty which is not a Material Casualty, or (ii) Material Casualty which is caused by Purchaser or Purchaser's Inspectors, or their respective employees or agents, then Purchaser shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case Seller shall (A) credit the amount of the applicable insurance deductible against the Purchase Price, and (B) transfer and assign to Purchaser all of Seller's right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller with respect to the Hotel, except those proceeds allocable to lost profits for the period prior to the Closing.

  Section 13.2 CONDEMNATION.

      (a) MATERIAL CONDEMNATION. If the event of any actual or threatened condemnation or taking pursuant to the power of eminent domain of all or any portion of the Real Property, or any proposed sale in lieu thereof (a "CONDEMNATION"), Seller shall give written notice of such Condemnation to Purchaser as soon as possible after Seller receives notice of such Condemnation. If the Condemnation would (i) result in the loss of more than ten percent (10%) of the Land or Improvements, (ii) result in any material reduction or restriction in access to the Land or Improvements, (iii) have a materially adverse effect on the operation of the Hotel as operated prior to such Condemnation or (iv) reduces the value of the Land or Improvement by more than One Million and no/100 Dollars ($1,000,000.00) (a "MATERIAL CONDEMNATION"), then Purchaser shall have the right, in its sole discretion, to (A) terminate this Agreement, in which case Escrow Agent shall refund the Earnest Money to Purchaser, and Seller and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (B) proceed to Closing, without terminating this Agreement, in which case Seller shall assign to Purchaser all of Seller's right, title and interest in all proceeds and awards from such Condemnation. Purchaser shall make an election under this Section 13.2(a) by giving written notice to Seller within ten (10) days after Seller's delivery to Purchaser of written notice of such Condemnation. If Purchaser fails to make an election under Section 13.2(a) within such time period, Purchaser shall be conclusively deemed to have elected to terminate this Agreement pursuant to clause (B) of Section 13.2(a). If the Closing Date is scheduled to occur within Purchaser's ten (10) day election period, the Closing Date shall be extended until the tenth (10th) day after the expiration of such ten (10) day election period.

      (b) NON-MATERIAL CONDEMNATION. In the event of any Condemnation of any Real Property other than a Material Condemnation, Purchaser shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case Seller shall assign to Purchaser all of Seller's right, title and interest in all proceeds and awards from such Condemnation.

                                  ARTICLE XIV

                                INDEMNIFICATION

      Section 14.1 INDEMNIFICATION BY SELLER. Subject to the limitations set forth in Sections 5.2, 5.3, 5.4, 14.3, 14.4, 14.5 and 14.7, from and after the Closing, Seller shall defend, indemnify and hold harmless the Purchaser Indemnitees from and against any Losses incurred by any Purchaser Indemnitees
(i) as a result of (a) any inaccuracy or untruth of any representations or warranties made by Seller in this Agreement, (b) the breach by Seller of any of its covenants or obligations under this Agreement which expressly survive the Closing, (ii) after the termination of this Agreement based on the breach by Seller of any of its covenants or obligations under this Agreement which expressly survive such termination or (iii) except to the extent prorated pursuant to the provisions of this Agreement or expressly agreed to be paid by Purchaser, any and all liabilities relating to the ownership, operation or business of the Hotel with respect to the period prior to the Closing.

      Section 14.2 INDEMNIFICATION BY PURCHASER. Subject to the limitations set forth in Section 6.2 and 14.3, 14.4 and 14.5, Purchaser shall defend, indemnify and hold harmless the Seller Indemnitees from and against any Losses incurred by any Seller Indemnitees (i) after the Closing as a result of (a) any inaccuracy or breach of any representations or warranties made by Purchaser in this Agreement, or (b) the breach by Purchaser of any of its covenants or obligations under this Agreement which expressly survive the Closing, (ii) after the termination of this Agreement based on the breach by Purchaser of any of its covenants or obligations under this Agreement which expressly survive such termination or (iii) except to the extent prorated pursuant to the provisions of this Agreement or expressly agreed to be paid by Seller, any and all liabilities relating to the ownership, operation or business of the Hotel with respect to the period from and after the Closing.

      Section 14.3 LIMITATIONS ON INDEMNIFICATION OBLIGATIONS.

      (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller under Sections 5.1(a), 5.1(b), 5.1(c), 5.1(i), 5.1(q), 5.1(r) and 5.1(aa), and the representations and warranties of Purchaser under this Agreement shall survive the Closing until the expiration of the applicable statute of limitations, and all other representations and warranties of Seller under this Agreement shall survive the Closing for a period commencing on the Closing Date and expiring at 5:00 p.m. (Eastern
Time) on the date which is Three Hundred and Sixty (360) days after the Closing Date (the "SURVIVAL PERIOD"). To the extent any Indemnitee is seeking the defense of, or indemnification for, a breach of any representations or warranties, the Indemnitee shall be entitled to indemnification only for those matters as to which the Indemnitee has given written notice to the Indemnitor prior to the expiration of the expiration of the applicable Survival Period.

      (b) INDEMNIFICATION DEDUCTIBLE AND CAP. Notwithstanding anything to the contrary in this Agreement, Seller shall be not be required to provide defense or indemnification to the Purchaser Indemnitees pursuant to Section 14.1(i)(a) to the extent that the aggregate amount of all Losses incurred by the Purchaser Indemnitees for which Purchaser otherwise would be entitled to indemnification: (i)(a) does not exceed Five Hundred Thousand Dollars ($500,000) (the "INDEMNIFICATION DEDUCTIBLE"), and (b) if such Losses exceed the Indemnification Deductible, Purchaser shall not be entitled to defense or indemnification for any amount up to the Indemnification Deductible, or (ii) exceeds Six Million Two Hundred Fifty Thousand and no/100 Dollars ($6,250,000.00) ("INDEMNIFICATION CAP").

      (c) EFFECT OF TAXES AND INSURANCE. The amount of any Losses for which defense or indemnification is provided to any Indemnitee under this Article XIV shall be net of any tax benefits realized or insurance proceeds received by such Indemnitee in connection with the Indemnification Claim.

      Section 14.4 INDEMNIFICATION PROCEDURE.

      (a) NOTICE OF INDEMNIFICATION CLAIM. In the case of any indemnification sought by any of the Seller Indemnitees or Purchaser Indemnitees (as the case may be) (each, an "INDEMNITEE"), or any claim asserted by a third party which if adversely determined would entitle any Indemnitee to indemnification or defense under this Agreement (each, an "INDEMNIFICATION

CLAIM"), the Indemnitee shall provide written notice to the Party required to provide indemnification or defense for such Indemnification Claim under this Agreement (the "INDEMNITOR") promptly after such Indemnitee has actual knowledge of any facts or circumstances or third-party claim as to which such Indemnification Claim may be sought, describing in reasonable detail the facts and circumstances or third-party claim giving rise to such Indemnification Claim.

      (b) DEFENSE AND RESOLUTION OF INDEMNIFICATION CLAIM. If the Indemnification Claim does not involve a third-party claim and is disputed by the Indemnitor, the dispute shall be resolved by litigation or other means as the Parties otherwise may agree. If the Indemnification Claim involves a third-party claim, the Indemnitor shall have the right (but shall not be obligated) to assume the defense of such claim or any litigation resulting therefrom, at its cost and expense, and shall use good faith efforts consistent with prudent business judgment to defend such third-party claim in an effective and cost-efficient manner, provided that (i) the counsel for the Indemnitor who shall conduct the defense of the third-party claim or litigation shall be reasonably satisfactory to the Indemnitee (unless selected by Indemnitor's insurance company), (ii) the Indemnitee, at its cost and expense, may participate in, but shall not control, the defense of such third-party claim, (iii) the failure by any Indemnitee to give notice as provided herein shall not relieve the Indemnitor of its indemnification obligation under this Agreement, except to the extent that such failure to provide notice increases the amount of the indemnification obligation of Indemnitor or otherwise prejudices the Indemnitor's ability to defend against such third-party claim, and (iv) the Indemnitor shall not enter into any settlement or other agreement which requires any performance by the Indemnitee, other than the payment of money which shall be paid by the Indemnitor. The Indemnitee shall not enter into any settlement agreement with respect to the Indemnification Claim, without the Indemnitor's prior written consent. If the Indemnitor elects not to assume the defense of such third-party claim, the Indemnitee shall retain the defense of such third-party claim and shall use good faith efforts consistent with prudent business judgment to defend such third-party claim in an effective and cost-efficient manner.

      (c) ACCRUAL OF INDEMNIFICATION OBLIGATION. Notwithstanding anything to the contrary in this Agreement, the Indemnitee shall have no right to indemnification against the Indemnitor for any Indemnification Claim which does not involve a third-party claim, but is disputed by Indemnitor, until such time as such dispute or litigation is concluded, including any appeals with respect thereto.

      Section 14.5 EXCLUSIVE REMEDY. Except for claims based on fraud, the indemnification provisions of this Article XIV shall be the sole and exclusive remedy of any Indemnitee with respect to any claim for Losses arising from or in connection with this Agreement.

      Section 14.6 INDEMNIFICATION OBLIGATIONS. So long as Seller has indemnification obligations under Section 14.1 of this Agreement, WHLP shall guaranty Seller's indemnification obligations and WHLP shall maintain sufficient net worth from and after the Closing to satisfy such obligations.

      Section 14.7 RELEASE OF SELLER FOR ENVIRONMENTAL LIABILITIES. Notwithstanding any indemnification or defense obligation of Seller under this Agreement, Purchaser does hereby forever release and discharge the Seller Indemnitees from any and all Environmental Claims and Environmental Liabilities, whether now known or unknown to Purchaser; provided, however, that such release and discharge shall not apply to any defense or indemnification obligation of Seller based on a breach of Seller's representation or warranty set forth in Section 5.1; and PROVIDED, FURTHER, that the foregoing release shall not be effective with respect to (i) any action, cause of action, suit, claim or liability that Purchaser may have or incur relating to or arising out of third party claims brought against Purchaser or the Hotel based upon and to the extent of any condition(s), event(s) or occurrence(s) existing on or prior to the Closing, including without limitation, lawsuits and claims similar in substance to those set forth in Schedule 5.1(g) or (ii) the litigation matters referred to on Schedule 5.1(g).

                                  ARTICLE XV

                            MISCELLANEOUS PROVISIONS

      Section 15.1 NOTICES.

      (a) METHOD OF DELIVERY. All notices, requests, demands and other communications (each, a "NOTICE") required to be provided to the other Party pursuant to this Agreement shall be in writing and shall be delivered (i) in person, (ii) by certified U.S. mail, with postage prepaid and return receipt requested, (iii) by overnight courier service, or (iv) by facsimile transmittal, with a verification copy sent on the same day by any of the methods set forth in clauses (i), (ii) and (iii), to the other Party to this Agreement at the following address or facsimile number (or to such other address or facsimile number as Seller or Purchaser may designate from time to time pursuant to Section 15.1(c)):

        IF TO SELLER:
        -------------

                Starwood Hotels & Resorts Worldwide, Inc.
                777 Westchester Avenue
                White Plains, New York 10604
                Attn: Thomas Janson, Esq., Executive Vice President and General Counsel
                       Matthew Coe, Esq., Vice President and Associate General Counsel
                Facsimile No.: (914) 640-8260

                WITH A COPY TO:
                ---------------

                Stephen G. Tomlinson, Esq.
                Kirkland & Ellis
                200 E. Randolph
                Chicago, IL 60601
                Facsimile No.: (312) 861-2200

       IF TO PURCHASER:
       ----------------

                BRE/St. Francis L.L.C.
                345 Park Avenue
                32nd Floor
                New York, NY 10154
                Attn:    Jonathan D. Gray
                Facsimile No.: (212) 583-5573

                WITH A COPY TO:
                ---------------

                Gregory Ressa, Esq.
                Simpson Thacher & Bartlett
                425 Lexington Avenue
                New York, NY 10017
                Facsimile No.: (212) 455-2502

      (b) RECEIPT OF NOTICES. All Notices sent by Seller or Purchaser (or their respective counsel pursuant to Section 15.1(d)) under this Agreement shall be deemed to have been received by the Party to whom such Notice is sent upon (i) delivery to the address or facsimile number of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a Business Day, otherwise the following Business Day, or (ii) the attempted delivery of such Notice if (A) such recipient Party refuses delivery of such Notice, or (B) such recipient Party is no longer at such address or facsimile number, and such recipient Party failed to provide the sending Party with its current address or facsimile number pursuant to this Section 15.1(c).

      (c) CHANGE OF ADDRESS. Seller and Purchaser and their respective counsel shall have the right to change their respective address and/or facsimile number for the purposes of this Section 15.1 by providing a Notice of such change in address and/or facsimile as required under this Section 15.1(c).

      (d) DELIVERY BY PARTY'S COUNSEL. Seller and Purchaser agree that the attorney for such Party shall have the authority to deliver Notices on such Party's behalf to the other Party hereto.

      Section 15.2 TIME IS OF THE ESSENCE. Time is of the essence of this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.

      Section 15.3 ASSIGNMENT. Purchaser shall not assign this Agreement or any interest therein to any Person, without the prior written consent of Seller, which consent may be withheld in Seller's sole discretion. Notwithstanding the foregoing, Purchaser shall have the right to designate any Affiliate as its nominee to receive title to the Property, or assign all of its right, title and interest in this Agreement to any Affiliate or any Person with whom Purchaser will enter into a joint venture to purchase the Hotel; provided, however, that (i) Purchaser shall not be released from any of its liabilities and obligations under this Agreement by reason of such designation or assignment; and (ii) such designation or assignment shall not be effective until Purchaser has provided Seller with a fully executed copy of such designation or assignment and assumption instrument, which shall (A) provide that such designee or assignee shall be jointly and severally liable for all liabilities and obligations of Purchaser under this Agreement, (B) provide that Purchaser and its designee or assignee agree to pay any additional transfer tax as a result of such designation or assignment, and (iii) include a representation and warranty in favor of Seller that all representations and warranties made by Purchaser in this Agreement are true and correct with respect to such designee or assignee as of the date of such designation or assignment, and will be true and correct as of the Closing, and (iv) otherwise be in form and substance reasonably satisfactory to Seller.

      Section 15.4 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors and permitted assigns pursuant to
Section 15.3. Except for any Indemnitee to the extent such Indemnitee is expressly granted certain rights of defense and indemnification in this Agreement and for any successors and permitted assignee pursuant to Section 15.3, this Agreement shall not confer any rights or remedies upon any third party.

      Section 15.5 PREVAILING PARTY. If any litigation or other court action, arbitration or similar adjudicatory proceeding is sought, taken, instituted or brought by Seller or Purchaser to enforce its rights under this Agreement, all fees, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, of the prevailing Party in such action, suit or proceeding shall be borne by the Party against whose interest the judgment or decision is rendered. This Section shall survive the termination of this Agreement and the Closing.

      Section 15.6 NO RECORDATION. Neither this Agreement, nor any memorandum or other notice of this Agreement, shall be recorded without Seller's prior written consent, which consent may be withheld in Seller's discretion.

      section 15.7 RULES OF CONSTRUCTION. The following rules shall apply to the construction and interpretation of this Agreement:

      (a) Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter.

      (b) All references in this Agreement to particular articles, sections, subsections or clauses (whether in upper or lower case) are references to articles, sections, subsections or clauses of this Agreement. All references in this Agreement to particular exhibits or schedules (whether in upper or lower case) are references to the exhibits and schedules attached to this Agreement, unless otherwise expressly stated or clearly apparent from the context of such reference.

      (c) The headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

      (d) Each Party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular Party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

      (e) The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms shall refer to this Agreement, and not solely to the provision in which such term is used.

      (f) The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without limitation."

      Section 15.8 GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by the laws of the State of New York. If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected terms or provisions at any other time or in any other jurisdiction.

      Section 15.9 RECITALS, EXHIBITS AND SCHEDULES. The recitals to this Agreement, and all exhibits and schedules (as amended and supplemented from time to time pursuant to Section 5.3) referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement.

      Section 15.10 ENTIRE AGREEMENT; AMENDMENTS TO AGREEMENT. This Agreement sets forth the entire understanding and agreement of the Parties hereto, and shall supersede the Letter of Intent and any other agreements and understandings (written or oral) between Seller and Purchaser on or prior to the date of this Agreement with respect to the transaction contemplated in this Agreement. No amendment or modification to any terms of this Agreement(other than amendments and supplements to the schedules made by Seller pursuant to Section or cancellation of this Agreement, shall be valid unless in writing and executed and delivered by Seller and Purchaser.

      Section 15.11 FACSIMILE; COUNTERPARTS. Seller and Purchaser may deliver executed signature pages to this Agreement by facsimile transmission to the other Party, which facsimile copy shall be deemed to be an original executed signature page; provided, however, that such Party shall deliver an original signature page to the other Party promptly thereafter. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.

               [Remainder of page intentionally left blank;
                      Signatures on following pages]

         IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed in their names by their respective duly authorized officers or representatives.

                                         SELLER:
                                         -------

                                         THE WESTIN ST. FRANCIS LIMITED
                                         PARTNERSHIP, a Delaware limited
                                          Partnership

                                         By:   ST. FRANCIS HOTEL CORP.,
                                               a Delaware corporation,
                                               General Partner


                                         By:
                                             --------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------


                                         PURCHASER:
                                         ----------

                                         BRE/ST. FRANCIS  L.L.C., a Delaware
                                         limited liability company


                                         By:
                                             --------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------


Westin Hotel Limited Partnership executes this Agreement solely for the purposes of acknowledging and agreeing to its obligations under Section 7.10 and Section 14.6 of this Agreement.

WESTIN HOTELS LIMITED PARTNERSHIP:

By:      Westin Realty Corporation,
         Its General Partner


         By:
             ---------------------------
         Its:
              --------------------------

      St. Francis Hotel Corporation executes this Agreement solely for the purposes of acknowledging and agreeing to its obligations under Section 7.11 of this Agreement.

ST. FRANCIS HOTEL CORP.

         By:
             ---------------------------
         Its:
              --------------------------

                                     ANNEX B

                                FAIRNESS OPINION

                                     [LOGO]

                         HOULIHAN LOKEY HOWARD & ZUKIN
                         -----------------------------
                               FINANCIAL ADVISORS


January 20, 2000


Westin Hotels Limited Partnership
Westin St. Francis Limited Partnership



Ladies and Gentlemen:

We understand the Westin Hotels Limited Partnership, a Delaware limited partnership ("WHLP"), owns the Westin St. Francis Hotel in San Francisco, California ("Westin St. Francis") through The Westin St. Francis Limited Partnership (the "Hotel Partnership"), a subsidiary Delaware limited partnership. We further understand that BRE/St. Francis L.L.C., a Delaware limited liability company and affiliate of The Blackstone Group ("Blackstone"), has agreed to acquire the Westin St. Francis from the Hotel Partnership for $243.0 million. The sale of the Westin St. Francis to Blackstone is referred to herein as the "Transaction." The terms of the Transaction are detailed in the Purchase Agreement (as defined herein).

Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") has been retained by and reports to WHLP and the Hotel Partnership (collectively the "Partnerships") and their respective general partners, Westin Realty Corp. ("WRC") and the St. Francis Hotel Corporation ("SFHC"), collectively the "General Partners." Both WRC and SFHC are wholly-owned, through affiliates, by Starwood Hotels & Resorts Worldwide, Inc.

In connection with the proposed Transaction, the Partnerships and the General Partners have requested that Houlihan Lokey render an opinion as to the fairness of the Transaction, from a financial point of view, to the limited partners of WHLP.

The Opinion does not address the Partnerships' or the General Partners' underlying business decision to the effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Westin St. Francis, make any recommendations as to the form or amount of consideration to be received by the Partnerships, the limited partners, the General Partners or any other person in connection with the Transaction, which consideration was determined through negotiations between Blackstone and the General Partners. We were not asked to opine on and did not express any opinion as to (i) tax or legal consequences of the Transaction, including but not limited to tax or legal consequences to the limited partners, the General Partners or the Partnerships; (ii) the fairness, advisability or desirability of alternatives to the Transaction; (iii) the fair market value of the Westin St. Francis; or (iv) the fairness of any aspect of the Transaction not expressly addressed in this Opinion, including the fairness of the Transaction as a whole. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.



                             [FOOTER]

Westin Hotels Limited Partnership
Westin St. Francis Limited Partnership
January 20, 2000                                                             -2-


In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. held discussions with the Partnerships' senior management to discuss the Transaction, the operations, financial condition, future prospects and performance of the Westin St. Francis;

2. held discussions with Sonnenblick-Goldman Company to discuss the Transaction, specifically the process undertaken in selling the Westin St. Francis;

3. reviewed the Purchase and Sale Agreement dated January 18, 2000 by and between WHLP and BRE/St. Francis L.L.C., a Delaware limited liability company, (the "Purchase Agreement") which details the terms of the Transaction;

4. reviewed WHLP's financial statements as filed on Form 10-K for the two fiscal years ended December 31, 1998 and December 31, 1997, respectively;

5. reviewed WHLP's financial statements as filed on Form 10-Q for the quarterly period ended September 30, 1999;

6. reviewed company-prepared Westin St. Francis financial statements for the fiscal year ended December 31, 1998;

7. reviewed company-prepared Westin St. Francis financial statements for the fiscal year ended December 31, 1999, which WHLP's management has identified as being the most current financial statements available;

8. reviewed a company-prepared Distribution of Assumed Sales Proceeds schedule as of December 31, 1999;

9. reviewed the forecasted business plan for the year ended December 31, 2000 of the Westin St. Francis;

10. reviewed the March 8, 1999 appraisal report of the Westin St. Francis as prepared by HVS International, Inc.;

11.   visited the Westin St. Francis;

12. reviewed the offering memorandum on the Westin St. Francis, as prepared by Sonnenblick-Goldman Company;

13. reviewed the Best and Final Offer Matrix as prepared by Sonnenblick-Goldman Company;

Westin Hotels Limited Partnership
Westin St. Francis Limited Partnership
January 20, 2000                                                             -3-


14.   reviewed copies of the following agreements:

           - the First Amendment to Amended and Restated Agreement of Limited Partnership of The Westin St. Francis Limited Partnership, as of June 2, 1994,

           - the Amended and Restated Agreement of Limited Partnership of The Westin St. Francis Limited Partnership, as of December 31, 1986,

           - the Amended and Restated Agreement of Limited Partnership of Westin Hotels Limited Partnership, as of December 31, 1986,

           - the Second Amendment to Amended and Restated Management Agreement, as of September 1, 1999,

           - the First Amendment to Amended and Restated Management Agreement of The Westin St. Francis Limited Partnership, as of June 2, 1994,

           - the Amended and Restated Management Agreement among Westin Hotel Company and St. Francis Hotel Corporation, The Westin St. Francis Limited Partnership, and Westin Hotels Limited Partnership, as of August 21, 1986,

           - Promissory Note dated August 21, 1986,

           - Deed of Trust, Financing Statement, Security Agreement and Fixture Filing (with Assignment of Rents and Leases) dated August 21, 1986 and amendments, and

           - Assignment of Management Agreement among Teacher Retirement System of Texas and St. Francis Hotel Corporation, The Westin St. Francis Limited Partnership, and Westin Hotels Limited Partnership, as of August 21, 1986.

15. conducted such other studies analyses, studies and investigations as we deemed appropriate under the circumstances for rendering the opinion expressed herein.

We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including the financial forecasts and projections, provided to us by the General Partners and that such information has been reasonably prepared and reflects the best currently available estimates of the current and future financial results and condition of the Westin St. Francis and that there has been no material change in the assets, financial condition or prospects of the Westin St. Francis since the date of the most recent financial statements made available to us. Furthermore, we have relied upon, without independent investigation, the General Partners' interpretation of the Partnerships' partnership agreement, particularly the distribution and allocation provisions thereof. We have also relied upon the assurance of the General Partners that any financial projections or pro forma statements or adjustments provided to us were reasonably prepared or adjusted on bases consistent with

Westin Hotels Limited Partnership
Westin St. Francis Limited Partnership
January 20, 2000                                                             -4-


actual historical experience or reflecting the best currently available estimates and good faith judgements; that no material changes have occurred in the information reviewed by us between the date the information was provided and the date of this Opinion or in the assets, financial condition business or prospects of the Westin St. Francis; and that the General Partners are not aware of any information or facts regarding the Westin St. Francis and the Partnerships that would cause the information supplied to us to be incomplete or misleading in any material respect.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Westin St. Francis, the Partnerships, or the General Partners and do not assume any responsibility with respect to it. We have not made an independent appraisal of the Hotel or any of the properties or assets of the Partnerships, or the General Partners. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

The Westin St. Francis, the Partnerships, and the General Partners, like other companies and any business entities analyzed by Houlihan Lokey or which are otherwise involved in any manner in connection with this Opinion, could be materially affected by complications that may occur, or may be anticipated to occur, in computer-related applications as a result of the year change from 1999 to 2000 (the "Y2K Issue"). In accordance with long-standing practice and procedure, Houlihan Lokey's services are not designed to detect the likelihood and extent of the effect of the Y2K Issue, directly or indirectly, on the financial condition and/or operations of a business. Further, Houlihan Lokey has no responsibility with regard to the Westin St. Francis' or the Partnerships' efforts to make its systems, or any other systems (including its vendors and service providers). Year 2000 compliant on a timely basis. Accordingly, Houlihan Lokey shall not be responsible for any effect of the Y2K Issue on the matters set forth in this Opinion.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Transaction in its entirety is fair to the limited partners of WHLP from a financial point of view.


HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                                  CONSENT CARD

           THIS WRITTEN CONSENT IS SOLICITED BY THE GENERAL PARTNER OF
                        WESTIN HOTELS LIMITED PARTNERSHIP

          CONSENT CARD FOR ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS
             TO BE EFFECTIVE AS SET FORTH IN THE CONSENT SOLICITATION
                      STATEMENT ACCOMPANYING THIS CONSENT CARD

         The undersigned, with respect to each Unit in Westin Hotels Limited Partnership (the "Partnership") held of record by the undersigned on February 15, 2000, hereby sets forth his, her or its vote in connection with the written consent solicited by the General Partner of the Partnership as described in the Consent Solicitation Statement accompanying this consent card.

         You are encouraged to indicate your vote by marking the appropriate box on the reverse side. Failure to check any of the boxes with respect to the proposed authorization will, if this consent card has been signed and dated, constitute a vote "FOR" the proposed authorization. Please sign and date this card. A postage-paid return envelope is enclosed for your convenience in returning this card.

             IMPORTANT: PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE.

THE GENERAL PARTNER RECOMMENDS A VOTE "FOR" THE PROPOSED AUTHORIZATION:

Authorization of the General Partner's grant of consent on behalf of the Partnership to the proposed sale by The Westin St. Francis Limited Partnership of The Westin St. Francis Hotel as described in the accompanying Consent Solicitation Statement dated March __, 2000.

                   FOR                   AGAINST               ABSTAIN
                   [_]                     [_]                   [_]


                                      ___________________________________

                                      ___________________________________
                                      (SIGNATURE(S) OF LIMITED PARTNERS(S))

                                      Dated:  _________________, 2000

                                      (NOTE: Please sign exactly as your name
                                      or names appear on the label. If more
                                      than one name appears, all persons so
                                      designated should sign. When signing in a representative capacity, please give your full title.)


                                       36